UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Karyopharm Therapeutics Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED APRIL 8, 2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2024

Dear Stockholder:

You are cordially invited to our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 29, 2024, beginning at 9:00 a.m. Eastern Time, exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2024 to consider and act upon the following matters:

(1)
To elect the following three Class II directors nominated by our Board of Directors to serve as directors, each to hold office for a three-year term to expire at the 2027 annual meeting of stockholders and until their resignation or removal or until their successors are duly elected and qualified: Deepika R. Pakianathan, Ph.D., Richard Paulson, M.B.A. and Chen Schor, M.B.A., C.P.A.;
(2)
To approve an amendment to the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance thereunder by 6,000,000 shares;
(3)
To approve an amendment to the Karyopharm Therapeutics Inc. Amended & Restated 2013 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares;
(4)
To approve a one-time stock option exchange program for non-executive officer employees;
(5)
To approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement;
(6)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
(7)
To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via the Internet as a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. We will continue to evaluate the format of our stockholder meetings on an annual basis.

Instead of mailing a printed copy of our proxy materials to all our stockholders, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April [●], 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

Only stockholders of record at the close of business on April 4, 2024, the record date for the Annual Meeting, are entitled to notice of, and will be entitled to vote at, the Annual Meeting, or any adjournments or postponements thereof.

If you are a stockholder of record, you may vote in one of the following ways:

•
Submit a proxy over the Internet prior to the virtual Annual Meeting, by visiting www.proxyvote.com (have your Notice or proxy card in hand to access the website);
•
Submit a proxy by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•
Submit a proxy by Mail, if you received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•
Vote online at the virtual Annual Meeting, by using the Notice or proxy card to access the Annual Meeting website, www.virtualshareholdermeeting.com/KPTI2024.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to submit a proxy to vote your shares. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting is included in the accompanying proxy statement.

By Order of the Board of Directors,

Richard Paulson

President, Chief Executive Officer and Director

Newton, Massachusetts

April [●], 2024

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 29, 2024

The Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (which we also refer to as “Karyopharm,” “the Company,” “we,” “us,” or “our”) is soliciting proxies for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2024 on Wednesday, May 29, 2024 at 9:00 a.m. Eastern Time. We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/KPTI2024. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit questions during the Annual Meeting is included in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on Wednesday, May 29, 2024:

This proxy statement and our annual report are available electronically at www.proxyvote.com.

On or about April [●], 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024 (the “2023 Annual Report”) and view instructions on how to submit a proxy to vote your shares online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE ANNUAL MEETING AND VOTING

How do I attend the virtual Annual Meeting?

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting exclusively online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/KPTI2024. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person. The webcast will start at 9:00 a.m. Eastern Time on Wednesday, May 29, 2024. You will need the control number included on your proxy card or in the instructions from your broker in order to be able to attend the Annual Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check-in will begin at 8:45 a.m. Eastern Time on Wednesday, May 29, 2024, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 8:45 a.m. on the day of the meeting.

Why is the Annual Meeting a virtual, online meeting?

We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted on the virtual meeting platform on the date of the Annual Meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. We will continue to evaluate the format of our stockholder meetings on an annual basis.

Why did you send me these proxy materials?

We are providing these proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting online. However, you do not need to attend the meeting virtually to vote your shares. Instead, you may submit a proxy to vote your shares as described in further detail in the answer to the question “How do I vote?” below.

The Notice of Annual Meeting, proxy statement, and voting instructions, together with our 2023 Annual Report, will be made available to each stockholder entitled to vote starting on or about April [●], 2024. These materials are available for viewing, printing and downloading on the Internet at www.proxyvote.com.

Who can vote at the Annual Meeting and what are the voting rights of such stockholders?

Only stockholders of record at the close of business on April 4, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 116,465,736 shares of our common stock outstanding and entitled to vote (each share entitles its holder to one vote). Common stock is our only class of stock outstanding.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting. If you wish to view this list, please contact our Corporate Secretary at Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary, (617) 658-0600.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)
To elect the following three Class II directors nominated by our Board to serve as directors, each to hold office for a three-year term to expire at the 2027 annual meeting of stockholders and until their resignation or removal or until their successors are duly elected and qualified: Deepika R. Pakianathan, Ph.D., Richard Paulson, M.B.A. and Chen Schor, M.B.A., C.P.A.;
(2)
To approve an amendment to the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”), to increase the number of shares of our common stock available for issuance thereunder by 6,000,000 shares;
(3)
To approve an amendment to the Karyopharm Therapeutics Inc. Amended & Restated 2013 Employee Stock Purchase Plan (the “Amended & Restated ESPP”) to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares;
(4)
To approve a one-time stock option exchange program for non-executive officer employees (the “Option Exchange”);
(5)
To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”), as described in this proxy statement;
(6)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

(7)
To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

How many votes do I have?

Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee (each a “Nominee”), you may submit a proxy or vote your shares by any of the following methods:

•
Over the Internet prior to the Annual Meeting: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on the Notice (or your proxy card) to access your account and submit a proxy to vote your shares. You must specify how you want your shares voted or your Internet proxy cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Eastern Time on May 28, 2024, the day before the Annual Meeting, for your proxy to be validly submitted over the Internet and for your vote to count.
•
By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions to submit a proxy to vote your shares. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephonic proxy cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on May 28, 2024, the day before the Annual Meeting, for your telephonic proxy to be valid and for your vote to count.
•
By Mail: If you received a printed copy of the proxy materials, complete and sign the enclosed proxy card and mail it in the enclosed envelope, postage prepaid, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than May 28, 2024, the day before the Annual Meeting, for it to be valid and for your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.
•
Online while virtually attending the Annual Meeting: You may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/KPTI2024. You will need your control number included on your Notice or proxy card in order to be able to vote during the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a Nominee, you may submit voting instructions or vote your shares by any of the following methods:

•
Over the Internet prior to the Annual Meeting or by Telephone: You will receive instructions from your Nominee if they permit you to submit voting instructions over the Internet or by telephone. You should follow those instructions.
•
By Mail: You will receive instructions from your Nominee explaining how you can submit voting instructions by mail. You should follow those instructions.
•
Online while virtually attending the Annual Meeting: You will receive instructions from your Nominee explaining how you can vote your shares online during the Annual Meeting. You will need your control number included on the Notice or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

If you hold your shares of our common stock in multiple accounts, you should vote your shares or submit a proxy as described above for each account.

Can I revoke or change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

•
Submit a proxy over the Internet or by telephone prior to the Annual Meeting as instructed above. Only your latest Internet or telephonic proxy submitted prior to the Annual Meeting will be counted. You may not revoke or change your proxy over the Internet or by telephone after 11:59 p.m. Eastern Time on May 28, 2024.
•
Sign a new proxy card and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than May 28, 2024. Only your latest dated proxy will be counted.
•
Attend the virtual Annual Meeting and vote online as instructed above. Attending the virtual Annual Meeting alone will not revoke your Internet proxy, telephonic proxy, or proxy submitted by mail, as the case may be.
•
Provide our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your Nominee. You may also vote your shares online while virtually attending the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.

Will my shares be voted if I do not return my proxy or do not provide specific voting instructions on the proxy card or voting instruction form that I submit?

If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet, by telephonic vote or by returning your proxy by mail prior to the Annual Meeting, or attend and vote online at the virtual Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to the matters properly presented for a vote at the Annual Meeting.

If your shares are held in “street name,” your Nominee may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on certain proposals if the broker does not receive voting instructions from you. Stock exchange rules, however, prohibit brokers from voting uninstructed shares in the case of election of directors, executive compensation matters and certain other matters. Of the matters to be voted on at the Annual Meeting, we expect the only proposal on which brokers will have discretionary voting authority is the ratification of the appointment of our independent registered public accounting firm (Proposal 6).

A “broker non-vote” results on a matter when your broker returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you.

We encourage you to timely provide voting instructions to your Nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your Nominee about how to submit your voting instructions to them.

What constitutes a quorum at the Annual Meeting?

A quorum is needed to hold a valid meeting. A quorum will be present if the holders of at least a majority in voting power of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the virtual Annual Meeting either “in person” virtually or as represented by proxy. For purposes of establishing a quorum, abstentions and broker non-votes are counted as present or represented. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority in voting power of our outstanding common stock as of the Record Date, or 58,232,869 shares, constitutes a quorum at the Annual Meeting, permitting us to conduct the business of the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock present in person at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1 - Election of Directors

The three nominees for director to receive the highest number of votes FOR election will be elected as Class II directors. This is called a plurality. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any director nominee and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 1.

You may:

•
vote FOR all nominees;
•
vote FOR one or more nominees and WITHHOLD your vote from the other nominee or nominees; or
•
WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the vote results.

Proposal 2 - Approval of an Amendment to our 2022 Plan to Increase the Number of Shares of our Common Stock Available for Issuance Thereunder by 6,000,000 Shares

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 2. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2.

Proposal 3 - Approval of an Amendment to our Amended & Restated ESPP to Increase the Number of Shares of our Common Stock Available for Issuance Thereunder by 5,000,000 Shares

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST Proposal 3 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 3. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 3.

Proposal 4 - Approval of a One-Time Stock Option Exchange Program for Non-Executive Officer Employees

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR or AGAINST Proposal 4 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 4. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 4.

Proposal 5 - Advisory Vote on the Compensation of Our Named Executive Officers

To approve Proposal 5, stockholders holding a majority of the votes cast on the matter must vote FOR the approval of the compensation of our NEOs, as described in this proxy statement. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 5 will not be counted as votes FOR or AGAINST Proposal 5 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 5. If you vote to ABSTAIN on Proposal 5, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 5. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 5. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Proposal 6 - Ratification of the Appointment of our Independent Registered Public Accounting Firm

To approve Proposal 6, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 6. If you vote to ABSTAIN on Proposal 6, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 6. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 6. Although stockholder ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee and Board will reconsider the appointment of Ernst & Young LLP as our independent registered public accounting firm for future service.

How does the Board recommend that I vote on the proposals?

Our Board recommends that you vote:

•
FOR the election of the three nominees to serve as Class II directors on our Board for a three-year term to expire at the 2027 annual meeting of stockholders and until their resignation or removal or until their successors are duly elected and qualified;
•
FOR the approval of an amendment to our 2022 Plan to increase the number of shares of our common stock available for issuance thereunder by 6,000,000 shares;
•
FOR the approval of an amendment to our Amended & Restated ESPP to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares;
•
FOR the approval of a one-time stock option exchange program for non-executive officer employees;
•
FOR the approval of the compensation of our NEOs; and
•
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than Proposals 1, 2, 3, 4, 5 and 6. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

How do I submit a question at the virtual Annual Meeting?

We invite appropriate questions pertinent to the Company and the matters to be voted on at the Annual Meeting. We will not be providing a business update at the Annual Meeting or discussing matters related to our business or operations. If there are any matters of individual concern to a stockholder or not related to the matters to be voted on at the Annual Meeting, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at https://investors.karyopharm.com/contact-us.

If you wish to submit a question on the day of the Annual Meeting, beginning at 8:45 a.m. Eastern Time, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/KPTI2024, proceed to the “Ask A Question” area on the lower left side of the screen, select a “Question Topic” from the drop down menu, type your question where it states “Enter Question” and click the “Submit” tab. Our virtual meeting will be governed by our Rules of Conduct and

Procedures, which will be posted at www.virtualshareholdermeeting.com/KPTI2024 during the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. We will answer appropriate questions that are pertinent to the Company and the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will limit each stockholder to one question, which should be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

How are we soliciting proxies and tabulating votes?

We will pay all of the costs of soliciting proxies. In addition to these proxy materials, our directors, officers, and other employees may also solicit proxies in person or by mail, telephone, fax or email without additional compensation. We have retained Alliance Advisors, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $29,000, plus expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Votes will be tabulated by Broadridge. If you have any questions or need assistance with voting please contact Alliance Advisors.

Alliance Advisors

200 Broadacres Drive

Bloomfield, NJ 07003

877-495-1344

KPTI@AllianceAdvisors.com

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our 2023 Annual Report, we will send you one without charge. Please write to:

Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, Massachusetts 02459

Attn: Investor Relations

All of our SEC filings are also available free of charge under the heading “Financial Information – SEC Filings” in the “Investors” section of our website at www.karyopharm.com.

How can I find out the results of the voting at the virtual Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year to serve for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or until their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our Board may fill existing vacancies on the Board by appointment.

The term of office of our Class II directors, Deepika R. Pakianathan, Ph.D., Richard Paulson, M.B.A. and Chen Schor, M.B.A., C.P.A., will expire at the Annual Meeting. Accordingly, the nominees for Class II director for election at the Annual Meeting are Dr. Pakianathan and Messrs. Paulson and Schor. If Dr. Pakianathan and Messrs. Paulson and Schor are elected at the Annual Meeting, each such individual will be elected to serve for a three-year term that will expire at our 2027 annual meeting of stockholders and until such individual’s successor is duly elected and qualified.

If no contrary indication is made, proxies are to be voted for Dr. Pakianathan and Messrs. Paulson and Schor, or in the event that any of Dr. Pakianathan or Messrs. Paulson or Schor is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Our Board currently consists of eight members. We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the background and qualifications of the members of our Board considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities. Our priority in the selection of board members is: (a) identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment; (b) ability to contribute positively to the collaborative culture among board members; (c) knowledge of our business; (d) understanding of the competitive landscape; and (e) adherence to high ethical standards. Our Board believes that personal diversity, including gender, ethnic and racial diversity, is an added benefit to the Board and its ability to function effectively. Therefore, the Board has committed to strengthening its consideration of diversity factors when evaluating potential director nominees in both the charter of the Nominating, Corporate Governance & Compliance Committee and the Company’s Corporate Governance Guidelines to include diversity among the factors it considers when evaluating potential candidates to the extent consistent with applicable legal requirements and the Board’s fiduciary duties. Certain individual qualifications and skills of our directors, including director diversity, that contribute to our Board’s effectiveness as a whole are summarized and described below.

Board Diversity Matrix

The following Board Diversity Matrix sets forth gender and demographic information of our current Board members in accordance with Nasdaq Listing Rule 5606, as self-reported by our Board members.

Board Diversity Matrix (As of April [●], 2024)
Board Size:
Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
Asian	1	2	—	—
White	1	4	—	—

Our Board Diversity Matrix as of April 11, 2023 can be found in the proxy statement for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 11, 2023.

Information Regarding Directors

The information set forth below as to the directors and nominees for directors has been furnished to us by the directors and nominees for directors:

Nominees for Election to the Board

For a Three-Year Term Expiring at the

2027 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Deepika R. Pakianathan, Ph.D.	59	Director
Richard Paulson, M.B.A.	56	President and Chief Executive Officer and Director
Chen Schor, M.B.A., C.P.A.	51	Director

Deepika R. Pakianathan, Ph.D. Dr. Pakianathan has served as a member of our Board since April 2013. Since 2001, Dr. Pakianathan has been a Managing Member at Delphi Ventures, a venture capital firm focused on biotechnology and medical device investments, where she leads the firm’s biotechnology investment activities. Dr. Pakianathan also serves as the Chief Executive Officer of two biotechnology companies operating in stealth mode, one company since September 2019 and the other company since August 2023. From 1998 to 2001, Dr. Pakianathan was a senior biotechnology banker at JPMorgan, a global investment bank, from 1997 to 1998, she was a research analyst covering biotechnology at Genesis Merchant Group Securities and from 1993 to 1997 she was a post-doctoral research scientist at Genentech. Dr. Pakianathan has served on the board of directors of Theravance Biopharma, Inc., a public biopharmaceutical company, since July 2020, where she also serves as chair of the nominating and governance committee and a member of the audit committee and the development and commercialization committee, and Mereo Biopharma Group PLC, a public biopharmaceutical company, since February 2019, where she also serves as chair of its audit committee and a member of the remuneration committee. In December 2020, Dr. Pakianathan was appointed to the board of directors of Palleon Pharmaceuticals, Inc., a biotechnology company, where she serves as lead director and chair of the audit committee and the compensation committee. In January 2021, Dr. Pakianathan was appointed to the board of Freenome Holdings, Inc., a diagnostic company, where she serves as chair of the audit committee and a member of the compensation committee. From August 2020 to February 2021, Dr. Pakianathan served on the board of directors of Foresite Development Corp I, and from February 2021 to December 2021, Dr. Pakianathan served on the board of directors of Foresite Development Corp II, both public special purpose acquisition companies. Dr. Pakianathan also served on the board of directors of Calithera Biosciences, Inc., a public biopharmaceutical company, from July 2010 to December 2023; the board of directors of Alder Biopharmaceuticals, Inc., a public biopharmaceutical company, from December 2007 until May 2019, when it was acquired by Lundbeck A/S; the board of directors of OncoMed Pharmaceuticals, Inc., a public biopharmaceutical company, from 2008 until April 2019, when it was acquired by Mereo Biopharma Group PLC and the board of directors of Alexza Pharmaceuticals, Inc., a public biopharmaceutical company, from 2004 to 2016. Dr. Pakianathan holds a M.S. and Ph.D. from Wake Forest University, a B.Sc. from the University of Bombay, India and a M.Sc. from The Cancer Research Institute at the University of Bombay, India. We believe Dr. Pakianathan’s qualifications to serve on our Board include her experience as a venture capital investor and director of multiple biotechnology companies, as well as her experience as a biotechnology investment banker, research analyst and research scientist.

Richard Paulson, M.B.A. Mr. Paulson has served as our President and Chief Executive Officer since May 2021 and as a member of our Board since February 2020. Prior to joining Karyopharm, Mr. Paulson was the Executive Vice President and Chief Executive Officer of Ipsen North America, a biopharmaceutical company, from February 2018 to May 2021. Mr. Paulson was Vice President and General Manager, U.S. Oncology Business Unit at Amgen Inc. (“Amgen”), a public biotechnology company, from 2015 to 2018 and prior to that was Vice President, Marketing for Amgen’s U.S. Oncology Business, General Manager, Amgen Germany and General Manager of Amgen Central & Eastern. Prior to Amgen, Mr. Paulson held a number of global leadership positions at Pfizer Inc. (“Pfizer”), including serving as General Manager of Pfizer South Africa and Pfizer Czech Republic. Mr. Paulson also previously held a variety of sales, marketing, and market access roles with increasing seniority at GlaxoWellcome plc in Canada. Mr. Paulson has served on the board of directors of bluebird bio, Inc., a public biotechnology company, since April 2023. Mr. Paulson has an M.B.A. from the University of Toronto, Canada and an undergraduate degree in commerce from the University of Saskatchewan, Canada. We believe Mr. Paulson’s qualifications to serve on our Board include his more than 25 years of global biopharmaceutical industry experience, as well as his achievements in leading and growing businesses, both in the

U.S. and internationally, as well as his extensive knowledge of, and leadership of, our Company as our President and Chief Executive Officer.

Chen Schor, M.B.A., C.P.A. Mr. Schor has served as a member of our Board since November 2020. Mr. Schor has served as the President, Chief Executive Officer and Director of Adicet Bio, Inc. (“Adicet Bio”), a public biotechnology company, since September 2020. He held the role of President and Chief Executive Officer at resTORbio, Inc. (“resTORbio”) from 2016 until its merger with Adicet Bio, in September 2020. Prior to resTORbio, Mr. Schor served as President, Chief Executive Officer and Director of Synta Pharmaceuticals Corporation from 2014 until 2016. Previously, he served as Vice President, Global Branded Business Development and Pipeline Management at Teva Pharmaceuticals Industries Ltd., and held leadership positions at several emerging private and public companies. Before that, Mr. Schor was a Partner at Yozma Venture Capital, where he led the foundation and growth of multiple therapeutic companies from inception to commercial success. Mr. Schor has served on the board of directors of resTORbio/Adicet Bio since 2016 and also served on the board of directors and audit committee of Brainstorm Cell Therapeutics Inc., a public biotechnology company, from 2011 until March 2020. Mr. Schor has led strategic transactions valued at over $8 billion with companies such as GlaxoSmithKline plc, Amgen Inc., Pfizer, Merck KGaA (co-led) and Cephalon, Inc. (co-led). Mr. Schor holds a B.A. in Biology and an M.B.A. from Tel Aviv University, a B.A. in Economics and Accounting from Haifa University and is a Certified Public Accountant. We believe Mr. Schor’s qualifications to serve on our Board include his substantial transactional and financial experience and extensive experience leading biotech companies across all stages, from formation and early-stage discovery to publicly traded multi-product companies.

Members of the Board of Directors Continuing in Office

For a Three-Year Term Expiring at the

2025 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Garen G. Bohlin	76	Director
Zhen Su, M.D., M.B.A.	47	Director

Garen G. Bohlin. Mr. Bohlin has served as a member of our Board since October 2013. Since 2012, Mr. Bohlin has focused exclusively on service on boards of directors and consulting. From 2010 until his retirement in 2012, he served as Executive Vice President of Constellation Pharmaceuticals, Inc. (“Constellation”), a biopharmaceutical company, which was private at that time. Prior to Constellation, Mr. Bohlin served as Chief Operating Officer of Sirtris Pharmaceuticals, Inc., from 2006 to 2009, which was acquired by GlaxoSmithKline plc. From 1999 through 2008, Mr. Bohlin served as President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc. (“Syntonix”), which was acquired by Biogen Idec. Prior to Syntonix, Mr. Bohlin spent 14 years in executive management at Genetics Institute, Inc., which was acquired by Wyeth, and prior to that he was a partner at Arthur Andersen & Co., where he spent 13 years. Mr. Bohlin has served on the board of directors of Collegium Pharmaceutical, Inc., a public specialty pharmaceutical company, since 2015, where he also serves on the audit committee and compensation committee, and as Chairman of the board of directors of Curadel Surgical Innovations, Inc., a medical imaging company, since March 2020. Mr. Bohlin previously served on the board of directors of Proteon Therapeutics, Inc., a public biopharmaceutical company, from 2014 through January 2020, where he also served on the audit committee, compensation committee and nominating and corporate governance committee. He also previously served on the board of directors of Tetraphase Pharmaceuticals, Inc., a public biotechnology company, from 2010 through July 2020, where he also served on the audit committee. Mr. Bohlin holds a B.S. in Accounting from the University of Illinois. We believe Mr. Bohlin’s qualifications to serve on our Board include his extensive industry and board experience, including his audit committee experience, with publicly traded and privately held biotechnology companies.

Zhen Su, M.D., M.B.A. Dr. Su has served as a member of our Board since August 2023. Dr. Su has served as Chief Executive Officer of Marengo Therapeutics, Inc. (“Marengo”), a clinical-stage biotechnology company, since July 2021. Prior to joining Marengo, Dr. Su served as Senior Vice President and U.S. & Global Head of Oncology Business Franchise of Merck KGaA, a multinational science and technology company, from July 2020 to July 2021 and served as Senior Vice President, Global Head of Oncology Business Franchise from March 2019 to May 2021. Dr. Su served as Chief Medical Officer of EMD Serono, Inc., a biopharmaceutical company, from 2017 to March 2019. Dr. Su also held leadership roles with increasing responsibility at Sanofi Oncology, a global healthcare company, and GSK, a global biopharmaceutical company. Before his industry career, Dr. Su served on the faculty of Duke University Medical School, where he led early oncology clinical studies focusing on mRNA-based and cell-based immunotherapy and then the

University of Florida, where he was the director of the Cell and Gene Therapy program. Dr. Su has served as a member of the board of directors of CytomX Therapeutics, Inc., a public biopharmaceutical company, since March 2024 and as a member of the board of directors of Marengo since July 2021. Dr. Su received his Doctor of Medicine from Technical University of Dresden in Germany and his M.B.A. from the University of Toronto in Canada. We believe Dr. Su’s qualifications to serve on our Board include his strong leadership and business acumen with clinical expertise in oncology, urology and immuno-oncology and over 20 years of experience in academic and pharmaceutical medicine including general management, clinical development, medical affairs and business development.

Members of the Board of Directors Continuing in Office

For a Three-Year Term Expiring at the

2026 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Barry E. Greene	60	Director
Mansoor Raza Mirza, M.D.	63	Director and Clinical Consultant
Christy J. Oliger	54	Director

Barry E. Greene. Mr. Greene has served as a member of our Board since 2013 and as our Lead Independent Director since 2015. Mr. Greene has served as Chief Executive Officer of Sage Therapeutics, Inc. (“Sage”), a public biopharmaceutical company, since December 2020. Mr. Greene served as President of Alnylam Pharmaceuticals, Inc. (“Alnylam”), a public biopharmaceutical company, from 2007 to September 2020, and as its Chief Operating Officer from 2003 to 2016. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc. (“Millennium”), a public biopharmaceutical company. Prior to joining Millennium in 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s experience included serving as Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck), a public biopharmaceutical company; Vice President, Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and a partner of Andersen Consulting. Mr. Greene has served as a member of the board of directors of Sage since October 2020. Mr. Greene served as a member of the board of directors of BCLS Acquisition Corp., a special purpose acquisition company, from October 2020 to October 2022. From 2007 to September 2021, Mr. Greene served as a member of the board of directors of Acorda Therapeutics, Inc., a public biopharmaceutical company, where he also served as a member of its compensation committee. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and served as a Senior Scholar at Duke University’s Fuqua School of Business. We believe Mr. Greene’s qualifications to serve on our Board and as our Lead Independent Director include his extensive experience in the healthcare and consulting industries as well as his practical experience with business and product aspects of the biopharmaceutical industry, including successfully guiding new drugs through research, development, and the commercialization process.

Mansoor Raza Mirza, M.D. Dr. Mirza has served as a member of our Board since October 2010. He has also served as a clinical consultant to us since 2010. Dr. Mirza has served as Chief Oncologist at the Department of Oncology, Rigshopitalet - the Copenhagen University Hospital, Denmark since 2009 and as Medical Director of the Nordic Society of Gynaecological Oncology since 2012. Dr. Mirza is Chairman and Executive Founding Member of the European Network of Gynaecological Oncological Trial groups. Dr. Mirza is both a medical and radiation oncologist, with a primary focus in non-surgical treatment of gynecologic cancers. He serves on several independent data safety monitoring committees of international studies and is the author of global consensus guidelines for the management of ovarian cancer and of European guidelines for the management of several gynecological malignancies. Dr. Mirza’s other current appointments include Vice President of the European Society of Gynaecological Oncology, Executive Director of the Gynecologic Cancer InterGroup and faculty member of the European Society of Medical Oncology. He also has served on the board of directors of Sera Prognostics, Inc., a public biopharmaceutical company, where he also serves as a member of its compensation committee, since July 2021. He has over 150 publications in high-impact journals, including several publications in the New England Journal of Medicine and the Lancet. He holds an M.D., Diploma in Surgery and Diploma in Clinical Oncology from the Pirogov Moscow State Medical Institute as well as post-graduate education and certification in radiation and medical oncology from the University of Southern Denmark. We believe Dr. Mirza’s qualifications to serve on our Board include his expertise in the non-surgical treatment of cancer, and gynecologic cancers in particular, and his knowledge of the Company and its business through service on our Board and as a consultant to the Company since 2010.

Christy J. Oliger. Ms. Oliger has served as a member of our Board since August 2020. Until August 2020, Ms. Oliger served in numerous leadership roles over twenty years at Genentech, Inc. (“Genentech”), a biotechnology company, including most recently as Senior Vice President of the Oncology Business Unit from 2017 to August 2020, and Senior Vice President, Neuroscience and Rare Disease Business Unit at Genentech from 2014 to 2017. During her tenure with Genentech, Ms. Oliger also held a number of senior leadership roles in both commercial and research and development across a variety of therapeutic areas, including oncology, neurology, rare disease, respiratory, dermatology and immunology. Prior to Genentech, Ms. Oliger held management positions at Schering-Plough. Ms. Oliger has served on the board of directors of RayzeBio, Inc., a public radiopharmaceutical company, since September 2023, where she also serves on the compensation committee and nominating and corporate governance committee; on the board of directors of Lava Therapeutics N.V., a public immuno-oncology company, since March 2023, where she also serves on the audit committee and nominating and corporate governance committee; and on the board of directors of Replimune Group Inc., a public biotechnology company, since December 2021, where she also serves on the audit committee and research and development committee. Ms. Oliger also served on the board of directors of Reata Pharmaceuticals, Inc., a public biopharmaceutical company, from April 2021 until September 2023, when it was acquired by Biogen Inc., and on the board of directors of Sierra Oncology, Inc., a public biopharmaceutical company, from June 2021 until July 2022, when it was acquired by GSK plc. Ms. Oliger holds a bachelor’s degree in Economics from the University of California at Santa Barbara. We believe Ms. Oliger’s qualifications to serve on our Board include her more than thirty years of strategic and operational experience in the biopharmaceutical industry with broad commercial, portfolio management and leadership expertise, including in the oncology field.

Former Directors who served in 2023

Peter K. Honig, M.D., M.P.H., served as a member of our Board from December 2021 until December 2023. On December 5, 2023, Dr. Honig notified us of his resignation from the Board, effective as of December 31, 2023.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF Dr. Pakianathan, Mr. Paulson, AND Mr. Schor AS A CLASS II DIRECTOR.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted, including our Code of Ethics and Business Conduct, which applies to all of our officers, directors and employees, Corporate Governance Guidelines, and charters for our Board of Directors’ Audit Committee, Compensation Committee, Nominating, Corporate Governance & Compliance Committee, and Commercialization and Portfolio Committee. We have posted copies of our Code of Ethics and Business Conduct and the Corporate Governance Guidelines, as well as each of our committee charters, under the heading “Corporate Governance” in the “Investors” section of our website, www.karyopharm.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Ethics and Business Conduct that are required to be disclosed by law or the Listing Rules of the Nasdaq Stock Market (“Nasdaq”). We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Investor Relations.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent and that audit and compensation committee members also satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (b) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board has reviewed the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Paulson, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. In making this determination, our Board considered the consulting agreement we have in place with Dr. Mirza and concluded that this arrangement does not constitute a relationship that would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director. Our Board also determined that Messrs. Bohlin and Schor and Dr. Pakianathan, who currently comprise our Audit Committee; Dr. Pakianathan, Mr. Greene and Ms. Oliger, who currently comprise our Compensation Committee; and Messrs. Greene, Bohlin, and Schor, who currently comprise our Nominating, Corporate Governance & Compliance Committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. Our Board also determined that Dr. Honig, a former director, was an “independent director” prior to his resignation from our Board effective as of December 31, 2023.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement the role of Lead Independent Director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company.

At this time, we do not have a Chairman of the Board, though our Board appointed Mr. Greene to serve as Lead Independent Director in 2015. While our Board believes that oversight of the Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without a Chairman or Lead Independent Director, our Board determined that appointing Mr. Greene as Lead Independent Director would facilitate interactions between our Chief Executive Officer and the other independent directors and would enable the Board and the Company to utilize Mr. Greene’s breadth of experience across many strategic and operational matters in biotechnology companies.

Mr. Greene serves as a liaison between our President and Chief Executive Officer and our independent directors. He meets regularly and communicates directly with the independent directors outside the presence of management and reports any comments and concerns of the independent directors to our President and Chief Executive Officer. He also meets regularly with our senior management to discuss operational and strategic matters. Mr. Greene presides over executive sessions of the Board and provides our President and Chief Executive Officer with an annual review, as well as regular feedback, based on the consensus views collected from members of our Board.

While our President and Chief Executive Officer facilitates communications between members of our Board and works with management in the preparation of the agenda for each meeting of the Board, Mr. Greene also has an important role in establishing the agenda, determining what information is provided to our Board and coordinating with management to ensure that sufficient meeting time is allocated to each agenda item. Additionally, all of our directors are encouraged to make suggestions for agenda items or pre-meeting materials for meetings of our Board.

Our Board has concluded that the current leadership structure described above is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future, as it deems appropriate.

The Board’s Role in Risk Oversight

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including the Company’s corporate strategy, business objectives, compliance, financial condition, legal, regulatory, commercial, information technology and reputational risk. The committees of the Board execute their risk oversight responsibility for risk management as follows:

•
The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks as well as risks associated with cybersecurity. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and financial-related regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures.
•
The Compensation Committee is responsible for the design and oversight of our executive compensation philosophy, policies, plans and practices, including ensuring that our overall executive compensation program appropriately links pay to performance and aligns the interests of our executives with our stockholders and that the elements of our compensation programs mitigate excessive risk-taking. The Compensation Committee also reviews succession planning for our executive officers.

•
The Nominating, Corporate Governance & Compliance Committee manages risks associated with the independence of members of our Board, corporate disclosure practices, potential conflicts of interest, and corporate responsibility and sustainability efforts, including the impact of environment, social and governance (“ESG”) issues. The Nominating, Corporate Governance & Compliance Committee also provides oversight of our non-financial compliance program by monitoring our compliance policies, standards, procedures, systems and initiatives as well as oversight of our quality, regulatory and commercial compliance programs.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant risk are considered by our Board as a whole.

Human Capital

We believe that the success of our business is fundamentally due to our greatest asset, our employees. To that end, we have invested significant resources toward the attraction, retention and development of our people and the promotion of diversity in our workforce. To support these goals, our human resources programs and initiatives underscore our core values (Innovation, Courage, Alignment and Accountability, Resiliency and Energy) and are designed to prioritize employees’ well-being, support their career development, offer competitive wages and benefits, and enhance our culture through efforts geared toward making the workplace more enriching, engaging, and inclusive.

To attract, retain and reward our employees, we provide competitive total compensation and benefits aimed at supporting the financial, physical and emotional health of our employees and their families. We currently offer equity in our company to all our new employees, as well as to all employees as an incentive in connection with our annual performance reviews. Our equity and cash incentive plans are designed to increase stockholder value and the success of our company by motivating our employees to perform to the best of their abilities and achieve our collective objectives. In addition, many of our employees are stockholders of our company through participation in our Amended & Restated ESPP, which aligns the interests of our employees with our stockholders by providing stock ownership on a tax-deferred basis. We also provide up to a 4% match of components of employee compensation to our Section 401(k) retirement savings plan.

We strive to provide our employees with a safe and healthy work environment and believe that the overall health, safety and wellness of our employees is critical to our long-term success and our growth as a business. As such, we provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being. Our full-time employees are all eligible to participate in our health, vision, dental, life, and long-term disability insurance plans. To encourage employees to keep up with routine medical care and participate in our wellness program, we fund a Health Reimbursement Account for participating employees that partially covers employee deductibles, and to help our employees cover medical expenses pre-tax, we also offer employees a Flexible Spending Account in addition to providing a monthly wellness fund designed to support broad well-being activities. In addition, we encourage health and wellness by providing two on-site gym options for our Newton-based employees as well as health passes to a local gym. Beyond our health and wellness benefits, our employees outside of the U.S. receive competitive compensation and benefits that are regularly benchmarked to ensure market norms and reflect our standards. All employees globally have access to complimentary virtual fitness programs, mental and emotional health support services, as well as support programs to assist working parents with childcare and tutoring. This benefit also extends to eldercare, pet care, and other needs facing our diverse global team.

We encourage and support the growth and development of our employees and, wherever possible, seek to fill positions internally, through lateral and promotional advancements and by leveraging our employee referral process. Continual learning and career development is encouraged through ongoing performance and development conversations with employees, a formal mentorship program, tuition assistance, employee and leadership training programs targeting both technical and soft skills, and customized corporate training engagements and seminars where employees are encouraged to attend in connection with current and future roles. Employees at all levels have an opportunity to develop and hone their skillsets, which provides a critically important growth path and continuity for our top performers.

Further, we strongly believe in fostering a culture of inclusiveness and employee well-being, which is key to our culture and overall success. We strive to bring together employees with a wide variety of backgrounds, skills and culture and encourage all our employees to maintain a work environment in which our differences are respected. We have relationships with many local affinity groups, including the biotech industry’s largest LGBTQ professional group and Latinos in biotech, which extend our reach, build relationships and foster greater cohesion among our employees.

We have also created a women’s Employee Resource Group (“ERG”) where women and allies can connect, share experiences, and inspire one another. The ERG provides the space for open dialogue, mentorship, and collaboration that all employees can benefit from. We have also established key working relationships with local universities where we hire many of our interns in our annual internship program.

Corporate Responsibility

We are highly committed to policies and practices focused on ESG matters, positively impacting our social community and maintaining and cultivating good corporate governance. By focusing on ESG policies and practices, we believe we can affect a meaningful and positive change in our community and continue to cultivate our open and inclusive collaborative culture.

Some of our 2023 initiatives included continuing support for the scientific, medical, patient, and local communities in which we operate, including patient education, public health, quality of healthcare, and disease awareness, sponsoring local youth programs that focus on providing educational resources and career development opportunities for members of underserved communities and schools with diverse populations, and supporting patient community needs in response to natural disasters through both charitable giving to the community at large and specifically for those patients impacted.

We also enable our employees to participate in various charity events, including walks, races, and other events that impact change in the communities of the patients we serve. We have recently implemented a volunteer time off program to support volunteer activities that enhance the communities in which we live and work while providing our employees the paid time to help those around them. This allows our employees to support causes that are meaningful to them and their families and aligns with our mission, goals, and vision.

Our ESG Report, which describes our approach to ESG programs, is available on our website at https://investors.karyopharm.com/corporate-sustainability. Information in our ESG Report is not incorporated by reference into this proxy statement. We look forward to continuing our commitment to giving back to our local communities in 2024 and beyond.

Board of Directors Meetings

Our Board met seven times during the year ended December 31, 2023, including telephonic meetings. During 2023, each of our incumbent directors attended or participated telephonically in 75% or more of the aggregate of (a) the total number of meetings of the Board held during the period for which he or she served as a director and (b) the total number of meetings of all committees on which the director served during the periods that he or she served.

We do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders. Seven members of our Board serving at the time attended our 2023 annual meeting of stockholders held on May 24, 2023 by teleconference.

Committees of the Board of Directors

Our Board currently has four standing committees: the Audit Committee; the Compensation Committee; the Nominating, Corporate Governance & Compliance Committee; and the Commercialization and Portfolio Committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found under the heading “Corporate Governance” in the “Investors” section of our website at www.karyopharm.com. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating, Corporate Governance & Compliance Committee	Commercialization and Portfolio Committee
Garen G. Bohlin	C		M
Barry E. Greene*		M	C
Mansoor Raza Mirza, M.D.				M
Christy J. Oliger		M		C
Deepika R. Pakianathan, Ph.D.	M	C		M
Chen Schor, M.B.A., C.P.A.	M		M
Zhen Su, M.D.				M

“*” indicates Lead Independent Director

“C” indicates Chair of the committee

“M” indicates member of the committee

Audit Committee

The members of our Audit Committee currently include Messrs. Bohlin (Chair) and Schor and Dr. Pakianathan. Our Board has determined that each of Messrs. Bohlin and Schor and Dr. Pakianathan qualifies as an “audit committee financial expert” within the meaning of SEC regulations and the Nasdaq Listing Rules. In making this determination, our Board considered the formal education and nature and scope of Mr. Bohlin and Mr. Schor’s previous experience, coupled with past or present service on various audit committees. For the relevant experience which qualifies Dr. Pakianathan as an audit committee financial expert, please see her biographical information under “Proposal 1: Election of Directors – Information Regarding Directors” section of this proxy statement. Our Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting process, the audits of our financial statements and our independent registered public accounting firm, including its appointment, compensation, and retention. The Audit Committee met nine times during 2023, including telephonic meetings. Pursuant to its charter, the Audit Committee’s general responsibilities currently include, among other things, the following:

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appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
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overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
recommending to our Board whether the audited financial statements should be included in our annual report;
•
monitoring our internal control over financial reporting and disclosure controls and procedures;
•
discussing our risk assessment and risk management policies, including information regarding our management of financial risks and risks associated with cybersecurity;
•
overseeing our information technology strategy and matters related to the security and risks related to information technology systems, including the periodic review with management of our cybersecurity and other information technology programs to identify, manage, respond to and mitigate our information technology risks;
•
establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns, including those received through our whistle-blower hotline;
•
meeting independently with our registered public accounting firm and management;
•
reviewing and approving or ratifying any related person transactions; and

•
preparing an annual audit committee report required by SEC rules.

Compensation Committee

The members of our Compensation Committee currently include Dr. Pakianathan (Chair), Mr. Greene and Ms. Oliger. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and Board members. The Compensation Committee met five times during 2023, including telephonic meetings. Pursuant to its charter, the Compensation Committee’s general responsibilities currently include, among other things, the following:

•
reviewing and approving, or recommending for approval by the Board, the compensation of our chief executive officer and our other executive officers;
•
overseeing the evaluation of our senior executives, including the annual review of succession planning for our senior executives, which includes transitional leadership in the event of an unplanned vacancy;
•
overseeing and administering our incentive compensation and equity-based plans;
•
reviewing and making recommendations to our Board with respect to non-employee director compensation;
•
reviewing our policies, strategies and programs relating to human capital management;
•
overseeing and administering the implementation or revision of any compensation recovery or “clawback” policy of the Company; and
•
reviewing and discussing with management our compensation disclosure required by SEC rules.

The Compensation Committee generally meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our President and Chief Executive Officer and Chief Human Resources Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding the compensation for such officer. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In addition, under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. The Compensation Committee can also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The Compensation Committee has, at times, delegated to our President and Chief Executive Officer the authority to make equity awards under our 2022 Plan within approved guidelines to employees in connection with annual, promotional and recognition grants, as applicable, other than grants to employees with a title of Senior Vice President or above (including our NEOs). The number of restricted stock units (“RSUs”) or performance-based RSUs (“PSUs”), as applicable, our President and Chief Executive Officer may grant under the 2022 Plan to any individual must be within the range set by our Compensation Committee for these awards.

Historically, the Compensation Committee has approved and, in the case of our President and Chief Executive Officer, the Compensation Committee has recommended to the Board and the Board has approved, significant adjustments to executives’ annual compensation, determined variable cash compensation and equity awards, and established new performance objectives at one or more meetings held during the last quarter of the year and the first quarter of the following year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee is responsible for making determinations, or making recommendations to our Board, regarding compensation of executive officers, making changes to pre-approved salary ranges, salary increase budgets, equity award budgets, variable cash compensation targets, incentive payments, and pre-approved equity ranges for new hires and high performers, and making material changes to benefits offered to our employees. In determining compensation of executive officers other than our President and Chief Executive Officer, the Compensation Committee, with input from its compensation consultant, also considers the recommendations of our President and Chief Executive Officer. In addition, the Compensation Committee, with input from its compensation consultant, makes recommendations to our Board regarding the compensation of our President and Chief Executive Officer and our non-employee directors. The Compensation Committee also administers our equity-based plans and compensation programs.

Nominating, Corporate Governance & Compliance Committee

The members of our Nominating, Corporate Governance & Compliance Committee currently include Messrs. Greene (Chair), Bohlin, and Schor. During 2023, Dr. Honig served as a member of the Nominating, Corporate Governance & Compliance Committee until his resignation from the Board, effective as of December 31, 2023. The Nominating, Corporate Governance & Compliance Committee met five times during 2023, including telephonic meetings. Pursuant to its charter, the Nominating, Corporate Governance & Compliance Committee’s general responsibilities currently include, among other things, the following:

•
identifying individuals qualified to become Board members consistent with the criteria approved by the Board, including the consideration of personal diversity;
•
recommending to our Board the persons to be nominated for election as directors and to each committee of our Board;
•
developing and recommending corporate governance guidelines to the Board;
•
developing and overseeing periodic self-evaluations, which are generally conducted annually, to assess the effectiveness of our Board and its committees;
•
overseeing the implementation of and monitoring the Company’s non-financial compliance program, including policies, standards, procedures, systems and initiatives, with a focus on quality, regulatory and commercial compliance matters;
•
overseeing our Code of Ethics and Business Conduct;
•
evaluating, monitoring and discussing with senior management the adequacy and effectiveness of the Company’s non-financial compliance program and compliance assurance systems and initiatives and considering recommendations for improvement thereof;
•
making findings and recommendations to the Board regarding the adequacy of the Company’s non-financial compliance program;
•
assisting the Audit Committee in assessing financial risk arising from non-financial compliance matters;
•
developing and overseeing an orientation program for new directors and a continuing education program for current directors; and
•
reviewing the Company’s corporate responsibility and sustainability efforts, including the impact of ESG issues on the Company.

Each year, the Board and its committees conduct detailed self-evaluations covering topics such as Board and committee leadership structure, composition and effectiveness, quality of Board and committee materials and discussions, priority agenda items, schedule sufficiency, and Board processes. The Board, led by the Lead Independent Director, discusses the evaluation reports to determine what, if any, actions or improvements should be undertaken in the near-term and long-term. The Board and committee evaluations are discussed in executive session to allow for additional candid discussion. Historically, our Board and committee self-evaluation process has been conducted by the Company under the oversight of the Nominating, Corporate Governance & Compliance Committee. In 2022, we engaged a third-party advisory firm to conduct the 2022 self-evaluation, including the completion of an extensive questionnaire by each director for the Board and each committee of the Board on which he or she sits. Following the review of the individual questionnaires, the third-party advisory firm conducted individual interviews with each director to more fully assess and understand the needs, comments and patterns resulting from the questionnaire responses. This interview process was intended to elicit, among other things, each director’s opinions on the overall effectiveness of the Board and its committees, the information the Board receives, the conduct of Board meetings, communication among directors and management, the oversight of key business risks and ESG issues, Board composition, and any other matters that any director wishes to raise. The results were summarized by the third-party advisory firm in an anonymous report and reviewed by the Nominating, Corporate Governance & Compliance Committee, which then reported any key findings and observations to the full Board for discussion and action. We intend to use an outside third party to conduct the annual Board and committee self-evaluation every few years and will otherwise continue to conduct the self-evaluation process internally on an annual basis, as we did for the 2023 Board and committee self-evaluation process.

Commercialization and Portfolio Committee

The members of our Commercialization and Portfolio Committee currently include Ms. Oliger (Chair) and Drs. Pakianathan, Mirza and Su. During 2023, Dr. Honig served as a member of the Commercialization and Portfolio Committee until his resignation from the Board, effective as of December 31, 2023 and Dr. Su has served as a member of the Commercialization and Portfolio Committee since August 2023 when he was elected to the Board. The Commercialization and Portfolio Committee met four times during 2023, including telephonic meetings. Pursuant to its charter, the Commercialization and Portfolio Committee’s general responsibilities currently include, among other things, the following:

•
ensuring commercial, medical affairs and research and development programs are consistent with our strategic goals and objectives;
•
periodically conducting in-depth reviews of our product development pipeline, intellectual property portfolio and commercial strategies;
•
reviewing commercial and medical launch strategies prior to regulatory approval of new products or indications;
•
overseeing the research and development elements of our long-range plan and lifecycle management plans and our portfolio decision making process, as well as the identification, prioritization and optimization of research and development investments;
•
advising us on elements necessary for commercial, medical affairs and research and development decision making as well as the effectiveness of our research and development programs; and
•
providing other support as requested by the Board in maximizing the value of our products to patients.

Compensation Committee Interlocks and Insider Participation

During 2023, Ms. Oliger, Mr. Greene and Dr. Pakianathan served on our Compensation Committee. None of the members of our Compensation Committee is or has been an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics and Business Conduct

We have adopted a written Code of Ethics and Business Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website, www.karyopharm.com, a current copy of the Code of Ethics and Business Conduct and all disclosures that are required by law or Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the Code of Ethics and Business Conduct. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Nominating, Corporate Governance & Compliance Committee considers, among other things, the following factors:

•
reputation for personal and professional integrity, honesty and adherence to high ethical standards;
•
demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company;
•
commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
•
interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;
•
diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and
•
practical and mature business judgment, including the ability to make independent analytical inquiries.

The Nominating, Corporate Governance & Compliance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the Nominating, Corporate Governance & Compliance Committee believes that the background and qualifications of the members of our Board, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.

The Nominating, Corporate Governance & Compliance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee considers such factors, including those set forth above, as it may deem are in the best interests of the Company and its stockholders. The committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq qualification standards. The Nominating, Corporate Governance & Compliance Committee believes it is appropriate for our President and Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the Nominating, Corporate Governance & Compliance Committee.

Identification and Evaluation of Nominees for Directors

The Nominating, Corporate Governance & Compliance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating, Corporate Governance & Compliance Committee’s criteria for service on the Board and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise. The Nominating, Corporate Governance & Compliance Committee reviews the overall service provided by these directors to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the Board’s self-evaluation, which is generally conducted annually, to determine whether to recommend them to the Board for nomination for a new term.

If any member of our Board does not wish to continue to serve on the Board or if our Board decides not to re-nominate a member for re-election, and our Board seeks to fill such vacancy, the Nominating, Corporate Governance &

Compliance Committee identifies a new nominee that meets the criteria above. The Nominating, Corporate Governance & Compliance Committee generally inquires of our Board and members of management for their recommendations and may also review the composition and qualification of the boards of directors of our competitors or seek input from industry experts or analysts. The Nominating, Corporate Governance & Compliance Committee then reviews the qualifications, experience, and background of suggested candidates. Final candidates, if other than our current directors, are interviewed by the members of the Nominating, Corporate Governance & Compliance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating, Corporate Governance & Compliance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating, Corporate Governance & Compliance Committee makes its recommendation to our Board. The Nominating, Corporate Governance & Compliance Committee has previously engaged a search firm to conduct a search for additional directors with extensive development, regulatory or commercialization expertise to join our Board. In 2023, the Nominating, Corporate Governance & Compliance Committee retained a third-party search firm to conduct a search to identify a new candidate to serve on our Board. This search resulted in the appointment Dr. Su in August 2023. The Nominating, Corporate Governance & Compliance Committee may in the future engage third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management, or other parties are evaluated. Stockholders wishing to recommend a director candidate for consideration by our Nominating, Corporate Governance & Compliance Committee must submit such recommendation in writing to our principal executive offices at Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary. Such recommendation must be received by us no later than February 28, 2025. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of our Nominating, Corporate Governance & Compliance Committee or the Board, by following the procedures set forth below under “Stockholder Proposals.” If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy statement for the next annual meeting.

Limits on Director Service on Other Company Boards

We have a highly effective and engaged Board, and we believe that our directors’ service on other companies’ boards enable them to contribute valuable knowledge and perspective to our Board activities. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding to compromise their ability to effectively serve the Company. Our Corporate Governance Guidelines limit each director’s service on other boards of public companies to a number that permits them, given their individual circumstances, to responsibly perform all director duties. Directors who serve as chief executive officers of a public company may not serve on more than two public company boards other than the board of the company of which he or she is chief executive officer. All other directors may not serve on more than five public company boards.

Communications with Our Board of Directors

Stockholders seeking to communicate with our Board must submit their written comments to Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary. The Corporate Secretary will forward such communications to each member of our Board; provided that, if in the opinion of our

Corporate Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Director Compensation

We seek to attract exceptional people to serve on our Board and, therefore, our policy is to compensate non-employee members of our Board competitively relative to members of the board of directors of comparable companies. The Board believes that including equity as a part of our director compensation helps align the interest of directors with those of our stockholders. Accordingly, our director compensation is a mix of cash and equity compensation. The Board also believes that it is appropriate for the Lead Independent Director and the Chair of each standing committee of the Board to receive additional compensation for the additional workload and time commitment required for Board members who serve in such capacities. The non-employee members of our Board are also reimbursed for travel, lodging, and other reasonable expenses incurred in attending Board or committee meetings. Directors who are also employees, such as Mr. Paulson, do not receive any compensation for service on the Board in addition to compensation received for their service as our employees.

The following table reflects the cash and equity compensation that our directors were eligible to receive under the terms of our Non-Employee Director Compensation Policy in effect during 2023.

Compensation Type	2023 ($)
Annual Cash Retainers
Board
All non-employee directors	50,000
Additional retainer - Lead Independent Director or independent Chairman	35,000
Audit Committee
Chair	20,000
Non-chair members	10,000
Compensation Committee
Chair	20,000
Non-chair members	10,000
Nominating, Corporate Governance & Compliance Committee
Chair	20,000
Non-chair members	10,000
Commercialization and Portfolio Committee
Chair	20,000
Non-chair members	10,000
Initial Stock Option Award (Shares)(1)	68,000
Annual Stock Option Award (Shares)(2)	34,000

(1)
This is a one-time non-qualified stock option award granted upon initial election to our Board and is equal to twice the number of shares of common stock underlying the most recent annual stock option grant to non-employee directors. The stock option vests with respect to one-third of the shares on the first anniversary of the grant date and with respect to an additional 1/36th of the total number of shares underlying the grant at the end of each successive month following the first anniversary of the grant date until the third anniversary of the grant date.
(2)
This non-qualified stock option award is granted following each annual meeting of stockholders and vests in full on the first anniversary of the grant date. If a non-employee director is elected or appointed to our Board at a time other than at our annual meeting of stockholders, the number of shares of our common stock subject to such annual grant will be pro-rated based on the number of days served by such director through the date immediately preceding the date of the annual meeting of stockholders.

In March 2024, the Non-Employee Director Compensation Policy was amended to increase the annual stock option award to 69,000 shares from 34,000 shares and the initial stock option award to 138,000 shares from 68,000 shares.

The stock options granted to our non-employee directors for service on our Board have an exercise price equal to the fair market value of our common stock on the date of grant, expire ten years after the date of grant, and are subject to the director’s continued service to the Company on the applicable vesting dates. In addition, our 2022 Plan includes limitations on director compensation, including, with respect to non-employee directors, a maximum aggregate amount of cash paid and value of awards granted (calculated based on grant date fair value for financial reporting purposes) equal to, in the case of any incumbent director, $750,000 in any calendar year, and, in the case of any newly elected or appointed director, $1,000,000 in such director’s initial year of election or appointment. Exceptions to these limitations may only be made by our Board in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation. The foregoing limitations in non-employee director compensation do not apply to cash or equity awards granted to a non-employee director in his or her capacity as an advisor to the Company.

The following table sets forth the compensation paid to or earned by our non-employee directors during the year ended December 31, 2023.

Name(1)	Fees Earned or Paid In Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Garen G. Bohlin(4)	80,000	58,330	—		138,330
Barry E. Greene(5)	115,000	58,330	—		173,330
Peter Honig, M.D., M.P.H.(6)	70,000	58,330	—		128,330
Mansoor Raza Mirza, M.D.(7)	60,000	58,330	90,000	(8)	208,330
Christy J. Oliger(9)	80,000	58,330	—		138,330
Deepika R. Pakianathan, Ph.D.(10)	90,000	58,330	—		148,330
Chen Schor, M.B.A., C.P.A.(11)	70,000	58,330	—		128,330
Zhen Su, M.D., M.B.A.(12)	20,054	61,431	—		81,485

(1)
Mr. Paulson, a director who also serves as our President and Chief Executive Officer, does not receive any compensation for his service as a director.
(2)
Represents cash compensation earned or paid for services rendered by each non-employee member of our Board for their services on our Board or a committee thereof.
(3)
Amounts listed represent the aggregate grant date fair value of stock options awarded to our non-employee directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Assumptions used in the calculation of these amounts are described in Note 9, Stock-based Compensation, to our consolidated financial statements included in our 2023 Annual Report. Pursuant to the terms of our Non-Employee Director Compensation Policy, in connection with Dr. Su’s election to the Board, Dr. Su was awarded a stock option to purchase 68,000 shares of our common stock on August 31, 2023, with a grant date fair value of $61,431. Further, each non-employee director serving on the Board on May 24, 2023, the date of our 2023 annual meeting of stockholders, was awarded a stock option to purchase 34,000 shares of our common stock, with a grant date fair value of $58,330.
(4)
As of December 31, 2023, Mr. Bohlin held outstanding stock options to purchase 187,200 shares of our common stock.
(5)
As of December 31, 2023, Mr. Greene held outstanding stock options to purchase 187,200 shares of our common stock.
(6)
Dr. Honig served as a member of our Board until his resignation from our Board, effective December 31, 2023. As of December 31, 2023, Dr. Honig held outstanding stock options to purchase 92,795 shares of our common stock.
(7)
As of December 31, 2023, Dr. Mirza held outstanding stock options to purchase 152,200 shares of our common stock.
(8)
Represents $90,000 earned by Mirza Consulting, an entity wholly-owned by Dr. Mirza, for consulting and advisory services provided to us by Dr. Mirza in 2023 pursuant to a consulting agreement between the Company and Dr. Mirza.
(9)
As of December 31, 2023, Ms. Oliger held outstanding stock options to purchase 114,600 shares of our common stock.

(10)
As of December 31, 2023, Dr. Pakianathan held outstanding stock options to purchase 187,200 shares of our common stock.
(11)
As of December 31, 2023, Mr. Schor held outstanding stock options to purchase 114,600 shares of our common stock.
(12)
Dr. Su joined our Board in August 2023. As of December 31, 2023, Dr. Su held outstanding stock options to purchase 68,000 shares of our common stock.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”) and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•
for any breach of the director’s duty of loyalty to us or our stockholders;
•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•
for voting or assenting to unlawful payments of dividends, stock repurchases, or other distributions; or
•
for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers, and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2023 and discussed them with Company management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2023.

We have received from, and discussed with, Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we have discussed with Ernst & Young LLP its independence from management and the Company, have received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, and have considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted, The Audit Committee of the Board of Directors
Garen G. Bohlin (Chair) Deepika R. Pakianathan Chen Schor

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO OUR 2022 EQUITY INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 6,000,000 SHARES

We are seeking stockholder approval to amend our 2022 Equity Incentive Plan, as amended (the “2022 Plan”) to increase the number of shares of common stock reserved for issuance under the 2022 Plan by 6,000,000 shares. We expect that the proposed share increase, together with the remaining shares under the 2022 Plan, will last approximately one year under our current equity compensation program. No other amendments are being made to the 2022 Plan. Based on the recommendation of the Compensation Committee, on March 14, 2024, our Board approved the second amendment to the 2022 Plan, subject to stockholder approval (the “Amendment”).

Reasons Why Stockholders Should Approve the Amendment

Incentivizes, Retains and Motivates Talent. We are a commercial-stage pharmaceutical company whose dedication to pioneering novel cancer therapies is fueled by a belief in the extraordinary strength and courage of patients with cancer. We discover, develop and commercialize novel, life-changing cancer therapies in disease areas with high unmet need. Our primary focus is on marketing our lead asset, XPOVIO® (selinexor), in its currently approved indications as well as developing and seeking the regulatory approval of selinexor as an oral agent targeting multiple high unmet need cancer indications. We are currently advancing our innovative pipeline of development programs with three ongoing pivotal Phase 3 clinical trials in endometrial cancer, multiple myeloma and myelofibrosis, all of which have expected data readouts in 2025. We are at a critical stage in the growth of our company and our employees play a key role in achieving our 2024 and longer-term corporate goals, including (i) the successful execution of our clinical development program, focused on our three ongoing pivotal Phase 3 trials, which, if approved could potentially create new standards of care for patients suffering from endometrial cancer, multiple myeloma and/or myelofibrosis; and (ii) continuing to leverage our and our partners’ commercial capabilities to grow our position in the multiple myeloma market both in the U.S. and abroad.

The effectiveness of the execution on our strategic plans and our ability to achieve success in the commercialization of XPOVIO and the progress of our clinical development programs has been and continues to be critically dependent on our ability to recruit, retain and incentivize the best available employees and non-employee directors in what is a tremendously competitive labor market. Our equity compensation program has always been and will continue to be a key component in our ability to pay market-competitive compensation to our employees, non-employee directors, consultants and advisors who contribute to our success. As of March 29, 2024 we had 2,080,078 shares available for issuance under the 2022 Plan, which will be insufficient to allow us to make critical, market-based grants to our executives and other employees and non-employee directors over the next twelve months. If the Amendment is not approved by our stockholders, we will not be able to continue to grant meaningful equity awards to our existing employees and directors, which would adversely impact our business in a number of ways. Without equity available, we may be forced to increase the cash component of our compensation programs, which we do not believe would be as effective in attracting, retaining or motivating our workforce. Use of cash would also strain resources needed to support our business needs and growth objectives. Further, an inability to provide equity compensation would place us at a significant disadvantage compared to our competitors with whom we compete for talent. Therefore, we believe approval of the Amendment is in stockholders’ best interests and vital to our future success.

Broad-based Eligibility for Equity Awards. We believe that all of our employees are critical in our continued efforts to bring XPOVIO to patients with cancer who can benefit from our drug as well as in the successful completion and subsequent regulatory submissions of our three ongoing pivotal clinical trials. Therefore, our equity incentive program is broad-based, with all eligible employees in good standing receiving equity awards annually as part of our annual performance review based upon level, performance and contribution. We believe that using equity as a means of compensation broadly best aligns the interests of all of our employees with the interests of our stockholders by linking their compensation to our growth and the creation of stockholder value. Furthermore, equity awards have strong retention value since our Board typically grants awards to employees that generally vest over a three or four-year period. Accordingly, employees must remain with us for a substantial period of time in order to realize the potential benefits of their equity awards.

Aligns with our Pay-for-Performance Compensation Philosophy. We believe that equity compensation is fundamentally performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation with respect to stock options and would receive lower compensation than intended with respect to RSUs. Further, in February 2023 and 2024, our Board awarded PSUs to certain employees, which are contingent on meeting pre-defined performance criteria, thereby furthering our commitment to pay-for-performance and alignment with value creation for our stockholders.

Aligns Employee and Director Interests with Stockholder Interests. Providing our employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and directors with the interests of our stockholders. If the Amendment is approved by our stockholders, we will be able to continue granting equity incentives that foster this alignment between our employees and non-employee directors and our stockholders. If, however, the Amendment is not approved, we may have to restructure existing compensation programs, which will likely necessitate the replacement of components of compensation historically awarded in equity with cash, or with other instruments that may not necessarily align employee interests with those of stockholders as effectively as equity awards do. If we were to replace equity awards with cash, our cash reserves would be diverted away from our XPOVIO commercialization efforts as well as our clinical development programs, which may negatively impact our ability to maximize the value of our multiple myeloma franchise as well as the timing and progress of our three ongoing pivotal Phase 3 trials, and in turn, impair stockholder value.

We Are Mindful of the Dilution Associated with our Equity Compensation Practices. We understand that our equity compensation needs must be balanced against the dilutive effect our equity compensation program has on our stockholders. Our Compensation Committee and Board strive to thoughtfully manage long-term stockholder dilution, burn rate and stock-based compensation expense while maintaining our ability to attract, retain and motivate our workforce. We review market data on equity compensation with the Compensation Committee’s independent compensation consultant and the Compensation Committee on a regular basis with the goal of ensuring that our pay packages are competitive for all levels of employees, including our executives, and align with the compensation practices of our peers. We actively manage dilution. Shares used to pay the exercise price of an award are not returned to the equity plan pool. Our Board, after weighing these considerations, believes the proposed dilution to stockholders as a result of the Amendment is judicious and sustainable and, importantly, critical to meet our business goals.

To further our efforts to retain and incentivize our employees, we are also asking stockholders to approve Proposal 4 in this proxy statement, which would permit us to implement a one-time option exchange program for our non-executive officer employees. As of March 29, 2024, 100% of our outstanding stock options had an exercise price greater than our stock price on March 29, 2024 and therefore had no intrinsic value. Thus, all of our current outstanding option awards are not in fact serving to retain employees, exacerbating our equity compensation needs. The implementation of the Option Exchange, as defined below, is intended, with respect to those non-executive officer employees who are eligible to participate in the program, to be a meaningful step in restoring the equity holdings of such persons by allowing them to exchange outstanding options that are underwater for grants of new RSUs so that their holdings once again become retentive and aligned with the interests of stockholders. As the exchange of options to RSUs will not be a one-for-one exchange, any shares subject to exchanged options that are in excess of the shares needed to issue new RSUs will not become available for issuance under the 2022 Plan. Even if our stockholders approve the Option Exchange, our Board believes that approval by our stockholders of the Amendment is necessary to ensure we can provide market competitive compensation awards to our employees, non-employee directors and other service providers.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Sound Governance Features of the Amended 2022 Plan” and more thoroughly below, the 2022 Plan, as amended by the Amendment (the “Amended 2022 Plan”), was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance.

Why We Are Requesting Stockholder Approval of an Amendment to the 2022 Plan

Background

The 2022 Plan is our existing equity incentive plan and was originally approved by our Board on April 4, 2022 and by our stockholders on May 19, 2022, with the first amendment to the 2022 Plan approved by our Board on March 30, 2023 and by our stockholders on May 24, 2023. The 2022 Plan is critical to our ability to continue to grant equity awards to all of our employees (other than to newly hired employees who will generally receive grants under the Karyopharm Therapeutics Inc. 2022 Inducement Stock Incentive Plan, as amended (the “2022 Inducement Plan”).

Our Compensation Committee determined the requested number of shares provided for in the Amendment based on projected annual equity awards to employees and our non-employee directors, employee recognition and promotion awards, and an assessment of the magnitude of increase that our stockholders would likely find appropriate. If stockholders approve the Amendment, subject to adjustment in the event of stock splits and other similar events, awards may be made under the Amended 2022 Plan, for up to a number of shares of common stock equal to the sum of: (i) 15,100,000 shares of common stock; and (ii) such additional number of shares of common stock (up to 14,231,243) as is equal to the sum of (x) the number of shares of common stock that were reserved for issuance under our 2013 Stock Incentive Plan (the “2013 Plan”), which remained available for grant immediately prior to May 19, 2022, the date our stockholders originally approved the 2022 Plan and (y) the number of shares of common stock subject to awards granted under our 2013 Plan that were outstanding as of such date which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”)).

For newly hired employees, we have historically relied on the inducement grant exception under Nasdaq Listing Rule 5635(c)(4), including pursuant to the 2022 Inducement Plan, to grant nonstatutory stock options and/or RSUs (“Inducement Awards”) to all of our eligible newly hired full-time employees. Because the number of shares available for issuance under the 2022 Plan has been (and will continue to be even if the Amendment is approved) carefully calibrated to enable us to make equity grants to our current employees, the 2022 Inducement Plan will remain in effect even if the Amendment is approved and we expect to continue utilizing the 2022 Inducement Plan for all our new hire equity grants. As of March 29, 2024, there were 930,282 shares remaining available for the grant of new awards under the 2022 Inducement Plan.

The following table includes information regarding all of our (i) outstanding equity awards under all of our equity compensation plans under which shares of common stock may be issued, other than our Amended & Restated ESPP, (ii) outstanding Inducement Awards that were granted as stock options or RSUs outside of our equity compensation plans, (iii) outstanding warrants and Convertible Senior Notes due 2025 (the “Notes”) under which shares of common stock may be issued upon exercise or conversion, as applicable, (iv) shares available for future awards under the 2022 Plan (prior to the Amendment) and the 2022 Inducement Plan and (v) the number of shares of common stock outstanding, each as of March 29, 2024 and does not reflect the potential effect of the Option Exchange (should such program be approved by our stockholders):

Number of shares underlying outstanding options	8,472,304
Weighted average exercise price of outstanding options	$10.66
Weighted average remaining contractual term of outstanding options	4.97 years
Number of outstanding RSUs	8,030,937
Number of outstanding PSUs (assuming maximum performance for PSUs)(1)	4,646,460
Number of shares underlying outstanding warrants and Notes(2)	23,659,685
Shares available under the 2022 Plan (assuming maximum performance for PSUs)	2,080,078
Shares available under the 2022 Inducement Plan	930,282
Shares requested for approval pursuant to the 2022 Plan	6,000,000
Estimated total number of shares available for issuance under all plans (assuming approval of the Amendment and maximum performance for PSUs)	9,010,360
Number of shares of common stock outstanding	116,434,177

(1)
In February 2023, our Compensation Committee added PSUs to the mix of equity awards for a portion of our employee base as part of our annual performance review (the “2023 PSUs”). In February 2024, PSUs continued to be included in the mix of equity awards as part of our annual performance review (the “2024 PSUs”). The number of PSUs outstanding as of March 29, 2024 is reflected in the table above assuming maximum performance. For members of our executive leadership team, the 2023 PSU awards will vest between zero and 200% of the target number of shares awarded and the 2024 PSU awards will vest between zero and 150% of the target number of shares awarded. For all other PSU recipients, both the 2023 PSUs and the 2024 PSUs will vest between 50% and 150% of the target number of shares awarded. Maximum performance reflects vesting at the 200% and 150% level, as applicable, for each of the three performance goals.
(2)
Includes (i) warrants to purchase up to 9,537,563 shares of common stock issued in a private placement offering of securities to certain institutional investors pursuant to a December 2022 Securities Purchase Agreement; (ii) warrants to purchase up to 250,000 shares of common stock issued in connection with the August 2023 Second Amendment to the Revenue Interest Financial Agreement, as amended, with Healthcare Royalty Partners III, L.P. and HealthCare Royalty Partners IV, L.P.; and (iii) the potential conversion of 13,872,122 shares of common stock under our Notes.

As of March 29, 2024, there were no outstanding shares of restricted stock, no stock appreciation rights (“SAR”), or any other stock-based awards.

We expect that the proposed share pool following approval of the Amendment will allow us to continue to grant equity awards (other than to newly hired employees who will generally receive grants under the 2022 Inducement Plan to the extent eligible) at our historic rates for approximately one year, but the actual duration of the share pool may vary based on changes in participation, the Company’s stock price and market practice. If stockholders do not approve the Amendment, the 2022 Plan will remain in effect pursuant to its terms.

If this proposal is approved by our stockholders, we intend to register the additional shares reserved for issuance under the 2022 Plan by filing a Registration Statement on Form S-8 as soon as practicable following such approval.

Our Board believes approval of the Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Amendment.

The remainder of this Proposal 2 includes:

• Sound Governance Features of the Amended 2022 Plan;

• Information Regarding Overhang and Burn Rate; and

• Description of the Amended 2022 Plan.

Sound Governance Features of the Amended 2022 Plan

The Amended 2022 Plan continues to include several features that are designed to protect the interests of our stockholders, align awards with such interests, and reflect sound corporate governance practices. Certain of these features are highlighted below, and these and other terms of the plan are more fully described in the Description of the Amended 2022 Plan further below as well as in the copy of the 2022 Plan and the Amendment in Appendix A to this proxy statement.

No “evergreen” provision	√
Minimum vesting requirements	√
Clawback policy	√
No equity grants below fair market value	√
No “reload” equity awards	√
No repricing of stock options or SARs without stockholder approval	√
No dividend payments on unvested awards	√
No liberal share recycling	√
Limits on non-employee director compensation	√
Equity granted under our stock-based compensation plans is broad-based	√
Double-trigger acceleration of vesting upon a change in control	√

No Evergreen. The Amended 2022 Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the plan and therefore any increase to the maximum share reserve in the Amended 2022 Plan is subject to approval by our stockholders, allowing our stockholders to have a say in our equity compensation programs.

Minimum Vesting Provisions. Minimum vesting provisions of one year generally apply to all awards to participants, with the exception of awards for up to 5% of the shares of stock reserved under the Amended 2022 Plan.

Clawback Policy. In accepting an award under the Amended 2022 Plan, participants agree to be bound by any clawback policy the Company has in effect or may adopt in the future.

No Automatic Vesting of Awards on a Change in Control Event; Double-trigger Acceleration of Vesting upon a Change in Control. The Amended 2022 Plan does not provide for the automatic vesting of awards in connection with a change in control event. Instead, the Amended 2022 Plan includes “double-trigger” acceleration, pursuant to which options, RSU awards and restricted stock awards will become fully vested and nonforfeitable if the holder of such award is terminated without cause or resigns for good reason within one year following a change in control event. For more information on the vesting treatment for equity awards granted under the Amended 2022 Plan, please see the section titled “Employment, Severance and Change in Control Arrangements” contained elsewhere in this proxy statement.

No liberal share recycling. The Amended 2022 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

No Repricing of Options or SARs. The Amended 2022 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

No Reload Options or SARs. No options or SARs granted under the Amended 2022 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

No Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended 2022 Plan may provide for the payment or accrual of dividend equivalents.

Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which they are paid.

Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash earned or paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Exceptions to these limitations may only be made by our Board in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment of the Amended 2022 Plan that would (i) materially increase the number of shares authorized (other than as provided under the Amended 2022 Plan with respect to certain corporate events or substitute awards), (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

Administered by an Independent Committee. The Amended 2022 Plan is administered by the Compensation Committee, as delegated by our Board. The Compensation Committee is made up entirely of independent directors.

Information Regarding Overhang and Burn Rate

In developing our share request for the Amended 2022 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards, and (c) the total number of shares of common stock outstanding. As of March 29, 2024, there were 21,149,701 shares underlying all equity awards outstanding (assuming maximum performance for PSUs), 2,080,078 shares available for future awards under the 2022 Plan (assuming maximum performance for PSUs), 930,282 shares available for future awards under the 2022 Inducement Plan and 116,434,177 shares of common stock were outstanding. Accordingly, our overhang at March 29, 2024 was 17.18%. If the 6,000,000 shares proposed to be authorized for grant under the Amended 2022 Plan are included in the calculation, our overhang on March 29, 2024 would have been 20.57%. For purposes of the above calculations, the number of shares of common stock outstanding does not include the 23,659,685 shares of common stock issuable upon exercise of outstanding warrants or pursuant to conversion of the Notes. If such shares of common stock issuable upon exercise of outstanding warrants or pursuant to conversion of the Notes are included in the calculations, our overhang at March 29, 2024 would have been 14.71% on a fully-diluted basis and 17.71% on a fully-diluted basis if the 6,000,000 shares proposed to be authorized for grant under the Amended 2022 Plan are also included in the calculation.

Net burn rate provides a measure of the potential dilutive impact of our equity award program, which we define as the number of shares covered by awards granted in a given fiscal year minus shares subject to outstanding equity awards forfeited and expired during that year, divided by the weighted-average number of shares of common stock outstanding for that year. We believe a net burn rate measure (that is, burn rate calculated to reflect forfeitures and expirations of awards) indicates the rate at which we actually create potential future stockholder dilution. The following table sets forth information regarding historical awards granted and awards forfeited or expired in each of the 2021 through 2023 fiscal periods, and the corresponding annual net burn rate, for each of such three fiscal years, as well as the average net burn rate for those three years:

	2023	2022	2021
Awards Granted(1)	7,381,522	5,857,251	5,309,278
Less: Forfeitures and Expirations(1)	(6,460,076)	(2,729,782)	(3,076,162)
Net Shares Awarded	921,446	3,127,469	2,233,116
Weighted Average Number of Shares of Common Stock Outstanding	114,220,826	81,870,651	75,217,760
Net Burn Rate	0.81%	3.82%	2.97%
Three-year Average Net Burn Rate		2.53%

(1) Included in “Awards Granted” and “Forfeitures and Expirations” for 2023 are 2,686,652 PSUs and 334,886 PSUs, respectively, each assuming maximum performance. Prior to 2023, we did not grant any PSU awards and no PSU awards vested in 2023.

We recognize that equity awards dilute existing stockholders, and, therefore, we and our Compensation Committee are mindful to responsibly manage our equity compensation program. We believe our historical three-year burn rate is reasonable for the reasons set forth below:

•
Broad-based equity program: In order to retain and motivate top talent in what is a tremendously competitive labor market for biotech companies, drive successful expansion of our commercial business and progress our clinical development program in our three core programs, it is critical that we grant competitive, market-driven equity awards to our employees. As a result, unlike many companies, our equity is not concentrated in our executive leadership team. Rather, our equity compensation program has always been and will continue to be a key component in our ability to pay market-competitive compensation to all of our eligible employees, not just those in leadership positions, and to motivate employees at every level of the organization to drive stockholder value. For example, approximately 69% of our 2023 equity awards were granted to employees who are not NEOs.
•
Leadership and strategic transitions and forfeiture impact: In mid-2021, we began a transition process for our executive leadership team and, as a result, experienced significant changes in our leadership and strategic direction, which continued into 2022. We made a number of key changes to our executive leadership team, including a CEO transition and a new Chief Commercial Officer in 2021 and new Chief Medical Officer and Chief Development Officer in 2022, each of whom we would not have been able to recruit without market-competitive equity incentives. As a result, our 2021 and 2022 burn rates were negatively impacted by these equity grants, primarily the new hire equity awards granted to Mr. Paulson in 2021, which were both market competitive awards for a new CEO and essential to incentivize him to join our company as CEO. Further, in connection with these leadership transitions, equity grants previously awarded to our former executives that were forfeited upon their departure from the Company are reflected in the table above for 2022 and 2023. In 2023 there were 2.5 million shares underlying awards of former executive officers that were forfeited or expired. The leadership changes beginning with the appointment of Mr. Paulson in mid-2021 and subsequent changes implemented to our strategic commercial and pipeline focus, have shown positive results and we therefore believe that the Amended 2022 Plan is critical to sustaining this momentum as we continue to build stockholder value through our commercialization and clinical development programs.

We have been and are committed to continuing to be careful, responsible stewards of our equity compensation program. We recognize that each equity award that we make dilutes our stockholders and intend to continue to actively monitor our share reserve and burn rate to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to reward, motivate and retain our employees and directors. This requires prudence, process and sound judgment, all of which we are committed to because we know that we will not be able to compete for talent and deliver sustainable success to our stockholders without an equity compensation program.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see the section titled “Executive Compensation – Equity Compensation Plan Information” contained elsewhere in this proxy statement.

Description of the Amended 2022 Plan

The following is a brief summary of the Amended 2022 Plan. A copy of each of the 2022 Plan, Amendment No. 1 and Amendment No. 2 is attached in Appendix A to this proxy statement. References to our Board in this summary shall include the Compensation Committee or any similar committee or sub-committee or the officers of the Company to the extent that the Board’s powers or authority under the Amended 2022 Plan have been delegated to such committee or officers, in accordance with the Amended 2022 Plan.

Types of Awards; Eligibility; Shares Available for Awards; Share Counting Rules

The Amended 2022 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below (collectively, “awards”). Employees, directors consultants and advisors to the Company are eligible to receive awards under the Amended 2022 Plan. The term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the Amended 2022 Plan (any or all of which awards may be in the form of incentive stock options) for up to a number of shares of common stock equal to the sum of: (i) 15,100,000 shares of our common stock; and (ii) such additional number of shares of common stock (up to 14,231,243) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2013 Plan that remained available for grant immediately prior to the date our stockholders originally approved the 2022 Plan and (y) the number of shares of common stock subject to awards granted under our 2013 Plan that were outstanding as of such date which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code). Shares of common stock issued under the Amended 2022 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The Amended 2022 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our Board in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the Amended 2022 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended 2022 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised (“tandem SAR”), only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended 2022 Plan.

Shares covered by awards under the Amended 2022 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR or an RSU that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended 2022 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the Amended 2022 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended 2022 Plan. Shares repurchased by us on the open market using proceeds from the exercise of an award will also not increase the number of shares available for future grant of awards under the Amended 2022 Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant awards under the Amended 2022 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended 2022 Plan. No such substitute awards shall count against the overall share limit, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. A participant who is awarded an option receives the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended 2022 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

The Amended 2022 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by our Board, and subject to certain conditions, by delivery to us (either by actual delivery or attestation) of shares of common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option award agreement or approved by our Board, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by our Board, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Amended 2022 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended 2022 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A participant who is awarded a SAR receives, upon exercise, a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended 2022 Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended 2022 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended 2022 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Amended 2022 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Amended 2022 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Amended 2022 Plan) and grant in substitution therefor new awards under the Amended 2022 Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with us or an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Amended 2022 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded.

Restricted Stock Awards. A participant who is granted a restricted stock award is entitled to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards. A participant who is granted an RSU award is entitled to receive shares of our common stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our Board. Our Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.

Other Stock-Based Awards. Under the Amended 2022 Plan, our Board may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended 2022 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board may determine. The award agreement of an other stock-based award may provide the participant who receives that award of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Cash Awards. Under the Amended 2022 Plan, the Board has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Awards under the Amended 2022 Plan may be made subject to the achievement of performance goals. Our Board may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures will be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the write-down of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the Board may determine. Such performance measures: (A) may vary by participant and may be different for different awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works; and (C) may cover such period as may be specified by the Board. The Board will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board may adjust the cash or number of shares payable pursuant to a performance award, and the Board may, at any time, waive the achievement of the applicable performance measures. Notwithstanding its designation as a performance award, no option or SAR will provide for the payment or accrual of dividend equivalents, any dividends declared and paid by the Company with respect to shares of restricted stock will be subject to the same dividend rules for restricted stock awards not designated as a performance award and any right to receive dividend equivalents on an award of RSUs and other stock-based awards will be subject to the same dividend equivalent rules for such awards that are not designated as a performance award.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended 2022 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, our Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to an award granted under the Amended 2022 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended 2022 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future, including without limitation the Company’s Dodd-Frank Compensation Recovery Policy.

Plan Benefits

As of March 29, 2024, approximately 552 persons were eligible to receive awards under the Amended 2022 Plan, including all five NEOs, one other executive officer who is not a NEO, 320 employees (excluding NEOs and other executive officers), seven non-employee directors (excluding our President and Chief Executive Officer who is an executive officer), 219 consultants and zero advisors (excluding consultants).

Awards Granted Under 2022 Plan

The following table sets forth information about equity awards granted under the 2022 Plan since adoption of the 2022 Plan by our stockholders on May 19, 2022 through March 29, 2024 to the individuals and groups described in the table below:

Name and Position	Number of Shares of Common Stock Underlying Stock Options Granted (#)	Number of Shares of Common Stock Underlying RSUs Granted (#)	Number of Maximum Shares of Common Stock Underlying PSUs Granted (#)
Richard Paulson, President and Chief Executive Officer	—	694,800	1,168,200
Michael Mason, Executive Vice President, Chief Financial Officer and Treasurer	45,000	313,205	280,989
Sohanya Cheng, Executive Vice President, Chief Commercial Officer	45,000	328,959	297,902
Stuart Poulton, Executive Vice President, Chief Development Officer	45,000	308,205	280,989
Reshma Rangwala, Executive Vice President, Chief Medical Officer and Head of Research	—	298,959	297,902
All current executive officers as a group	165,000	2,181,128	2,530,482
All current directors who are not executive officers as a group	460,395	—	—
Each nominee for election as a director	115,800	694,800	1,168,200
Each associate of any of such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive 5 percent or more of such options, warrants or rights	—	—	—
All employees, including all current officers who are not executive officers, as a group	212,100	5,527,197	2,726,928

On March 29, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.51.

New Plan Benefits Table

The granting of awards under the Amended 2022 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below. We are obligated to grant each of our non-employee directors an option to purchase 69,000 shares in 2024 under the terms of our Non-Employee Director Compensation Policy. Based upon our current Non-employee Director Compensation Policy, future awards of options to purchase shares will be made to non-employee directors in years subsequent to 2024.

Name and Position	Dollar Value	Number of Shares of Common Stock Underlying Option Awards
Richard Paulson, President and Chief Executive Officer	—	—
Michael Mason, Executive Vice President, Chief Financial Officer and Treasurer	—	—
Sohanya Cheng, Executive Vice President, Chief Commercial Officer	—	—
Stuart Poulton, Executive Vice President, Chief Development Officer	—	—
Reshma Rangwala, Executive Vice President, Chief Medical Officer and Head of Research	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)	—	483,000
All employees, including all current officers who are not executive officers, as a group	—	—

(1)
Represents the annual stock option award to purchase shares of common stock to be granted in 2024 to each non-employee director. Under our Non-Employee Director Compensation Policy, each non-employee director will receive an annual stock option award of 69,000 shares on the date of our annual stockholder meeting. The value of a stock option to be granted under this policy will be determined using the same method we use to calculate the grant-date fair value of stock options in our financial statements included in our 2023 Annual Report. Excludes (i) options that the non-employee directors will be entitled to receive under our Non-employee Director Compensation Policy for subsequent years following 2024 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended 2022 Plan.

Administration

The Amended 2022 Plan will be administered by our Board. Our Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2022 Plan that it deems advisable and to construe and interpret the provisions of the Amended 2022 Plan and any award agreements entered into under the Amended 2022 Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the Amended 2022 Plan or any award. All actions and decisions by our Board with respect to the Amended 2022 Plan and any awards made under the Amended 2022 Plan will be made in our Board’s discretion and will be final and binding on all persons having or claiming any interest in the Amended 2022 Plan or in any award.

Pursuant to the terms of the Amended 2022 Plan, our Board may delegate any or all of its powers under the Amended 2022 Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee to administer certain aspects of the Amended 2022 Plan. Awards granted to non-employee directors must be granted and administered by a committee of the Board, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Subject to any requirements of applicable law, the Board may delegate to one or more officers the power to grant awards (subject to any limitations under the Amended 2022 Plan) to employees or officers and to exercise such other powers under the Amended 2022 Plan as the Board may determine, provided that the Board shall fix the terms of awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted; and provided further, that no officer shall be authorized to grant awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act), or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to applicable limitations contained in the Amended 2022 Plan, the Board, the Compensation Committee, or any other committee or subcommittee or officer to whom the Board has delegated authority pursuant to the Amended 2022 Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the Amended 2022 Plan, each award under the Amended 2022 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants uniformly. Our Board will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.

The Board may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be. Subject to the preceding sentence, no award under the Amended 2022 Plan shall vest earlier than the first anniversary of its date of grant, unless such award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant; provided, that, such limitation will not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Amended 2022 Plan.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board, to (i) the number and class of securities available under the Amended 2022 Plan, (ii) the share counting rules set forth in the Amended 2022 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award. In the event we effect a split of our common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended 2022 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the Amended 2022 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the Amended 2022 Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, our Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended 2022 Plan or the change is otherwise permitted under the terms of the Amended 2022 Plan in connection with certain corporate events.

Reorganization Events

The Amended 2022 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended 2022 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the Amended 2022 Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by our Board) does not exceed the exercise price of the award, then the award will be canceled without any payment of consideration, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing.

Our Board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the Amended 2022 Plan. Our Board, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability of these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Change in Control Events

The Amended 2022 Plan contains provisions addressing the consequences of any change in control event. A change in control event is defined under the Amended 2022 Plan as: (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), referred to herein as a Person, of beneficial ownership of any of our capital stock if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, referred to herein as the Outstanding Company Voting Securities; provided, however, that for the purposes of the preceding provision, the following acquisitions shall not constitute a change in control event: (1) any acquisition directly from us or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or (B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors a successor corporation to us), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the 2022 Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or (C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving us or a sale or other disposition of all or substantially all of our assets of us (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (D) our liquidation or dissolution.

Provisions Applicable to Options. Notwithstanding the provisions with respect to the treatment of the options in a reorganization event, except to the extent specifically provided to the contrary in an award agreement or any other agreement between a participant and us, each option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the participant or is terminated without “cause” (each, as defined below) by us or the acquiring or succeeding corporation.

Provisions Applicable to Restricted Stock. Notwithstanding the provisions with respect to the treatment of the restricted stock in a reorganization event, except to the extent specifically provided to the contrary in an award agreement or any other agreement between a participant and us, each restricted stock award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the participant or is terminated without “cause” by us or the acquiring or succeeding corporation.

Provisions Applicable to RSUs. Notwithstanding the provisions with respect to the treatment of the RSUs in a reorganization event, except to the extent specifically provided to the contrary in an award agreement or any other agreement between a participant and us, each RSU that vests solely based on continued service shall become immediately vested in full and free from forfeiture if, on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the participant or is terminated without “cause” by us or the acquiring or succeeding corporation.

Provisions Applicable to SARs and Other Stock-Based Awards. The Board may specify in an award at the time of the grant the effect of a change in control event on any SAR or other stock-based award.

Under the Amended 2022 Plan, “good reason” means the occurrence of any of the following without the participant’s prior written consent: (A) any change in the participant’s position, title or reporting relationship with us from and after such reorganization event or change in control event that diminishes in any material respect the authority, duties or responsibilities of the participant as in effect immediately preceding the reorganization event or change in control event, as the case may be; provided, however, that a change in the participant’s title or reporting relationship solely due to the us becoming a division, subsidiary or other similar part of a larger organization following a reorganization event or change in control event shall not by itself constitute “good reason”; or (B) any material reduction in the participant’s annual base compensation from and after such reorganization event or change in control event, as the case may be. Notwithstanding the foregoing, “good reason” shall not be deemed to have occurred unless (x) the participant provides us with written notice that the participant intends to terminate employment for one of the grounds set forth in subsections (A) or (B) within 60 days of such ground arising, (y) if such ground is capable of being cured, we have failed to cure such ground within a period of 30 days from the date of such written notice, and (z) the participant terminates employment within six months from the date that “good reason” first occurs.

Under the Amended 2022 Plan, “cause” means the occurrence of any of the following: (A) the participant’s willful failure to perform in any material respect the participant’s material duties or responsibilities for us, which is not cured within 30 days of written notice thereof to the participant from us; (B) repeated unexplained or unjustified absence from us inconsistent with the participant’s duties and responsibilities for us, which continues without explanation or justification after written notice thereof to the participant from us; (C) the participant’s willful misconduct that causes material and demonstrable monetary or reputational injury to us, including, but not limited to, misappropriation or conversion of our assets (other than non-material assets); or (D) the conviction of the participant of, or the entry of a plea of guilty or nolo contendere by the participant to, any crime involving moral turpitude or any felony.

Provisions for Foreign Participants

The Board has established, and may further establish, one or more sub-plans under the Amended 2022 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board has established, and may further establish, such sub-plans by adopting supplements to the Amended 2022 Plan containing any limitations on the Board’s discretion under the Amended 2022 Plan and any additional terms and conditions not otherwise inconsistent with the Amended 2022 Plan as the Board deems necessary or desirable. All supplements adopted by the Board are deemed to be part of the Amended 2022 Plan, but each supplement only applies to participants within the affected jurisdiction.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of common stock under an award. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless we determine otherwise. If provided for in an award or approved by the Board, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as we shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Amendment or Termination

No award may be granted under the Amended 2022 Plan after May 18, 2032, but awards previously granted may extend beyond that date. Our Board may amend, suspend or terminate the Amended 2022 Plan or any portion of the Amended 2022 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which we maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Amended 2022 Plan materially increasing the number of shares authorized under the plan (other than as provided under the Amended 2022 Plan with respect to certain corporate events or substitute awards), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended 2022 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended 2022 Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended 2022 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended 2022 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the Amendment, the Amendment will not go into effect, and we will not grant additional awards under the 2022 Plan in excess of the current share reserve. In this event, the Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended 2022 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares or common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended 2022 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2022 EQUITY INCENTIVE PLAN, AS AMENDED.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO OUR AMENDED & RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES

On March 14, 2024, upon the recommendation of our Compensation Committee, our Board approved the adoption, subject to stockholder approval, of an amendment (the “ESPP Amendment”) to the Company’s Amended & Restated 2013 Employee Stock Purchase Plan (the “Amended & Restated ESPP” and, as amended by the ESPP Amendment, the “Amended 2013 ESPP”)), to increase the number of shares of common stock authorized for issuance under the Amended & Restated ESPP from 4,008,923 shares to 9,008,923 shares. No other amendments are being made to the Amended & Restated ESPP.

The Amended 2013 ESPP is intended to benefit the Company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with those of our stockholders. We believe that the ability to participate in the Amended 2013 ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of the Company. The Amended 2013 ESPP also helps to attract and retain employees because employee stock purchase plans are commonly offered by our peers and other industry leaders. As of March 29, 2024, 1,632,818 shares remained available for future issuance under the Amended & Restated ESPP without giving effect to the approval of the ESPP Amendment. We estimate that, with an increase of 5,000,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the Amended 2013 ESPP through approximately 2027, though the actual duration of the reserved shares will depend on participation and our stock price. Our Board believes it is in the best interests of the Company and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended 2013 ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders. If the ESPP Amendment is not approved by our stockholders, our ability to recruit and retain employees could be negatively impacted if we do not have sufficient authorized shares available for future issuance under our Amended 2013 ESPP for our employees’ participation. To further encourage stock ownership among our employees while providing our employees with a benefit that is common in the companies with which we compete for talent, our Board has approved the ESPP Amendment. If the Company’s stockholders do not approve the ESPP Amendment, the proposed 5,000,000 additional shares will not become available for issuance under our Amended & Restated ESPP and we will not have sufficient shares to maintain our Amended & Restated ESPP after the current offering period. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of the Company’s compensation practices and the competitive markets in which the Company competes for talented employees.

Our Board urges stockholders to vote for this proposal as failure to obtain the required vote may limit the Company’s ability to attract, retain and motivate employees. If this proposal is approved by our stockholders, we intend to register the additional shares authorized for issuance under the Amended 2013 ESPP by filing a Registration Statement on Form S-8 as soon as practicable following such approval.

Description of the Amended 2013 ESPP

The following is a brief summary of the Amended 2013 ESPP. The following description is only a summary of the material terms of the Amended 2013 ESPP, and is qualified in its entirety by reference to the Amended & Restated ESPP and Amendment No. 1, a copy of each of which is attached to this proxy statement as Appendix B.

Eligibility

All employees of the Company and any subsidiary of the Company designated by our Board or Compensation Committee are eligible to participate in the Amended 2013 ESPP, provided that they work more than twenty (20) hours per week and for more than five (5) months in a calendar year, have been employed by the Company or a designated subsidiary for at least 30 days prior to enrolling in the Amended 2013 ESPP and are employed on the first day of the applicable offering period. No employee can be granted an option under the Amended 2013 ESPP that would result in the employee owning common stock and/or options to purchase common stock representing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock. As of March 29, 2024, approximately 320 employees (excluding NEOs and other executive officers), all five NEOs and one other executive officer who is not a NEO would have been eligible to participate in the Amended 2013 ESPP. Non-employee directors, consultants and advisors are not permitted to participate in the Amended 2013 ESPP.

Amended 2013 ESPP Operation

The Amended 2013 ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment form, timely filing it with our payroll office and authorizing after-tax payroll deductions from their pay. Employees can elect to contribute up to 15 percent (or such lower maximum contribution rate as our Board or Compensation Committee may, at its discretion, designate). Our Board or Compensation Committee may also, in its discretion, establish a different minimum payroll deduction percentage.

The Amended 2013 ESPP will be implemented by consecutive six (6) month offering periods. Our Board or Compensation Committee may, in its discretion, choose a different offering period of not more than twelve (12) months.

Offering periods will begin at such time as our Board may determine. On the first day of each offering period, each employee who is enrolled in the Amended 2013 ESPP will automatically receive an option to purchase, on the last trading day of the offering period, up to that number of shares of our common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price of our common stock on the first day of the offering period, or such lesser number of shares set by the Board or Compensation Committee.

However, no eligible employee may be granted an option under the Amended 2013 ESPP that permits the employee’s rights to purchase shares under the Amended 2013 ESPP to accrue at a rate that exceeds $25,000 in fair market value (determined at the date the option is granted) of our common stock in any given calendar year in which such option is outstanding at any time.

Unless an employee withdraws from the Amended 2013 ESPP, the employee’s option will be exercised automatically on the last trading day of the offering period as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last trading day of the offering period.

Our Board or Compensation Committee will determine the purchase price of each of the shares purchased in a given offering period. The purchase price will be at least 85% of (i) the closing price of a share of our common stock on the first trading day of the offering period or the last trading day of the offering period, whichever is lower or (ii) the closing price of a share of our common stock on the last trading day of the offering period. In the absence of a determination by the Board or the Compensation Committee, the purchase price will be 85% of the lesser of the closing price of our common stock on the first trading day of the offering period or the last trading day of the offering period.

All payroll deductions received or held by the Company under the Amended 2013 ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions (except to the extent that our Board or Compensation Committee, in its sole discretion, elects to credit employee accounts with interest at a rate that it determines). An employee may decrease or discontinue the employee’s payroll deductions once during any offering period, by filing a new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during an offering period. Employees may purchase common stock under the Amended 2013 ESPP only through payroll deductions. An employee’s payroll deduction elections remain in effect for successive offering periods unless amended or terminated by the employee at the time and on the terms set forth in the Amended 2013 ESPP. In addition, an employee may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the offering period in which the funds were deducted. If an employee withdraws from participation during an offering period, the amounts contributed to the Amended 2013 ESPP will be refunded promptly without interest and the employee’s option granted for such offering period will automatically terminate. At the end of the offering period, the accumulated payroll contributions of each employee who continues to participate in the plan as of such date will be used to purchase shares of common stock (at the purchase price described above) subject to the limitations described above. An employee’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods or in any other similar plan which the Company may adopt.

The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the Amended 2013 ESPP are not currently determinable.

We are required to make equitable adjustments to the number and class of securities available under the Amended 2013 ESPP, the share limitations under the Amended 2013 ESPP and the purchase price for an offering period under the Amended 2013 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the Amended 2013 ESPP), our Board or a committee appointed by our Board may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the Amended 2013 ESPP on such terms as our Board or a committee determines:

•
provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•
upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
•
upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
•
in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, change the last day of the offering period to be the date of the consummation of the reorganization event, and make or provide for a cash payment to each employee equal to (1) the acquisition price times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the Amended 2013 ESPP, minus (2) the result of multiplying such number of shares by the purchase price;
•
provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof); and
•
any combination of the above actions.

Authorized Shares

Subject to adjustment, as described above, the maximum aggregate number of shares of our common stock authorized for issuance pursuant to the exercise of options granted under the Amended 2013 ESPP will be 9,008,923 shares. If the total number of shares of common stock with respect to which options are to be exercised at the end of an offering period exceeds the number of shares remaining available for issuance under the Amended 2013 ESPP, the Company will only issue to employees in that offering that number of shares remaining available for issuance, on a pro-rata basis.

Administration

The Amended 2013 ESPP will be administered by our Board or by a committee appointed by the Board. Our Board has appointed the Compensation Committee to administer the Amended 2013 ESPP. Our Board or the Compensation Committee has authority to make rules and regulations for the administration of the Amended 2013 ESPP, and its interpretation and decisions with respect to the Amended 2013 ESPP will be final and conclusive.

Our Board or Compensation Committee has the ability to change offering periods (including the commencement dates and length thereof) with respect to future offerings without stockholder approval. Our Board may terminate, suspend or amend the Amended 2013 ESPP at any time and for any reason, however if the approval of any amendment of the Amended 2013 ESPP by the stockholders is required in order for the plan to continue to satisfy the requirements of Section 423 of the Code, then such amendment will not be effective unless and until approved by the Company’s stockholders.

Our Board or Compensation Committee may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code.

Plan Benefits

Participation in the Amended 2013 ESPP is discretionary. The benefits received by any individual under the plan are dependent upon the individual’s decision to participate in the Amended 2013 ESPP, the amount that the individual decides to contribute to the Amended 2013 ESPP and the fair market value of the Company’s common stock on the exercise date. As a result, it is not possible to determine the benefits that will be received under the Amended 2013 ESPP by the Company’s NEOs, other executive officers and other employees. Non-employee directors, consultants and advisors are not eligible to participate in the Amended 2013 ESPP. On March 29, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.51.

The table below sets forth, for each of the individuals and groups indicated, the number of shares of our common stock purchased under the ESPP since inception through March 29, 2024.

Name and Position	Dollar Value $ (1)	Number of Shares Purchased
Richard Paulson, President and Chief Executive Officer	—	—
Michael Mason, Executive Vice President, Chief Financial Officer and Treasurer	—	—
Sohanya Cheng, Executive Vice President, Chief Commercial Officer	18,472	7,876
Stuart Poulton, Executive Vice President, Chief Development Officer	—	—
Reshma Rangwala, Executive Vice President, Chief Medical Officer and Head of Research	—	—
All current executive officers as a group	18,472	7,876
All current directors who are not executive officers as a group*	—	—
Each nominee for election as a director*	—	—
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of awards	—	—
All employees, including all current officers who are not executive officers, as a group	12,052,401	2,368,229

* Ineligible to participate in the ESPP.

(1)	Based on the number of shares purchased multiplied by the closing price of our common stock on the applicable exercise date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended 2013 ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. The Amended 2013 ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. This summary assumes that the Amended 2013 ESPP complies with Section 423 of the Code. Further, this summary assumes that the purchase price for shares is 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the offering period, whichever is lower. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the Amended 2013 ESPP or upon purchasing stock at the end of a purchase period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended 2013 ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

•
15% of the value of the stock on the day the offering commenced; and
•
the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board Unanimously Recommends that Stockholders Vote “FOR” the Approval of the Amendment TO OUR AMENDED & RESTATED 2013 employee stock purchase plan.

PROPOSAL 4:

APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR NON-EXECUTIVE OFFICER EMPLOYEES

Introduction

We are seeking stockholder approval of a one-time stock option exchange program (the “Option Exchange”) that would allow U.S. employees who are not executive officers (“Eligible Participants”) to exchange out-of-the-money or “underwater” stock options, meaning outstanding stock options that have an exercise price that is significantly greater than the market price for our stock, for a number of RSUs that is less than the number of options exchanged based on exchange ratios, as described below (the “Exchange Ratios”). No executive officers, directors, consultants or advisors are eligible to participate in the Option Exchange. Unless otherwise indicated, all numbers presented in this proposal were determined as of March 29, 2024, the date on which an analysis related to the proposed Option Exchange was performed by Infinite Equity, Inc. (“Infinite Equity”), an outside consulting firm. These numbers are provided for illustrative purposes only. If the proposed Option Exchange is approved at the Annual Meeting and subsequently implemented, an updated analysis will be conducted prior to filing the Schedule TO with the SEC to effect the Option Exchange.

Stockholder-Friendly Design

In reviewing alternatives to address our employees’ underwater options, our Compensation Committee and Board prioritized equitably considering the interests of our stockholders as well as those of our employees. We believe the design of the Option Exchange achieves this objective by providing a much less dilutive and more cost-effective retention and incentive tool than issuing additional equity or paying more cash compensation in order to continue to retain and motivate our non-executive officer employees. We designed the Option Exchange by prudently balancing our goals of restoring equity value for our non-executive officer employees, increasing employee retention and motivation in a competitive labor market, reducing the dilution created by the underwater stock options and better aligning our employee and stockholder interests for long-term growth. We believe the following features of the Option Exchange, as discussed in more detail below, align with our stockholders’ interests and will allow us to continue to achieve our strategic goals and provide future stockholder value:

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Value for Value: The Option Exchange is not a one-for-one exchange. Instead, the number of new RSUs that are granted for surrendered options will be based on the Exchange Ratios, which are intended to result in a “value for value” exchange, meaning that the accounting fair value of the new RSUs will be approximately equal to the fair value of the stock options that are surrendered and will therefore not result in a windfall to participants nor significant incremental accounting expenses.
•
No Share Recycling: Shares from exchanged stock options that are in excess of the shares needed to issue the new RSUs will not become available under the 2022 Plan, limiting future dilution.
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New Vesting Term: The new RSUs will be unvested on the date of grant and will be subject to an 18 month vesting schedule commencing on the date of grant, subject to the holder’s continued service with us through each applicable vesting date.
•
Overhang Reduction: The number of shares subject to stock options surrendered in the Option Exchange will not become available under the 2022 Plan except with respect to the number of shares subject to the new RSUs granted under the 2022 Plan pursuant to the Option Exchange, which will therefore result in a reduction of the overhang from our equity compensation program.
•
Limited Eligible Participants: Our executive officers, non-employee directors, consultants, advisors, non-U.S. employees and former employees are excluded from participation in the Option Exchange to keep the focus on the retention of our current non-executive workforce.
•
Limited Eligible Stock Options: Only options granted before December 31, 2022 and that have an exercise price of greater than $3.35 will be eligible to be exchanged for new RSUs to ensure that the program is not designed to address immaterial or fleeting changes in our stock price.

Background

We rely on our employees to implement our strategic initiatives and expand and develop our business. Competition for many of these employees, particularly in the pharmaceutical industry, is intense and many companies use stock options as a means of attracting, motivating and retaining their key employees. Stock options have historically constituted a critical part of our incentive and retention programs because our Board believes that equity compensation encourages employees to work toward our success and rewards their contributions by allowing them to benefit from increases in the value of our common stock. The successes we have achieved are the result of significant, sustained efforts on their part and therefore, retaining their know-how and services is important to our ability to achieve our 2024 and longer-term corporate goals, including (i) the successful execution of our clinical development program, focused on our three ongoing pivotal Phase 3 trials, which, if approved could potentially create new standards of care for patients suffering from endometrial cancer, multiple myeloma and/or myelofibrosis; and (ii) continuing to leverage our and our partners’ commercial capabilities to grow our position in the multiple myeloma market both in the U.S. and abroad. We also believe that it is important to reward our employees for their substantial efforts to date and going forward.

While we have achieved a number of important milestones and made significant progress on our commercial, clinical development, organizational, and business goals over the past several years and we are optimistic regarding our potential future growth opportunities, the price of our common stock remains below historic levels. In the last several years, our stock price has experienced significant volatility, due to a number of potential factors, many of which were outside the control of our company and employees, including a challenging financial market impacted by macro-economic factors, worsening of investor sentiment leading to pressures in stock prices, particularly in the pharmaceutical and biotech industries and a significantly increased competitive environment in the multiple myeloma market. As a result, our stock price fell from approximately $20.02 per share on March 30, 2020 to $1.51 per share on March 29, 2024. The significant decline in the price of our common stock has had a meaningful negative impact on the total compensation earned by our employees, which we believe to be a considerable challenge to our talent retention efforts.

On March 29, 2024, the closing price of our common stock on The Nasdaq Global Select Market was $1.51 per share, resulting in 100% of our outstanding stock options held by Eligible Participants being underwater on such date, with approximately 96% of those stock options having an exercise price of $5.00 or higher. Simply stated, these options are so significantly underwater that they do not have any retention or incentive value for our employees, and yet they will remain outstanding as a stock option “overhang” affecting all stockholders until they are exercised, expire or are otherwise cancelled (for example upon termination of the employee’s service with the Company). This overhang represents future potential (though unlikely) dilution to our stockholders and therefore negatively impacts our ability to increase our share pool under our 2022 Plan, as presented above in Proposal 2, to sufficiently address our near-term equity needs. If the Option Exchange is approved by our stockholders and all eligible employees participate, then, based on currently expected Exchange Ratios, the number of RSUs to be granted in exchange for 2,608,932 shares underlying outstanding eligible stock options would be 984,274. Importantly, any shares subject to underwater options that are exchanged in the Option Exchange will not be returned to our equity plans, except with respect to the shares needed to grant the new RSUs. As such, the Option Exchange will result in an actual reduction in our overhang. The magnitude of the actual reduction in our overhang will depend upon a number of factors, including the level of participation in the Option Exchange and the final Exchange Ratios.

The Option Exchange is thus purposely designed to balance the interests of our stockholders, by reducing our overhang, with our critical need to retain and incentivize our employees by granting RSUs with a new 18 month vesting schedule. We have a pressing need to retain and motivate our key talent, particularly in light of the highly competitive nature of the labor market in the pharmaceutical industry and the significant efforts, historical expertise and continuity needed from our employees to continue to grow our multiple myeloma business, advance our three ongoing pivotal Phase 3 clinical trials and execute on our long-term strategic initiatives. We believe that equity compensation provides a meaningful incentive for our employees, creates an essential link between our employees and our stockholders and allows us to conserve cash resources to support our growth objectives. We also believe that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Central to these objectives is our equity compensation program, which is consistent with our compensation philosophy and the compensatory practices of other pharmaceutical companies in our peer group and other companies that we compete with for talent.

Accordingly, our Board believes approval of the Option Exchange is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Option Exchange described below. The remainder of this Proposal 4 includes:

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Option Exchange Program Considerations
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Reasons for the Option Exchange
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Structure of the Option Exchange
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Option Exchange Process
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Impact of the Option Exchange
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Material U.S. Federal Income Tax Consequences

Option Exchange Program Considerations

During the fourth quarter of 2023, our management team and Compensation Committee began evaluating various alternatives for providing market competitive compensation to our employees. In consultation with the Compensation Committee’s compensation consultant, Compensia, Inc. (“Compensia”), our management and Compensation Committee evaluated several alternatives to the Option Exchange, including granting additional stock options or restricted stock unit awards, paying additional cash compensation, repricing underwater stock options, exchanging underwater options for replacement options or RSUs or exchanging underwater options for a cash payment, or some combination thereof. Each alternative was analyzed to assess whether it would be beneficial to our employees and in the best interests of our stockholders. Once our management team and Compensation Committee determined that the Option Exchange best balanced our employee equity compensation needs with stockholder interests, they thoroughly evaluated whether or not to include executive officers or directors as eligible participants in the Option Exchange, and elected not to propose including executive officers or directors as eligible participants in the Option Exchange. After careful consideration, upon the recommendation of our Compensation Committee, our Board determined that the Option Exchange was the most attractive alternative for the Company, its stockholders, and its employees for the reasons set forth in more detail in the section below titled “Reasons for the Option Exchange.”

On March 14, 2024 our Board authorized the Option Exchange, subject to stockholder approval, pursuant to which we would give Eligible Participants the opportunity to exchange eligible stock options for a lesser number of RSUs. Any stock option held by an eligible employee that was granted before December 31, 2022 and that has an exercise price of greater than $3.35 (which were granted under our 2022 Plan, our 2013 Plan or our 2022 Inducement Plan or as inducement stock options granted pursuant to Nasdaq Listing Rule 5635(c)(4) outside of the 2022 Inducement Plan (“Inducement Options” and, together with the 2022 Plan, 2013 Plan, and 2022 Inducement Plan, the “Equity Plans”), is an eligible stock option under the Option Exchange. All U.S. non-executive officer employees who are employed by us and hold eligible stock options as of the commencement of the Option Exchange shall be Eligible Participants. Members of our Board and our executive officers are not eligible to participate in the Option Exchange.

As of March 29, 2024, there were 2,608,932 shares of common stock underlying outstanding stock options held by Eligible Participants with exercise prices ranging from $3.40 to $35.97 and a weighted average exercise price of $10.92. All of these stock options have an exercise price greater than $3.35 per share and would therefore be eligible for the Option Exchange, if the Option Exchange is approved by our stockholders. The $3.35 per share threshold exercise price of the eligible stock options is approximately 150% above the $1.34 per share closing price of our common stock on The Nasdaq Global Select Market on March 14, 2024, the date on which our Board authorized the Option Exchange.

Stockholder approval of the Option Exchange is required under the terms of our 2022 Plan and the Nasdaq Listing Rules. We also believe seeking stockholder approval of the Option Exchange promotes strong corporate governance. If our stockholders approve this proposal, our Board, Compensation Committee and management will implement the Option Exchange, which must be effected through a tender offer under federal securities laws, as described below.

Reasons for the Option Exchange

Employee Retention

As of March 29, 2024, 100% of the stock options held by the Eligible Participants were underwater, with 96% significantly underwater. As a result, we face considerable challenges in retaining such employees, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive and that, in many cases, are more market competitive than what we are currently offering to our existing employees. The Option Exchange is designed to address these concerns as well as improve morale among our employees generally and emphasize the importance of equity compensation as a component of our overall compensation package and a meaningful part of our pay-for-performance philosophy.

As discussed in more detail below, none of the new RSUs issued under the Option Exchange will be vested on the date of grant. Under the Option Exchange, Eligible Participants may surrender eligible options, including options that are fully vested when surrendered, for new RSUs, with 50% of the new RSUs vesting on the one-year anniversary of the grant date and the remaining 50% vesting on the 18 month anniversary of the grant date, subject to continued service with us on the respective vesting dates. We believe that the new RSUs, together with the new vesting requirements, creates the potential for a significant positive impact on retention, motivation and performance.

Restoration of Equity Incentives

It is critical to our success that we motivate our employees. As noted above, we face intense competition for experienced and talented personnel in our industry, and equity incentive awards must be a substantial part of our overall compensation program in order for us to effectively compete for and retain that talent. We believe that significantly underwater stock options are less effective as performance incentives because they provide little or no perceived value to employee option holders, as stock options cannot be sold and only provide value to the holder when the trading price exceeds the option exercise price.

We believe that failure to address, in the near to medium term, the fact that 100% of stock options held by the Eligible Participants were underwater as of March 29, 2024 will make it more difficult for us to motivate employees, which could negatively impact our business and results of operations. We believe that granting our non-executive officer employees the opportunity to exchange their underwater stock options for RSUs would be far more effective in incentivizing eligible participants than the existing significantly underwater options.

Realignment of Stockholder and Employee Interests

In considering alternatives to address our underwater stock options, our Compensation Committee was particularly mindful of structuring a program that would be acceptable to our stockholders and would align our employees’ interests with those of our stockholders. We believe that the proposed Option Exchange provides a more cost-effective and stockholder-friendly retention and incentive tool as compared to other alternatives, including leaving the underwater options outstanding, granting additional equity awards or paying higher cash compensation. As described above, the underwater options create significant overhang that dilutes all stockholders without providing meaningful employee retention or incentives. Leaving underwater options outstanding and granting additional equity awards would create an even larger overhang and could potentially overcompensate our employees if our stock price were to rebound significantly. Further, our Compensation Committee determined that we could not sustainably increase cash compensation in a meaningful manner without impeding our ability to invest the required and appropriate resources to execute our business goals, including the successful execution of our three ongoing pivotal Phase 3 clinical trials.

Thus, to accomplish the compensatory goals of the Option Exchange for our employees but also prioritize the interests of our stockholders, the Exchange Ratios for the Option Exchange are intended to approximate, as closely as possible, as of a date shortly before the commencement of the exchange, a value for value exchange for accounting purposes, assuming all eligible options are exchanged. Specifically, the Exchange Ratios will be applied on a grant-by-grant basis and will generally be designed to result in a fair value, for accounting purposes under ASC 718, of the new RSUs that will be approximately equal to the fair value of the exchanged stock options (based on valuation assumptions made shortly before the Option Exchange commences). The Exchange Ratios will be established by grouping together eligible options with certain exercise prices and assigning an appropriate exchange ratio to each grouping, based on the fair value of the eligible options (calculated using the Black-Scholes model in compliance with ASC 718) within the relevant grouping. Setting the Exchange Ratios in this manner is intended to result in the issuance of new RSUs that have a fair value that is approximately equal to the fair value of the exchanged stock options. This should minimize any additional compensation cost that we must recognize upon granting the new RSUs, other than some incremental compensation expense that might result from fluctuations in the fair market value of our common stock after the Exchange Ratios have been set but before the exchange date.

Reduction of Overhang

As of March 29, 2024, we had a total of 2,608,932 shares of common stock subject to outstanding stock options issued to Eligible Participants under our Equity Plans, with a range in exercise prices from $3.40 to $35.97 per share. As a result, we have developed a significant stock option “overhang” consisting of outstanding but unexercised options, all of which are underwater and therefore not serving their intended purposes of motivating and retaining employees. Not only do the underwater stock options have diminished employee retentive value, but they also cannot be removed from our stock option overhang until they are exercised, expire or are otherwise cancelled (for example, upon termination of an employee’s service with the Company). We estimate that this overhang, which represents potential future dilution that could result over the life of the options, could be reduced by approximately 1%, assuming all stock options are exchanged in the Option Exchange and based on currently assumed Exchange Ratios.

Alignment of Stock Compensation Expense with Retention Value

The stock options eligible for exchange have exercise prices that were equal to the fair market value of our common stock on the original grant date for such options. Under applicable accounting rules, we are required to continue to recognize stock compensation expense related to underwater options while they remain outstanding, even if they are never exercised. We believe that it is unproductive to recognize compensation expense on stock options that are not valued by our employees. Because the Exchange Ratios will be designed to approximate, as closely as possible, as of a date shortly before the commencement of the Option Exchange, a value-neutral exchange for accounting purposes, assuming all eligible options are exchanged, we do not anticipate that there will be significant additional stock compensation expenses associated with the new RSUs. Replacing underwater options that result in stock compensation expenses but have little or no retention or incentive value with new RSUs that will provide both enhanced retention and incentive value is a more efficient and effective compensation strategy.

Structure of the Option Exchange

The following is a summary of the terms of the Option Exchange recommended by our Compensation Committee and adopted by our Board, subject to stockholder approval. Our Compensation Committee and Board reserve the right to modify the terms of the Option Exchange (but not in a manner that is more favorable to Eligible Participants), or to postpone or cancel the Option Exchange, whether before or after the exchange period has commenced. The definitive terms of the Option Exchange will be set forth in an “Offer to Exchange” and related materials prepared under the federal securities laws, which are expected to be distributed to holders of eligible options shortly after the Annual Meeting, provided that our stockholders approve the Option Exchange.

Eligible Participants

The Option Exchange will be available to U.S. employees, excluding our executive officers, who on the commencement date for the Option Exchange are both employed by us and hold outstanding eligible stock options. Our executive officers, non-employee directors, consultants and advisors and non-U.S. employees are not eligible to participate in the Option Exchange. As of March 29, 2024, eligible stock options were held by 228 eligible employees, representing approximately 71% of our non-executive officer employees. In order to receive new RSUs, participants in the Option Exchange must continue to be employed by us through the end of the Option Exchange period (the date the surrendered options are cancelled and new RSUs are granted). Any employee holding eligible stock options who elects to participate in the Option Exchange, but whose service with us terminates for any reason before the date the new RSUs are granted, including due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, will retain his or her eligible stock options subject to their existing terms and will not be eligible to receive new RSUs in the Option Exchange.

Eligible Stock Options

An eligible stock option includes any stock option granted under our Equity Plans that is held by an Eligible Participant that was granted before December 31, 2022 and that has an exercise price greater than $3.35 per share.

As of March 29, 2024, eligible stock options to purchase 2,608,932 shares of common stock under our Equity Plans were outstanding, with a weighted average exercise price of $10.92 per share and with a weighted average remaining life of 5.98 years. These eligible stock options represent approximately 31% of our outstanding stock options and approximately 2.2% of the issued and outstanding shares of our common stock as of March 29, 2024. If all of the eligible options are exchanged pursuant to the Option Exchange and all holders of such options remain employed by the Company on the last day of the Option Exchange period, then 984,274 RSUs will be granted to eligible holders, based on currently assumed Exchange Ratios.

Illustrative Exchange Ratios

The Option Exchange is not a one-for-one exchange but is designed to approximate, as closely as possible, as of a date shortly before commencement of the Option Exchange, a value-neutral exchange for accounting purposes, assuming all eligible options are exchanged (based on valuation assumptions made as of such date). In consultation with Compensia and Infinite Equity, our Compensation Committee established the Exchange Ratios illustrated below by grouping together eligible stock options with similar exercise prices. Although the precise Exchange Ratio that will be used for the Option Exchange cannot be determined now, and will depend on factors such as the accounting fair value of eligible stock options (calculated using a Black-Scholes option pricing model) and the fair market value of our common stock at the time of the Option Exchange, the table below provides an example of the Exchange Ratios that our Compensation Committee would use if the fair market value of our common stock is $1.51 per share shortly before the commencement of the Option Exchange. Calculation of fair value takes into account variables such as the volatility of our stock, the expected term of a stock option and interest rates. As shown in the table below, the applicable Exchange Ratios will vary based on the exercise price of the eligible stock option.

Exercise Price Range per Share	Aggregate Number of Outstanding Eligible Options	Weighted Average Remaining Life (In Years)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$3.35 to $7.50	747,752	7.42	2 to 1
$7.51 to $25.00	1,742,680	5.56	3 to 1
$25.01 and above	118,500	3.22	4 to 1

The total number of shares of common stock subject to new RSUs will be determined by dividing the number of shares underlying the surrendered eligible option by the applicable Exchange Ratio and rounding down to the nearest whole share. For purposes of illustration, if an eligible employee holds an eligible option to purchase 12,000 shares of common stock with an exercise price of $10.00 per share, the employee would be entitled to exchange that option for a new RSU award covering 4,000 shares of common stock after applying the applicable 3:1 Exchange Ratio.

Vesting Schedules for New RSUs

New RSUs will not be vested on the date of grant. Eligible stock options, both that are vested and not vested as of the exchange date, may be exchanged for new RSUs, 50% of which will vest on the one-year anniversary of the grant date and the remaining 50% of which will vest on the 18 month anniversary of the grant date, subject to continued service to us on the respective vesting dates. This new vesting schedule supports the nature of equity awards as an incentive vehicle, recognizes the prior services and contributions of eligible employees and provides us with a valuable additional period of employee retention during a critical time for the Company.

Impact of Option Exchange on Surrendered Options

While the eligible stock options were granted under our various equity plans and arrangements, including as inducement awards outside of a stockholder approved plan, all new RSUs to be granted pursuant to the Option Exchange will be granted under our 2022 Plan. Specifically, there are 2,608,932 shares underlying outstanding eligible stock options. If these eligible options are exchanged in full, then we currently estimate that 984,274 new RSUs will be granted under the 2022 Plan, assuming all eligible employees remain employed by us through the end of the Option Exchange period and based on currently assumed Exchange Ratios. The 1,624,658 difference in the number of shares between the surrendered options and the newly granted RSUs will not become available under the 2022 Plan.

Option Exchange Process

Additional information regarding how we expect to conduct the Option Exchange, provided it is approved by stockholders, is set forth below. We may decide not to implement the Option Exchange even if we obtain stockholder approval, or we may delay, amend or terminate the Option Exchange once it is in progress (but not in a way that is more favorable to Eligible Participants). Additionally, while we expect the terms of the Option Exchange to conform to the material terms described in this Proposal 4, we may find it necessary or appropriate to change the terms of the Option Exchange in response to Company policy decisions or to comply with any comments we may receive from the SEC, provided that we will not change the terms of the Option Exchange in a manner that is more beneficial to Eligible Participants without seeking further stockholder approval of such changes. The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.

Overview of the Option Exchange Process

We anticipate that the Option Exchange will commence as soon as reasonably practicable following approval of this Proposal 4 by our stockholders (the “Commencement Date”). All U.S. employees, excluding our executive officers, who are employed by us on the Commencement Date, hold eligible stock option awards, and are still employed by us on the grant date of the new RSUs may participate in the Option Exchange. Upon commencement of the Option Exchange, Eligible Participants holding eligible stock options will receive a written exchange offer setting forth the terms of the Option Exchange in which they may voluntarily elect to participate. The written offer will be governed by the tender offer rules of the SEC. On or before the Commencement Date, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. We will give eligible option holders at least 20 business days to elect to participate in the Option Exchange. Eligible option holders may choose which eligible stock options they wish to exchange and may choose to exchange some, all or none of their eligible stock options. Upon completion of the Option Exchange, surrendered stock options will be cancelled and new RSUs will be granted.

The 2022 Plan, along with the terms set forth in the applicable award agreements for the new RSUs, will govern all terms and conditions of the new RSUs not specifically addressed by the Option Exchange described in this Proxy Statement, including treatment of the new RSUs following termination of employment.

Election to Participate

Assuming stockholder approval of the Option Exchange at the Annual Meeting, Eligible Participants will receive a tender offer document and will be able to voluntarily elect to participate in the Option Exchange. If you are both a stockholder and an eligible employee holding stock options that may be subject to the Option Exchange, please note that voting to approve the Option Exchange pursuant to this Proposal 4 does not constitute an election to participate in the Option Exchange. The written exchange offer documents described above will be provided if and when stockholders have approved the Option Exchange and the Option Exchange has commenced, and eligible employees will only be able to elect to participate after that time and in accordance with the terms of the written exchange offer documents.

Impact of the Option Exchange

Effect on Stockholders

While we cannot predict how many Eligible Participants will elect to participate in the Option Exchange, the following table illustrates the impact of the Option Exchange, grouped together by assumed Exchange Ratios, on the number of stock options outstanding as of March 29, 2024. The table below is based on the illustrative Exchange Ratios established by Infinite Equity and our Compensation Committee and set forth in the table above and assumes that 100% of employees who are Eligible Participants as of March 29, 2024 participate in the Option Exchange and exchange 100% of their eligible stock options. In this example, the Option Exchange would result in a reduction in our equity overhang of approximately 1,624,658 shares of common stock.

	Outstanding Eligible Stock Options			Exchange
Exercise Price Range per Share	Aggregate Number of Shares Underlying Eligible Options (#)	Weighted Average Exercise Price per Share ($)	Exchange Ratio	Aggregate RSUs Granted	Potential Net Shares Recaptured*
$3.35 to $7.50	747,752	5.66	2 to 1	373,874	373,878
$7.51 to $25.00	1,742,680	12.09	3 to 1	580,777	1,161,903
$25.01 and above	118,500	26.80	4 to 1	29,623	88,877
Totals	2,608,932	10.92		984,274	1,624,658

* The net shares underlying eligible stock options in excess of the number of shares subject to the new RSUs granted in the Option Exchange will not be returned to the pool available for issuance under the applicable Equity Plan.

As described above under the section titled “Exchange Ratios,” the total number of shares of common stock subject to new RSUs that a participating employee will receive with respect to a surrendered stock option will be determined by dividing the number of shares surrendered by the applicable Exchange Ratio and rounding down to the nearest whole share.

Accounting Impact

We follow the provisions of ASC 718, which requires that employee equity awards be accounted for under the fair value method. Any unrecognized compensation expense from the surrendered options will be recognized prior to the end of the service period of the new RSUs received in the Option Exchange. Incremental compensation cost, if any, associated with the new RSUs under the Option Exchange will be recognized over the service period of the new RSUs. We do not expect the incremental compensation expense, if any, to be material.

Material U.S. Federal Income Tax Consequences of the Option Exchange

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to the Option Exchange.

The exchange of eligible options for new RSUs pursuant to the Option Exchange should be treated as the cancellation of the surrendered options and the grant of new RSUs. The Company and participating employees should not recognize any income for U.S. federal income tax purposes upon either the cancellation of the surrendered options or the grant of the new RSUs.

This discussion does not address all aspects of the U.S. federal income tax consequences of participating in the Option Exchange that may be relevant to eligible employees in light of their personal investment or tax circumstances and does not discuss any state, local or non-U.S. tax consequences of participating in the Option Exchange. Each eligible employee is advised to consult his or her personal tax advisor concerning the application of the U.S. federal income tax laws to such employee’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to the employee’s stock options eligible for the Option Exchange. The U.S. Internal Revenue Service is not precluded from adopting a contrary position, and the laws and regulations themselves are subject to change. A more detailed summary of the applicable tax considerations to eligible employees will be provided to them in connection with the Option Exchange when it is commenced.

If you are both a stockholder and an eligible employee holding eligible stock options, please note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF OUR ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR NON-EXECUTIVE OFFICER EMPLOYEES.

PROPOSAL 5:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

We encourage our stockholders to closely read the “Executive Compensation” section of this proxy statement, which describes in detail our executive compensation programs and the decisions made by our Compensation Committee and our Board with respect to the year ended December 31, 2023.

As we describe in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we maintain straightforward executive compensation programs that consist almost entirely of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by our Compensation Committee because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. One of the goals of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our NEOs is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management.

We do not provide any compensation or benefit plans to executive officers that are not also available to other employees. We differentiate among executive officers primarily based on size of annual cash incentive awards and annual equity awards and, to a lesser extent, base salary.

Our Board is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to Karyopharm Therapeutics Inc.’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our NEOs and is intended to place in perspective the information presented in the following tables and the corresponding narrative. Our NEOs for the fiscal year ended on December 31, 2023 are:

Name	Position
Richard Paulson, M.B.A.	President and Chief Executive Officer
Michael Mason, M.B.A., C.P.A.	Executive Vice President, Chief Financial Officer and Treasurer
Sohanya Cheng, M.B.A.	Executive Vice President, Chief Commercial Officer
Stuart Poulton	Executive Vice President, Chief Development Officer
Reshma Rangwala, M.D., Ph.D.	Executive Vice President, Chief Medical Officer and Head of Research

Overview and Business Highlights

We are a commercial-stage pharmaceutical company whose dedication to pioneering novel cancer therapies is fueled by a belief in the extraordinary strength and courage of patients with cancer. We discover, develop and commercialize novel, life-changing cancer therapies in disease areas with high unmet need. Our primary focus is on marketing XPOVIO in its currently approved indications as well as developing and seeking the regulatory approval of selinexor as an oral agent targeting multiple high unmet need cancer indications, including our core programs in endometrial cancer, multiple myeloma and myelofibrosis. We plan to continue to conduct clinical trials and to seek additional approvals for the use of selinexor as a single agent or in combination with other oncology therapies to expand the patient populations that are eligible for treatment with selinexor. In January 2024, we announced that further clinical development of our eltanexor program is on hold in an effort to focus our resources on our three prioritized late-stage programs.

During 2023, we achieved a number of important milestones and made significant progress on our commercial, clinical development, organizational, and business goals, which we believe positions us to further build on this momentum in 2024. Although we believe our focused execution of our key 2023 milestones, key aspects of which are described below, represents significant progress toward our longer-term strategic imperatives, our stock price performance continues to remain at historic lows. In the last several years, our stock price has experienced significant volatility, due to a number of potential factors, many of which were outside the control of our company and employees, including a challenging financial market impacted by macro-economic factors, worsening of investor sentiment leading to pressures in stock prices, particularly in the pharmaceutical and biotech industries, and a significantly increased competitive environment in the multiple myeloma market.

Some of the key highlights which factored into our performance assessment for purposes of determining 2023 compensation for our NEOs include:

Commercial Achievements

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Achieved U.S. net product revenue of $112.0 million for the year ended December 31, 2023 despite a number of headwinds in 2023, which adversely impacted our revenues, including increased competition from new multiple myeloma product entrants, increased utilization of our patient assistance program due to the unexpected closure of multiple myeloma foundations, and increased gross-to-net and other discounts.
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Secured partnership revenue of $34.0 million in 2023, which was comprised of reimbursement of development-related expenses, milestone-related revenue, license-related revenue and royalty revenue.

Clinical Achievements

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Successful progress on our efforts to strategically focus our pipeline by prioritizing cancers with high unmet need and a high probability of success based on the potential to provide meaningful clinical benefit to patients, potential regulatory approval, and supportive scientific data, including advancement of site activation and study enrollment in our three ongoing pivotal Phase 3 trials.
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Initiated pivotal Phase 3 portion of our clinical trial to assess the efficacy and safety of selinexor in combination with ruxolitinib in JAKi-naïve patients with myelofibrosis following efficacy and safety data updates during 2023 from our Phase 1 trial evaluating selinexor in combination with ruxolitinib in patients with treatment-naïve myelofibrosis, which continue to be highly supportive of further evaluation of selinexor in combination with ruxolitinib in patients with treatment-naïve myelofibrosis.
•
Presented updated long-term safety and efficacy data from a pre-specified exploratory subgroup analysis from the Phase 3 SIENDO trial in patients with advanced or recurrent TP53 wild-type endometrial cancer, which showed an encouraging signal in the improvement in progression-free survival and overall survival.

Financial Achievements

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Further positioned our organization to focus on and invest in our ongoing pivotal Phase 3 trials and drive agile execution of business priorities, through (i) optimizing our cost structure with an approximate 20% reduction of our workforce, including full-time employees and contractors; (ii) closing all legacy clinical programs; and (iii) focusing our resources on our prioritized late-stage clinical programs, including by placing our eltanexor program on hold.
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We ended 2023 with cash, cash equivalents, restricted cash and investments of $192.4 million.

2023 Say-on-Pay Results and Compensation Developments

Our Compensation Committee considers a number of factors when evaluating our executive compensation program, including the level of support on our non-binding advisory proposal for our stockholders on the compensation of our NEOs (the “say-on-pay proposal”). At our 2023 Annual Meeting of Stockholders, our say-on-pay proposal received support from approximately 78.2% of the votes cast by our stockholders. Our Compensation Committee appreciated that a significant majority of our stockholders supported our pay practices, but noted that support had declined from the prior year. Accordingly, the Compensation Committee carefully considered these voting results and believes the following developments and adjustments related to our 2023 executive compensation program will improve pay-for-performance alignment:

•
Meaningful reduction in pay for our President and Chief Executive Officer and other NEOs to manage dilution in the current environment. These reductions represent a 62% reduction for our President and Chief Executive Officer and an average 52% reduction for our current NEOs, with the exception of Dr. Rangwala who was not an NEO in 2022, compared to 2022 compensation levels.
•
The addition of PSU awards in 2023 to our long-term incentive compensation program to strengthen the alignment between the interests of our executive officers and our stockholders by tying a substantial portion of equity compensation to the achievement of challenging, long-term goals and increasing the percentage of at-risk compensation for each executive officer.
•
The amendment of our Annual Bonus Plan to include a maximum annual bonus payout of 200% of the target bonus amount.
•
No one-time equity awards or off-cycle salary adjustments, other than in connection with Ms. Cheng’s expansion of responsibilities during the year, as discussed below.
•
No discretionary adjustment to the Company’s corporate goal achievement results for 2023.

We and our Compensation Committee will continue to consider the outcomes of our future say-on-pay proposals when making compensation decisions regarding our NEOs and determining compensation policies and practices.

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following best practices serve as the foundation for our executive compensation program:

What We Do
√

Pay-for-Performance Compensation Philosophy: A large part of our executive compensation is performance-based with approximately 59% of our NEOs’ and 73% of our President and Chief Executive Officer’s compensation tied to variable, “at-risk” performance-based compensation.

√	Annual Evaluation of Compensation: Annually assess risk of compensation policies, practices and programs.
√	Emphasis on Long-term Incentive Compensation: Use a mix of short-term and long-term incentive compensation, with an emphasis on long-term incentive compensation.
√	Minimum Vesting Periods: Minimum vesting provisions of one year generally apply to equity awards for 95% of the shares reserved for issuance under our 2022 Plan.
√	Utilize Competitive Market Data: Our Compensation Committee compares compensation program design and levels against competitive market data (based on our compensation peer group).
√

Change in Control Double-trigger: Neither cash benefits, including severance payments, nor acceleration of time-based equity awards are automatically provided to our executive officers in the event of a change in control of the Company unless either the acquirer does not assume the equity awards or there is also a termination of service (or the executive officer resigns for good reason) within one year from the date a change in control of the Company occurs.

√

Independent Compensation Consultant: Our Compensation Committee engaged Compensia, an independent compensation consultant, to assist and advise the Compensation Committee in its review and determination of executive and director compensation.

√

Clawback Policy: Our executive officers, including our NEOs, are subject to a compensation recovery (clawback) policy, which was revised in 2023 to comply with new Nasdaq listing standards issued pursuant to the Dodd-Frank Act, under which we can recover certain incentive-based compensation if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.

What We Don’t Do
×	No excessive perks: We do not offer our executive officers substantially enhanced health or welfare benefits or perquisites when compared to our employee population.
×	No guaranteed salary increases or bonuses: We do not provide our executive officers with guaranteed annual base salary increases or guaranteed bonuses.
×	No tax gross-ups: We do not provide any excise or income tax gross-ups on severance or other payments in the event of a change in control of the Company.
×

No repricing: We will not re-price our stock options or issue them with below-market exercise prices without stockholder approval. For example, we are seeking stockholder approval of a stock option exchange program for non-executive officer employees at the Annual Meeting, which we believe will provide a more cost-effective retention and incentive tool to our employees rather than issuing incremental equity or paying additional cash compensation. If we do not receive stockholder approval, then the program will not proceed.

×	No hedging or pledging: Our directors, officers or other employees are prohibited from engaging in short sales, and purchasing or pledging our common stock on margin.

Compensation Philosophy

The objective of our executive compensation program is to align management interests with the drivers of value creation for our stockholders and support the achievement of our strategic goals and objectives. We are committed to our compensation philosophy, which incorporates the following principles:

•
Pay for Performance. We seek to provide competitive compensation opportunities to attract, retain and motivate executive talent.
•
Reward Performance. We promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate performance goals.
•
Alignment with Stockholders’ Interests. Total compensation levels should include a component that reflects stockholder returns and the Company’s overall performance through the use of equity-based awards.

•
External Competitiveness. We strive to ensure that our executives’ total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent.
•
Internal Parity. To the extent practicable, base salary levels and short-term and long-term incentive compensation target levels for similarly-situated executives within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.
•
Simplicity and Flexibility. Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.
•
Avoidance of Excessive Perquisites. Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

In 2023, approximately 73% of our President and Chief Executive Officer’s total direct compensation and approximately 59% of the average of our NEOs’ total direct compensation consisted of variable compensation, including annual performance-based cash incentives, RSU awards and PSU awards (equity valued based on the closing stock price on the date of grant). In line with our compensation objectives, including linking executive pay with performance, annual performance-based incentives and PSU awards are dependent on our performance, aligning our executives’ interests with those of our shareholders for both short- and long-term objectives. In addition, RSU awards have a time-based vesting component so that the total potential value realized from RSU awards are dependent on our long-term share price performance.

(1) Excludes the $200,000 sign-on bonus received in accordance with the terms of Mr. Paulson’s employment agreement.

Our Compensation Committee is responsible for overseeing the total compensation of our senior management team, which is comprised of our executive officers and certain other senior managers. In this capacity, our Compensation Committee designs, implements, reviews and approves all compensation for our executive officers, except that in the case of our President and Chief Executive Officer, the Board approves all compensation-related matters based on the review and recommendation of our Compensation Committee.

We develop our compensation programs after reviewing publicly available compensation data and subscription survey data for our compensation peer group, provided by our Compensation Committee’s compensation consultant, Compensia. For setting 2023 compensation, our Compensation Committee engaged Compensia to advise on executive compensation matters including: executive compensation philosophy, overall compensation program design, compensation peer group development and updates, and competitive data for executive officer and director compensation programs.

Our Compensation Committee assessed the independence of Compensia consistent with the applicable Nasdaq Listing Rules and SEC rules and concluded that the engagement of Compensia did not raise any conflict of interest. We paid the cost for Compensia’s services; however, our Compensation Committee retained the sole authority to direct, terminate, or engage Compensia’s services and Compensia reported directly to our Compensation Committee.

Defining and Comparing Compensation to Competitive Market Data

In evaluating the target total direct compensation opportunities of our NEOs, our Compensation Committee, using market data provided by Compensia, established a compensation peer group comprised of 20 companies selected primarily on the basis of the following criteria:

•
U.S. based publicly-traded companies;
•
Primary operations in the biotechnology and pharmaceuticals industry, with a preference for a focus on oncology and small molecule products;
•
Commercial-stage;
•
Revenue less than $500 million; and
•
Market capitalization between $125 million and $1.25 billion.

In September 2022, with input from senior management and Compensia, the Compensation Committee discussed, reviewed and approved an updated peer group based on the above criteria. Accordingly, the Compensation Committee conducted its 2023 executive compensation review utilizing the following peer group:

2023 Peer Group
Aerie Pharmaceuticals, Inc.	Deciphera Pharmaceuticals, Inc.	Mirum Pharmaceuticals, Inc.*
Agenus Inc.	Esperion Therapeutics, Inc.	Ocular Therapeutix., Inc.*
Albireo Pharma, Inc.*	G1 Therapeutics, Inc.*	Paratek Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.*	Heron Therapeutics, Inc.*	Puma Biotechnology, Inc.
Clovis Oncology, Inc.	ImmunoGen, Inc.*	Urogen Pharma Ltd
Collegium Pharmaceutical, Inc.	Intercept Pharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.
CTI BioPharma Corp.*	MacroGenics, Inc.

* Represents a new company for our 2023 peer group. These eight new companies replaced the following eight peer companies that were previously included in our 2022 peer group: Adamas Pharmaceuticals, Antares Pharma, Inc., Epizyme, Inc., Flexion Therapeutics and Radius Health, Inc., each of which were acquired prior to the selection of our 2023 peer group; Kala Pharmaceuticals, Inc. and Omeros Corporation, both of which are no longer commercial-stage companies given the sales of their commercial products; and Akebia Therapeutics, Inc., which market capitalization fell outside of our range as described above.

We believe that the compensation practices of our 2023 peer group provided us with appropriate compensation market comparisons for evaluating the 2023 compensation for our NEOs. We strive to ensure that the total compensation levels for our executives are competitive with peer companies so that we can attract and retain high performing key executive talent. Notwithstanding the similarities of the 2023 compensation peer group to our Company, due to the nature of our business, we compete for executive talent with larger public companies across our industry that are more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Therefore, in evaluating the compensation of our executive officers, the Compensation Committee uses the companies in our compensation peer group primarily as reference points to understand market practices among our peers and then assesses each individual executive’s compensation taking into consideration a number of subjective measures, such as individual and Company performance levels, contributions to the execution of our short-term goals and long-term strategy, uniqueness of skillsets, demonstration of executive leadership, demand for particular talent and internal parity.

Elements of Executive Compensation and Pay for Performance Alignment

We believe our executive compensation program is effectively designed to implement a pay for performance culture that aligns with the interests of our stockholders and our compensation philosophy as well as serves to enable us to attract, retain and motivate a strong, capable leadership team, which is essential to the execution of our strategic objectives. The three primary elements of our executive compensation program include:

Compensation Element	Purpose	Features
Base salary	To attract, retain and reward talented executives needed to drive our business.	Fixed component of compensation to provide financial stability, based on responsibilities, experience, internal equity, performance and competitive market data.
Annual performance-based cash incentive compensation	To promote and reward the achievement of key short-term objectives and align executive and stockholder interests.

Variable component of compensation tied to the achievement of pre-established quantitative and qualitative corporate performance goals. Beginning in 2023, actual bonus payments are capped at 200% of the executive officer’s target bonus amount.

Long-term equity incentive compensation	To encourage executives to deliver long-term Company performance, align executive and stockholder interests and promote retention.

Variable components of compensation in the form of RSU and PSU awards, and prior to 2023, option awards. PSU awards were introduced in 2023 to further tie executive compensation to our longer-term strategic imperatives, which in turn should lead to stockholder value creation. RSUs and PSUs are subject to multi-year vesting based on continued service with value realized based upon the performance of our common stock price, or in the case of PSU awards, which vest, if at all, upon achievement of pre-established performance goals, including major clinical development, regulatory, commercial and/or total stockholder return (“TSR”) milestones.

In addition, our executive compensation program includes health and welfare benefits and other employee benefits and severance and change in control payments and benefits.

We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing competitive market information and our cash and equity resources, determines subjectively what it believes to be the appropriate level and mix of the various compensation elements.

Base Salaries

We provide annual base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services rendered during the year. Base salaries for our NEOs typically are established through arm’s-length negotiation at the time the executive is hired, taking into account responsibilities, experience, internal parity and competitive market data. On an annual basis, our Compensation Committee reviews and evaluates, with input from our President and Chief Executive Officer for executives other than himself, the need for adjustment of the base salaries of our NEOs. When making this evaluation, our Compensation Committee considers compensation peer group data, market competitiveness, expected future contribution, and changes and expected changes in the NEO’s responsibilities. Our Compensation Committee also considers promotions, the individual contributions made by, and performance of, the executive during the prior year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our compensation peer group and where the executive’s base salary falls in the salary range presented by that data. We do not provide for any formulaic base salary increases for our NEOs and none of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary.

As discussed above, merit-based increases in base salary are based on a number of factors reviewed by our Compensation Committee, or the Board in the case of our President and Chief Executive Officer, including comparative peer group data and market competitiveness considerations. In January 2023, our Compensation Committee approved merit-based increases in base salary for each of our NEOs, other than Mr. Paulson, whose increase in base salary was approved by our Board in February 2023. The base salaries of our NEOs as of December 31, 2022 and 2023 were as follows:

Name	Base Salary as of December 31, 2022($)	Base Salary as of December 31, 2023($)		Percent Change From 2022 Base Salary
Richard Paulson	696,800	740,000		6.2%
Michael Mason	472,000	500,320		6.0%
Sohanya Cheng	472,000	525,000	(1)	11.2%
Stuart Poulton	450,000	477,000		6.0%
Reshma Rangwala	515,000	545,900		6.0%

(1)
In January 2023, Ms. Cheng received a merit-based salary adjustment to her December 31, 2022 base salary from $472,000 to $500,320 and in June 2023, she received an additional adjustment to her base salary from $500,320 to $525,000 in order to reflect an increased role and additional responsibilities related to our business development initiatives.

Annual Performance-Based Cash Incentive Compensation

Our Compensation Committee establishes an appropriate mix of cash payments and equity incentive awards to meet our short-term and long-term compensation goals and objectives. Annual performance-based cash incentive awards are paid to our employees, including our executive officers, under the Karyopharm Annual Bonus Plan (the “Annual Bonus Plan”), which was established to attract, motivate, and retain employees by promoting and rewarding the achievement of key short-term corporate goals and objectives and other corporate value-driving accomplishments as well as individual performance and to align the interests of employees and stockholders. In August 2023, our Board approved an amendment to our Annual Bonus Plan to provide a cap for bonus payments not to exceed 200% of an executive officer’s target bonus amount.

Our corporate goals and objectives for our annual performance-based cash incentive awards are typically established early in the year and are designed to be challenging and align with our strategic goals, including advancing our development programs, commercialization activities and certain corporate and financial goals, which we believe will create value for stockholders based on the information then available. During the course of the year, additional value-creating milestones may be achieved which merit recognition. While our Board does not adjust goals during the course of a year, it retains flexibility to recognize value creating achievements not anticipated or reflected in the goals established at the start of a year through our annual bonus program, although it did not exercise such flexibility during 2023. The target amount for the annual bonus opportunity for our executive officers, other than our President and Chief Executive Officer, is determined by each executive officer’s position as described in our Annual Bonus Plan. Prior to the beginning of a fiscal year, the Compensation Committee determines the weighting allocation to be applied to bonuses to be paid to our executive officers, other than our President and Chief Executive Officer, in connection with that fiscal year period. For 2023, 85% of the annual bonus payment to each executive officer (other than our President and Chief Executive Officer) was based on the level of achievement of pre-established corporate goals and objectives, as described below, and 15% of the annual bonus payment to each executive officer was based on the level of achievement of the executive officer’s individual goals. Pursuant to the terms of the Annual Bonus Plan, the 2023 annual bonus payment to our President and Chief Executive Officer was based 100% on the Company’s achievement of its pre-established corporate goals and objectives. Following the end of a plan year, our Compensation Committee determines the Company’s overall actual corporate performance for that plan year as a cumulative percentage of the Company’s corporate goals and objectives achieved and in combination with the score for each executive officer’s individual goals, as applicable. The Compensation Committee or Board may determine partial or excess achievement as compared to the original goal weighting, subject to the 200% maximum overall cap.

For each of the 2023 corporate goals, our Compensation Committee set both “target” performance levels, reflecting achievement of the goal at 100% of target for the period, and “aggressive” performance levels, reflecting exceptional performance at 125% of target. No “threshold” level goals were established in our 2023 corporate goals.

In making its determination regarding our actual performance against the 2023 annual performance-based cash incentive award goals and objectives, in January 2024, our Compensation Committee evaluated and determined a score for the 2023 corporate goals and objectives and recommended to the Board, and the Board approved, a score of 95% based on the following conclusions:

2023 Corporate Goals and Objectives	Relative Weighting	Achievement Rating	2023 Company Performance Assessment
Financial Results:
Achieve target goal of U.S. XPOVIO net product revenue of $136.0 million or aggressive goal of greater than $140.0 million.	25.0%	20.0%	Achieved performance at approximately 82% of target based on recording $112.0 million U.S. XPOVIO net product revenue in 2023.
Achieve target license and other revenue goal of $30.0 million or aggressive goal of greater than $35.0 million.	5.0%	5.0%	Achieved target goal by receiving $34.0 million in license and other revenue in 2023.
Achieve target year-end cash and investments goal of greater than or equal to $175.0 million or aggressive goal of greater than $200.0 million.	5.0%	5.0%	Achieved target goal by ending 2023 with cash, cash equivalents, restricted cash and investments of approximately $192.4 million.
Adherence to latest Board-approved expense forecast.	5.0%	5.0%	Achieved target goal.
Achieve target compliance training rate goal of greater than 95% or aggressive goal of 100%.	5.0%	5.0%	Achieved target goal by ending 2023 with a greater than 95% compliance training rate.
Pipeline:
Progress in our various clinical development programs, including endometrial cancer, multiple myeloma, myelofibrosis, and myelodysplastic neoplasms as measured by initiation of clinical trials, specified patient enrollment and site activation goals, and dose optimization, as applicable.*	35.0%	30.0%

Achieved performance at approximately 86% of target based on (i) the achievement of our aggressive goal related to our ongoing Phase 3 myelofibrosis trial and (ii) partial performance related to goals established for our ongoing Phase 3 trials in endometrial cancer and multiple myeloma and for our myelodysplastic neoplasms program.

Advancement of research and development on the effectiveness of selinexor pre- and post-T-cell redirecting therapies to enable a flexible position for selinexor in the treatment paradigm as a novel mechanism of action.	5.0%	6.25%

Achieved aggressive goal of advancing research and development, including preclinical data and real-world evidence on the role of selinexor in the immune environment, including publications and presentation of findings at medical conferences during 2023.

Drive research and development efficiency by closing out legacy studies.	5.0%	6.25%	Achieved aggressive goal of closing out all legacy studies by the end of the second quarter of 2023.
People:
Achieve three key organizational objectives: (i) Target goal of greater than 85% or aggressive goal of greater than 90% retention of top talent; (ii) Target goal of 5% or aggressive goal of greater than 10% increase in employee engagement as measured by improvement in year over year employee survey score; and (iii) Target goal of less than 20% or aggressive goal of less than 15% of regrettable turnover.	10.0%	12.5%	Achieved aggressive goals of retention of over 90% of top talent, a greater than 10% year over year improvement in our workplace experience score and less than 15% regrettable turnover in 2023.
Approved 2023 Corporate Performance Level	100.0%	95.0%

* These corporate performance goals include highly sensitive competitive data related to our clinical development programs. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. We purposely set these goals at challenging levels. Revealing certain elements of these goals could potentially reveal insights about our clinical plans or objectives that our competitors or potential collaborators could use against us.

When making a determination of individual performance levels, our Compensation Committee, with feedback provided by our President and Chief Executive Officer, considered the level of achievement of each NEO’s individual goals as well as his or her contributions to the execution of our short-term goals and long-term strategy, uniqueness of skillsets, demonstration of executive leadership, demand for particular talent as well as matters of internal parity. Our Compensation Committee determined that Mr. Mason achieved an individual performance score of 100%, and Ms. Cheng, Mr. Poulton and Dr. Rangwala each achieved an individual performance score of 105% based on the following 2023 accomplishments:

•
Mr. Mason’s accomplishments included contributions toward managing the Company’s overall finance, accounting, reporting, procurement, information technology, and investor relations functions, ensuring a strong internal control environment, managing the relationship with the Company’s audit and tax advisors, and reducing operating expenses.
•
Ms. Cheng’s accomplishments included her strong leadership of our commercial function, including optimizing the sales force structure for greater focus and efficiency as well as strengthening our marketing capabilities and physician engagement. Despite increased competition, demand in the community setting rose as compared to 2022 and the proportion of patients in earlier lines increased in 2023 as compared to 2022 from 55% to 70%, extending the duration of therapy. She was also instrumental in the development of our long-range plan and valuation of our clinical pipeline, including commercial launch planning for endometrial cancer, multiple myeloma and myelofibrosis. Beginning in mid-2023, Ms. Cheng assumed additional responsibilities related to our business development initiatives, which resulted in, among other things, our entry into a clinical trial collaboration and supply agreement with Bristol-Myers Squibb Company.
•
Mr. Poulton’s accomplishments included transforming the development organization and reducing overall departmental headcount by approximately 30% while attracting new talent to the organization to enhance capabilities and drive the efficient execution of our product portfolio. Among his other accomplishments were driving efficiency in our overall product portfolio through the closure of historical signal seeking and legacy clinical studies, streamlining the team’s focus on the higher priority registrational programs and driving the site activation and recruitment for these programs either directly for our endometrial cancer and myelofibrosis programs, or in partnership with the European Myeloma Network, the sponsor for the multiple myeloma program.
•
Dr. Rangwala’s accomplishments included the substantial advancement, including trial design, FDA alignment, program initiation and patient enrollment, in our three ongoing pivotal Phase 3 clinical trials in endometrial cancer, multiple myeloma and myelofibrosis as well as the design and FDA alignment for a new Phase 2 monotherapy trial in myelofibrosis. She also made key contributions in managing multiple research projects related to research and development of preclinical data and real-world evidence on the role of selinexor in the immune environment, including publications and presentations of findings at medical conferences during 2023. Further, Dr. Rangwala played a critical role in furthering our regulatory strategies as well as in creating and developing relationships with internal and external stakeholders.

Our Compensation Committee approved the 2023 performance-based cash incentive payments for Messrs. Mason, and Poulton, Ms. Cheng and Dr. Rangwala, and recommended to the Board, and the Board approved, the 2023 performance-based cash incentive payment for Mr. Paulson, all of which were paid in February 2024, to each of the NEOs as follows:

Name	2023 Target Bonus (as a % of Base Salary)	2023 Target Bonus Amount ($)	2023 Company Goal Achievement Score	2023 Individual Goal Achievement Score	2023 Bonus Received ($)	Actual Bonus (as a % of Target)
Richard Paulson	65%	481,000	95%	N/A	456,950	95%
Michael Mason	40%	200,128	95%	100%	191,623	95%
Sohanya Cheng	40%	210,000	95%	105%	202,650	97%
Stuart Poulton	40%	190,800	95%	105%	184,122	97%
Reshma Rangwala	40%	218,360	95%	105%	210,717	97%

Long-Term Equity Incentive Compensation

We use our equity awards program to encourage our executives to deliver long-term Company performance, align executive and stockholder interests and promote retention. The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Equity awards granted to our executive officers are approved by our Compensation Committee or the Board, with any equity awards granted to our President and Chief Executive Officer approved by the Board. Annual equity awards are generally granted at the beginning of each year and awards may vary among our executive officers based on their positions and annual performance assessments. In addition, our Compensation Committee reviews all elements of the executive’s compensation to ensure that his or her target total direct compensation opportunity is aligned with our overall philosophy and objectives.

Beginning in 2023, in an effort to improve the linkage between pay and performance and better align the interests of our executive officers and stockholders, our Compensation Committee introduced PSU awards as a component of the mix of equity awards granted to our NEOs and continued this practice for 2024. As such, approximately 50% of our President and Chief Executive Officer’s total target long-term equity incentive value was delivered as PSUs and 50% as RSUs. For our other NEOs, approximately 46% of the total target long-term equity incentive value was delivered as PSUs and 54% as RSUs.

In February 2023, the following RSU and PSU awards were granted to our NEOs:

Name	RSUs Granted (#)	PSUs Granted (at target) (#)
Richard Paulson	252,000	252,000
Michael Mason	95,000	80,000
Sohanya Cheng	100,000	85,000
Stuart Poulton	95,000	80,000
Reshma Rangwala	100,000	85,000

Time-Based RSUs

The RSU awards granted in February 2023 vest in three equal annual installments beginning on the first anniversary of the grant date subject to each NEO’s continued service with the Company through each such vesting date. We believe RSU awards serve to align the interests of our NEOs with our stockholders given that the value of these awards ultimately realized is directly tied to our stock price performance and that the time-based vesting feature of these awards promotes retention by incentivizing our NEOs to remain in our employment during the vesting period.

Performance-Based RSUs (PSUs)

The PSU awards granted in February 2023 vest over a multi-year period upon the achievement of three equally weighted performance metrics related to strategic revenue, clinical development milestones, and relative TSR over a span of one to four years. No portion of the award is eligible to vest prior to the first anniversary of the grant date, and two-thirds of the award is subject to a three-year performance period. Thus, the PSUs are designed both to motivate executives to maximize progress against our clinical objectives, achieve sustained financial performance and to provide a long-term motivation and retention incentive for the entire period covered by the award. Before any PSU is paid, the Compensation Committee must certify that the performance target(s) have been satisfied. The Compensation Committee has discretion to determine the performance target(s) and any other restrictions or other limitations of PSUs and may reserve discretion to reduce payments below maximum award limits. The total number of PSUs that may vest will range from 0 to a maximum of 200% of the target number of PSUs granted and will be determined according to the Company’s level of achievement of the following metrics, with each objective weighted approximately 33%. We believe the following milestones are aligned with key drivers of value creation for our stockholders:

•
Revenue Objective: The revenue objective is based on our total net revenue over a three-year period beginning on January 1, 2023 and ending on December 31, 2025. Achievement of threshold, target and maximum revenue levels will result in the vesting of 50%, 100% and 200%, respectively, of the target amount of shares allocated to the revenue objective (subject to linear interpolation between levels). We consider the metrics for achievement of the revenue objective to be sensitive information and therefore the specific objectives will not be disclosed until the end of the performance period due to the risk of competitive harm.
•
Clinical Milestones Objective: The clinical milestone objective is based on the achievement of the following three clinical milestones over a four-year period beginning on the grant date and ending on the fourth anniversary of the grant date:

i. First patient dosed in a pivotal clinical trial, excluding any trial that was initiated prior to the start of the performance period;

ii. Complete enrollment in one pivotal clinical trial; and

iii. Acceptance of a New Drug Application or a supplemental New Drug Application filing by the U.S. Food & Drug Administration.

The achievement of one, two or three clinical milestones will result in the vesting of 50%, 100% or 200%, respectively, of the target amount of shares allocated to the clinical milestone objective. None of the PSUs with respect to the clinical milestone objective may vest prior to the first anniversary of the grant date.

•
Relative TSR Objective: The achievement of the relative TSR objective is based on our TSR relative to the TSR of the companies in the NASDAQ Biotechnology Index (“Relative TSR”) over a period beginning on the grant date of the PSU award and ending on December 31, 2025. Achievement of threshold, target and maximum levels based on the percentile ranking of our Relative TSR will result in the vesting of 50%, 100% and 200%, respectively, of the target amount of shares allocated to the Relative TSR objective (subject to linear interpolation between levels). If our TSR percentile ranking for the performance period is less than the threshold level of achievement, then the Relative TSR objective will not be achieved. As of December 31, 2023, our TSR percentile ranking was below the threshold level.

Potential achievements for the TSR objective are based on the following:

TSR Percentile Ranking	Level of Achievement
25th	Threshold
50th	Target
75th	Maximum

In determining the target level of achievement at the 50th TSR percentile ranking, the Compensation Committee considered, among other things, the market norm in our industry and determined that the target level of achievement was a sufficiently rigorous target.

In January 2024, our Compensation Committee certified that, based on the first patient dosed in our Phase 3 myelofibrosis clinical trial, the first clinical milestone under the 2023 PSU awards was achieved, which resulted in the vesting of 50% of the target amount of shares allocated to the clinical milestone objective; however, as the attainment of this objective was prior to the one year anniversary of the grant date, the shares did not vest until February 28, 2024. The following table sets forth the number of PSUs that vested for each NEO following the achievement of the first clinical milestone under the 2023 PSU awards.

Name	PSU Shares Earned (#)
Richard Paulson	42,000
Michael Mason	13,333
Sohanya Cheng	14,167
Stuart Poulton	13,333
Reshma Rangwala	14,167

Benefits and Other Compensation

Health and Welfare Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, on the same terms as non-executive officer employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program.

Section 401(k) Retirement Savings Plan

We maintain a Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that is intended to be a tax-qualified defined contribution plan under the Code. In general, all of our U.S.-based employees aged 18 or older are eligible to participate in the Section 401(k) Plan upon commencement of their employment.

The Section 401(k) Plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $22,500 in 2023 (an additional $7,500 in contributions is allowed for participants aged 50 and over). We also match employee contributions to our Section 401(k) Plan, up to a maximum of 4% of an employee’s cash compensation during each pay period.

Severance and Change in Control Payments and Benefits

Under our employment arrangements with our NEOs, we have agreed to provide severance payments and other benefits in the event of the termination of their employment under specified circumstances. We have provided more detailed information about these payments and benefits, under the caption “Executive Compensation - Employment, Severance and Change in Control Arrangements” below.

We believe providing severance and/or change in control payments and benefits as an element of our compensation structure can help us compete for executive talent and attract and retain highly talented executive officers whose contributions are critical to our long-term success. Further, we prefer to have certainty regarding the potential severance amounts payable to our NEOs, rather than negotiating severance at the time that a NEO’s employment terminates. We believe that providing severance and change in control benefits will offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective position in the event of a change in control. After consultation with Compensia, we believe that our severance and change in control payments and benefits are appropriate.

We do not offer defined benefit pension plans or non-qualified deferred compensation plans to our employees, including our executive officers.

Tax and Accounting Considerations

While our Compensation Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2023. We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Hedging and Pledging Policy

We have an insider trading policy that is applicable to all of our employees and the non-employee members of the Board. The policy prohibits those individuals and their related persons from engaging in any speculative transactions involving our common stock, including the following activities: short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; standing orders with brokers other than under an approved trading plan, purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; the purchase of our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. However, an exception may be granted where an employee or non-employee director wishes to pledge our securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our principal financial officer. In addition, any such request by a director or executive officer must also be reviewed and approved by the Audit Committee.

Compensation Recovery (“Clawback”) Policy

In August 2023, the Board adopted a new compensation recovery (clawback) policy, effective as of October 2, 2023, which provides that, in the event we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the U.S. federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards, we will attempt to recover any incentive-based compensation received by any current or former executive officer during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement that is in excess of what otherwise would have been received by such executive officer had the amount of incentive-based compensation been determined based on the restated amounts. We filed our revised compensation recoupment policy as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024.

Compensation Committee Report

Our Compensation Committee has reviewed the “Compensation Discussion and Analysis” section of this Proxy Statement required by Item 402(b) of Regulation S-K and discussed such section with management. Based on this review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024.

By the Compensation Committee of the Board of Directors of Karyopharm Therapeutics Inc.,

Deepika R. Pakianathan Barry E. Greene Christy Oliger

2023 Summary Compensation Table

The following table sets forth information regarding compensation earned by each of our NEOs during the years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Richard Paulson	2023	740,000	200,000	(4)	1,201,200	—	456,950		28,138	2,626,288
President and Chief	2022	696,800	200,000	(4)	2,982,788	2,562,984	452,920		14,523	6,910,015
Executive Officer	2021	468,365	300,000	(4)	3,523,008	3,563,575	435,500		64,724	8,355,172
Michael Mason	2023	500,320	—		426,632	—	191,623		20,737	1,139,312
Chief Financial	2022	472,000	—		1,062,906	954,532	193,048		16,546	2,699,032
Officer	2021	444,386	50,000		370,834	681,352	182,000		16,006	1,744,578
Sohanya Cheng(5)	2023	513,688	—		450,465	—	202,650		26,611	1,193,414
Chief Commercial	2022	457,333	—		1,019,520	928,902	193,048		13,915	2,612,718
Officer
Stuart Poulton(5)	2023	477,000	—		426,632	—	184,122		21,361	1,109,115
Chief Development	2022	373,910	50,000		580,100	609,956	168,713	(6)	12,568	1,795,247
Officer
Reshma Rangwala(5)	2023	545,900	—		450,465	—	210,717		20,707	1,227,789
Chief Medical Officer and
Head of Research

(1)
Amounts listed represent the aggregate grant date fair value of RSUs and PSUs (with respect to the “Stock Awards” column) and stock options (with respect to the “Option Awards” column) granted to our NEOs during 2023, 2022 and 2021, as applicable, as calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. Stock option awards are valued using a Black-Scholes option-pricing model and RSUs are valued by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. The grant date fair value of PSUs is calculated based on the probable outcome of the performance measures as of the date on which the PSUs were granted for accounting purposes. The grant date fair value for the TSR objective of the PSUs was calculated in accordance with ASC 718 using a Monte-Carlo simulation model since they are subject to a market condition. The clinical milestone and revenue objectives were not deemed probable on the grant date and therefore no expense with respect to such objectives was recorded at that time. The following amounts represent the aggregate grant date fair value of the PSU awards assuming achievement of maximum (200%) payout with respect to such PSU awards: Mr. Paulson - $1,454,880; Mr. Mason - $461,867; Ms. Cheng - $490,734; Mr. Poulton - $461,867; and Dr. Rangwala - $490,734. Assumptions used in the calculation of these amounts are set forth in Note 9, Stock-based Compensation, included in our 2023 Annual Report.
(2)
Represents awards to our NEOs under our annual performance-based cash incentive program which were earned for performance in 2023, 2022 and 2021, as applicable, and paid in February of the following year. See “Compensation Discussion and Analysis - Elements of Executive Compensation and Pay for Performance Alignment - Annual Performance-Based Cash Incentive Compensation” for a description of that program.
(3)
For 2023, “all other compensation” includes the following: (a) life insurance premiums paid by us on behalf of each NEO in the amount of $204; (b) supplemental long-term disability insurance premiums paid by us on behalf of each NEO in the amounts of $5,708 for Mr. Paulson, $4,033 for Mr. Mason, $4,089 for Ms. Cheng, $4,657 for Mr. Poulton, and $4,003 for Dr. Rangwala; (c) 401(k) plan matching contributions paid by us on behalf of each NEO in the amount of $16,500; and (d) $5,726 for Mr. Paulson and $5,818 for Ms. Cheng related to spousal travel expenses to a Company-sponsored sales award meeting.
(4)
Reflects three sign-on bonus payments paid to Mr. Paulson in 2021, 2022 and 2023 in accordance with the terms of the Paulson Employment Agreement, as defined below. See “Executive Compensation - Employment, Severance and Change in Control Arrangements - Mr. Paulson” for a description of the repayment terms of Mr. Paulson’s sign-on bonus.
(5)
Ms. Cheng and Mr. Poulton were not NEOs prior to 2022, and therefore compensation information is not provided for 2021. Dr. Rangwala was not a NEO prior to 2023, and therefore compensation information is not provided for 2022 or 2021.
(6)
The reported amount of Mr. Poulton’s 2022 bonus payment has been amended to reflect a $15,399 payment made to Mr. Poulton due to an administrative error in the original calculation of his 2022 bonus payment, which was identified and corrected in June 2023.

Grants of Plan-Based Awards in 2023

The following table sets forth information regarding non-equity and equity awards granted to our NEOs during the year ended December 31, 2023. All grants of equity awards were made pursuant to our 2022 Plan.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Approval Date	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Richard Paulson			Annual Bonus Plan	—	481,000	962,000	—	—	—	—	—
	2/10/2023	2/28/2023	RSUs	—	—	—	—	—	—	252,000	761,040
	2/10/2023	2/28/2023	PSUs	—	—	—	126,000	252,000	504,000	—	440,160
Michael Mason			Annual Bonus Plan	—	200,128	400,256	—	—	—	—	—
	2/9/2023	2/28/2023	RSUs	—	—	—	—	—	—	95,000	286,900
	2/9/2023	2/28/2023	PSUs	—	—	—	40,000	80,000	160,000	—	139,732
Sohanya Cheng			Annual Bonus Plan	—	210,000	420,000	—	—	—	—	—
	2/9/2023	2/28/2023	RSUs	—	—	—	—	—	—	100,000	302,000
	2/9/2023	2/28/2023	PSUs	—	—	—	42,500	85,000	170,000	—	148,465
Stuart Poulton			Annual Bonus Plan	—	190,800	381,600	—	—	—	—	—
	2/9/2023	2/28/2023	RSUs	—	—	—	—	—	—	95,000	286,900
	2/9/2023	2/28/2023	PSUs	—	—	—	40,000	80,000	160,000	—	139,732
Reshma Rangwala			Annual Bonus Plan	—	218,360	436,720	—	—	—	—	—
	2/9/2023	2/28/2023	RSUs	—	—	—	—	—	—	100,000	302,000
	2/9/2023	2/28/2023	PSUs	—	—	—	42,500	85,000	170,000	—	148,465

(1)
Represents the 2023 threshold, target and maximum cash bonus amount that each of our NEOs was eligible to receive under our Annual Bonus Plan based on the NEO’s cash target bonus amount and base salary in effect on December 31, 2023. Based on our policy that no bonus awards will be paid in excess of 200% of the executive’s target bonus amount, the maximum bonus amount payable to any NEO is equal to 200% of his or her target bonus amount. Actual bonus amounts paid to each NEO are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)
Represents the threshold, target and maximum number of PSU shares which will vest, if at all, upon the achievement of pre-specified clinical milestones before the end of a four-year performance period or the achievement of pre-specified revenue or TSR objectives at the end of a three-year performance period, as described in more detail above in “Compensation Discussion and Analysis - Elements of Executive Compensation and Pay for Performance Alignment - Long-Term Equity Incentive Compensation.”
(3)
Represents a grant of RSUs to each NEO. All RSU awards vest in three equal annual installments beginning one year from the anniversary of the respective grant date.
(4)
Unless otherwise noted, amounts shown represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs and are calculated in accordance with ASC 718. See Summary Compensation Table footnote (1) for additional details. The fair value shown in the table may not be indicative of the value realized on the date the RSUs and PSUs vest due to variability in the share price of our common stock.

Outstanding Equity Awards at December 31, 2023

The following table sets forth information regarding outstanding equity awards held by each of our NEOs at December 31, 2023.

		Option Awards (1)						Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(4)
Richard Paulson	3/5/2020	50,000	(5)	—		26.12	3/4/2030	—		—	—	—
	5/21/2020	16,400	(5)	—		19.11	5/20/2030	—		—	—	—
	5/3/2021	361,537		198,263		9.44	5/2/2031	132,175	(6)	114,992	—	—
	2/28/2022	165,000		195,000		10.33	2/27/2032	216,562		188,409	—	—
	2/28/2023	—		—		—	—	252,000	(7)	219,240	126,000	109,620
Michael Mason	2/25/2019	150,000	(8)	—		5.06	2/24/2029	—		—	—	—
	2/5/2020	83,950		3,650		18.00	2/4/2030	8,150		7,091	—	—
	2/25/2021	42,477		17,491		14.56	2/24/2031	11,006		9,575	—	—
	6/1/2021	9,375		5,625		9.15	5/31/2031	2,750		2,393	—	—
	2/28/2022	51,150		60,450		10.33	2/27/2032	66,150		57,551	—	—
	8/31/2022	30,000	(9)	15,000	(9)	5.06	8/30/2032	15,000	(9)	13,050	—	—
	2/28/2023	—		—		—	—	95,000	(7)	82,650	40,000	34,800
Sohanya Cheng	6/30/2021	78,125	(8)	46,875	(8)	10.32	6/29/2031	—		—	—	—
	2/28/2022	49,500		58,500		10.33	2/27/2032	63,000		54,810	—	—
	8/31/2022	30,000	(9)	15,000	(9)	5.06	8/30/2032	15,000	(9)	13,050	—	—
	2/28/2023	—		—		—	—	100,000	(7)	87,000	42,500	36,975
Stuart Poulton	2/28/2022	29,791	(8)	35,209	(8)	10.33	2/27/2032	33,750	(8)	29,363	—	—
	7/27/2022	15,937		29,063		4.61	7/26/2032	18,750		16,313	—	—
	2/28/2023	—		—		—	—	95,000	(7)	82,650	40,000	34,800
Reshma Rangwala	4/29/2022	41,666	(8)	58,334	(8)	6.10	4/28/2032	48,750	(8)	42,413	—	—
	2/28/2023	—		—		—	—	100,000	(7)	87,000	42,500	36,975

(1)
Unless otherwise specified: (a) all option and RSU awards were granted under our 2013 Plan or our 2022 Plan; (b) all option awards have a ten-year term; (c) all option awards vest over four years from the grant date, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the next three years thereafter; (d) the exercise price for all stock option awards set forth in this table is the fair market value of a share of our common stock on the date of grant; (e) all RSU awards vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date; and (f) all PSU awards vest, if at all, upon pre-specified clinical milestone objectives before the end of a four-year performance period or the achievement of pre-specified revenue or TSR objectives at the end of a three-year performance period, as described above in “Compensation Discussion and Analysis - Elements of Executive Compensation and Pay for Performance Alignment - Long-Term Equity Incentive Compensation.”
(2)
The amounts reflected in this column represent unvested RSU awards. Each RSU entitles the holder thereof to receive one share of our common stock for each RSU granted upon vesting.
(3)
The amounts reflected in this column represent unvested PSU awards. Each PSU entitles the holder thereof to receive one share of our common stock for each PSU granted upon vesting or settlement. The number of shares included in the table above represents the number of PSUs awarded at threshold.
(4)
The market or payout value is calculated by multiplying $0.87, the closing price of a share of our common stock on December 29, 2023, the last trading day of 2023, as reported on the Nasdaq Global Select Market, by the number of unvested units.
(5)
This stock option award was granted to Mr. Paulson for his service as a director in 2020.
(6)
This RSU award was granted to Mr. Paulson when he commenced employment with the Company in May 2021 and vests as to 25% of the shares on May 3, 2022, with the remaining 75% vesting in 36 equal monthly installments thereafter.

(7)
These RSU awards vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date.
(8)
These stock option and RSU awards were granted as inducement grants in accordance with Nasdaq Listing Rule 5635(c)(4) and not in accordance with the 2013 Plan or the 2022 Plan or any other equity plan of the Company, as an inducement material to each NEO entering into employment with us.
(9)
These option and RSU awards were granted to Mr. Mason and Ms. Cheng under our 2022 Plan on August 31, 2022 and vest over two years at the rate of 50% on each of the two consecutive anniversaries of the grant date.

Option Exercises and Stock Vested in 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard Paulson	—	—	165,488	432,099
Michael Mason	—	—	52,078	133,035
Sohanya Cheng	—	—	39,750	91,545
Stuart Poulton	—	—	17,500	47,913
Reshma Rangwala	—	—	16,250	67,275

(1)
Value is calculated by multiplying the number of underlying shares by the closing price of a share of our common stock on the vesting date.

Employment, Severance and Change in Control Arrangements

Employment Agreements

We have entered into employment arrangements with each of our NEOs pursuant to which such NEOs are employed “at will,” meaning the executive or we may terminate the employment arrangement at any time. These agreements establish the NEO’s title, initial compensation arrangements, eligibility for benefits made available to employees generally and also provide for certain benefits upon termination of employment under specified conditions. The following summarizes the termination benefits under our NEOs’ existing employment arrangements, as amended to date. Receipt of these termination benefits is subject to the NEO’s execution of a general release of claims.

Mr. Paulson

On April 28, 2021, we entered into an employment agreement with Mr. Paulson (the “Paulson Employment Agreement”), effective May 3, 2021. Mr. Paulson receives an annual base salary, which is subject to the discretion of the Board, and is eligible to receive an annual cash incentive award targeted at 65% of his annual base salary, which is based 100% on the achievement of our corporate goals. Mr. Paulson is also eligible to participate in our employee benefit plans, subject to the terms of those plans. In addition, pursuant to the terms of the Paulson Employment Agreement, Mr. Paulson received a one-time sign-on bonus of $700,000, less applicable taxes and withholdings. He received $300,000 of the $700,000 sign-on bonus upon commencement of his employment in May 2021, $200,000 in May 2022 and $200,000 in May 2023. Mr. Paulson is obligated to repay (i) 100% of each sign-on bonus payment he receives if he terminates his employment with us other than for good reason or if we terminate his employment for cause (each as defined in the Paulson Employment Agreement), prior to the one year anniversary of each applicable sign-on bonus payment or (ii) 50% of each sign-on bonus payment he receives if he terminates his employment with us other than for good reason or if we terminate his employment for cause after the one year anniversary of the applicable sign-on bonus payment but prior to the two year anniversary of the applicable sign-on bonus payment.

The Paulson Employment Agreement provides that in the event Mr. Paulson’s employment is terminated without cause or if Mr. Paulson resigns for good reason (as such terms are defined in the Paulson Employment Agreement) (other than within one year following the consummation of a change in control (as defined in the Paulson Employment Agreement)), Mr. Paulson will be entitled to receive:

•
18 months of base salary paid in accordance with our payroll procedures;
•
a lump sum pro-rated target bonus for the year in which the termination occurs;
•
an opportunity to enter into a consulting arrangement with the Company during which he will be compensated for services performed and any unvested equity awards granted by the Company will continue to vest; and
•
if Mr. Paulson elects to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), we will pay the monthly premium to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage is provided to Mr. Paulson under another employer’s employee benefit plan.

In the event that Mr. Paulson’s employment is terminated without cause or if Mr. Paulson resigns for good reason within one year following the consummation of a change in control, in lieu of the above benefits, Mr. Paulson will be entitled to receive:

•
18 months of base salary paid in accordance with our payroll procedures;
•
a lump sum payment of 150% of his target annual bonus for the year in which the termination occurs; and
•
if Mr. Paulson elects to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premium to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage is provided to Mr. Paulson under another employer’s employee benefit plan.

Messrs. Mason and Poulton, Ms. Cheng and Dr. Rangwala

We have entered into employment arrangements, as amended, with each of Mr. Mason, Mr. Poulton, Ms. Cheng and Dr. Rangwala (each an “Executive Officer”). Each Executive Officer receives an annual base salary, which is subject to the discretion of the Board, and is eligible to receive an annual cash incentive award targeted at 40% of his or her annual base salary, payable at the discretion of our Compensation Committee. Each Executive Officer is also eligible to participate in our employee benefit plans, subject to the terms of those plans.

In the event an Executive Officer’s employment is terminated without cause or if he or she resigns for good reason, in either case, prior to a change in control (as such terms are defined in their respective employment agreements), the Executive Officer will be entitled to receive:

•
one month of his or her respective annual base salary for every one month of employment with the Company, not to exceed a total of 12 months of base salary (the “Severance Period”) paid in accordance with our payroll procedures; and
•
if an Executive Officer elects to continue his or her participation, or the participation of such Executive Officer’s eligible dependents’, in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premiums to continue such coverage until the earlier of (a) the end of the Severance Period and (b) the time at which group healthcare coverage is provided to the Executive Officer, as applicable, under another employer’s employee benefit plan.

In the event that an Executive Officer’s employment is terminated without cause or if the Executive Officer resigns for good reason within one year following the consummation of a change in control, in addition to the above benefits, the Executive Officer will also be entitled to a lump sum payment of 100% of his or her respective target annual bonus for the year in which the termination occurs.

Equity Awards

Under the terms of our 2013 Plan, 2022 Plan and the 2022 Inducement Plan, as applicable, each option held by our NEOs shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the change in control event (as defined in the applicable plan), the NEO’s employment with us or the acquiring or succeeding corporation is terminated for good reason by the NEO or is terminated without cause by us or the acquiring or succeeding corporation.

Under the terms of our 2013 Plan, 2022 Plan and the 2022 Inducement Plan, as applicable, each RSU held by our NEOs shall become immediately vested in full and free from forfeiture if, on or prior to the first anniversary of the date of the consummation of the change in control event (as defined in the applicable plan), the NEO’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the NEO or is terminated without cause by us or the acquiring or succeeding corporation.

Under the terms of our 2022 Plan, each PSU held by our NEOs shall, in the event of a change in control event (as defined in the applicable plan), convert into time-vested RSUs as follows: (a) in the case of any outstanding unvested PSUs with respect to the revenue objective, such PSUs shall convert into a number of time-vested RSUs equal to the number of PSUs that would vest upon “Target” achievement of the revenue objective; (b) in the case of any outstanding PSUs with respect to the clinical milestone objective, such PSUs shall convert into a number of time-based RSUs equal to the number of PSUs that would vest upon “Target” achievement of the clinical milestone objective, reduced (but not below zero) by the number of RSUs (if any) that have vested upon achievement of the clinical milestone objective prior to the change in control event; and (c) in the case of any outstanding unvested PSUs with respect to the relative TSR objective, such PSUs shall convert into a number of time-vested RSUs equal to the number of PSUs that would vest upon achievement of the relative TSR objective if (i) the TSR performance period ended on the day prior to the closing date of the change in control event and (ii) the ending price (as defined in the applicable PSU agreement) for us equaled the price to be paid to holder of our common stock in connection with the change in control event. Any such time-based RSUs shall vest on the last day of the performance period for the applicable performance objective, provided that the NEO continues to perform services for us or the acquiring or succeeding corporation on the applicable vesting date; provided, however, that if the NEO’s service with us or the acquiring or succeeding corporation is terminated for good reason by the NEO or is terminated without cause by us or the acquiring or succeeding corporation prior to the last day of the applicable performance period, then the time-vested RSUs with respect to such performance objective shall immediately vest in full.

Potential Payments upon Termination or Change in Control

The table below sets forth the estimated amount of payments and other benefits each NEO would have been entitled to receive upon the occurrence of the indicated event, assuming that both a termination of the NEO’s employment and a change in control (if applicable) occurred on December 31, 2023. The information is provided relative to the NEO’s termination or change in control policies or arrangements in place on such date. The values relating to the vesting of stock options, RSU and PSU awards are based upon a per share fair market value of our common stock of $0.87, which was the closing price of a share of our common stock as reported on the Nasdaq Global Select Market on December 29, 2023, the last trading day in 2023.

Name	Salary and Other Cash Payments ($)(1)	Bonus ($)(2)	Vesting of Stock Options ($)(3)	Vesting of RSUs ($)(4)	Conversion and Vesting of PSUs ($)(5)	Health and Dental Benefits ($)	Total ($)
Richard Paulson
Termination without cause or resignation for good reason other than in the context of a change in control	1,110,000	481,000	—	—	—	58,662	1,649,662
Termination without cause or resignation for good reason within 12 months following a change in control	1,110,000	721,500	—	522,641	146,160	58,662	2,558,963
Michael Mason
Termination without cause or resignation for good reason other than in the context of a change in control	500,320	—	—	—	—	37,752	538,072
Termination without cause or resignation for good reason within 12 months following a change in control	500,320	200,128	—	172,309	46,400	37,752	956,909
Sohanya Cheng
Termination without cause or resignation for good reason other than in the context of a change in control	525,000	—	—	—	—	—	525,000
Termination without cause or resignation for good reason within 12 months following a change in control	525,000	210,000	—	154,860	49,300	—	939,160
Stuart Poulton
Termination without cause or resignation for good reason other than in the context of a change in control	477,000	—	—	—	—	39,108	516,108
Termination without cause or resignation for good reason within 12 months following a change in control	477,000	190,800	—	128,325	46,400	39,108	881,633
Reshma Rangwala
Termination without cause or resignation for good reason other than in the context of a change in control	545,900	—	—	—	—	12,701	558,601
Termination without cause or resignation for good reason within 12 months following a change in control	545,900	218,360	—	123,899	49,300	12,701	950,160

(1)
Amount represents the contractual amounts payable under the NEO’s employment agreement, as described above, assuming the NEO’s base salary in effect as of December 31, 2023.

(2)
Amount represents the contractual amounts payable under the NEO’s employment agreement, as described above, assuming the NEO’s target bonus in effect as of December 31, 2023.
(3)
The amount shown in this column represents the difference, if any, between the exercise price of the accelerated unvested and outstanding options and the closing price assuming a $0.87 fair market value of a share of our common stock based on the reported closing price on the Nasdaq Global Select Market on December 29, 2023, the last trading day in 2023. Any option with an exercise price of greater than $0.87 was assumed to be canceled for no consideration and, therefore, had no intrinsic value.
(4)
The amount shown in this column was calculated by multiplying the NEO’s number of unvested RSU shares at December 31, 2023 scheduled to vest upon the specified event by $0.87, the fair market value of a share of our common stock on December 29, 2023.
(5)
The amount shown in this column was calculated by multiplying the NEO’s number of unvested PSU shares at December 31, 2023 scheduled to convert and vest upon the specified event by $0.87, the fair market value of a share of our common stock on December 29, 2023. For purposes of this table, we have assumed that the number of PSU shares that would convert and vest upon termination within 12 months of a change in control is the target amount for the revenue and clinical milestone objectives. For the Relative TSR objective, we have assumed that no shares would convert or vest upon the specified event based on the level of TSR achievement as of December 29, 2023.

Actual payments made at any future date will fluctuate based on various factors, including salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change in control.

CEO Pay Ratio

We are required by applicable SEC rules to disclose information about the relationship of the median of the annual total compensation of all our employees, excluding our President and Chief Executive Officer, and the annual total compensation of Richard Paulson, our President and Chief Executive Officer.

CEO Pay Ratio for 2023

•
The median of the annual total compensation of all our employees, excluding our President and Chief Executive Officer, was $234,684;
•
The annual total compensation of our President and Chief Executive Officer was $2,626,288; and
•
The ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all other employees was 11 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Methodology

The methodology used to identify the employee with compensation at the median of the annual total compensation of all our employees was based on the following:

•
For purposes of identifying our median employee, we considered the individuals, excluding our President and Chief Executive Officer, who were employed by us on December 31, 2023 (the “Determination Date”), whether employed on a full-time, part-time, or temporary basis. We did not include any contractors or other non-employee workers in our employee population. As of December 31, 2023, our global employee population consisted of 319 employees.
•
As permitted by SEC rules in identifying our median employee, we used the de minimis exemption. Pursuant to this exemption, we excluded 12 employees in the following jurisdictions (number of employees excluded in parentheses): Germany (2), Italy (1), and Israel (9) which represent in the aggregate 3.7% of our global employee population. Thus, as of the Determination Date, our employee population consisted of 306 employees, excluding our President and Chief Executive Officer, with 306 located in the U.S.

•
To identify our median employee, we used a consistently applied compensation measure consisting of the actual base salary of our employees for the 12-month period from January 1, 2023 through December 31, 2023, actual bonus payouts for 2023 (including the corporate bonus plan and commissions paid under our sales incentive plan) and the grant date fair value of the equity awards granted to our employees during that period. We annualized the base salaries for all permanent employees who did not work for the entire measurement period.

We selected the foregoing compensation elements because they represented our principal broad-based compensation elements. Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of December 31, 2023. We did not make any cost-of-living adjustments.

Calculation

Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in the United States. We then calculated the actual annual total compensation for this individual using the same methodology we use for our NEOs to calculate their annual total compensation as set forth in the Summary Compensation Table.

The pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules. The SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, and the pay ratio reported by other companies may not be comparable to our pay ratio.

Pay Versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”) and our other named executive officers (the “Other NEOs”) as presented in the Summary Compensation Table on page 73 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial and other performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 60.

Pay Versus Performance

									Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO (1)($)	Summary Compensation Table Total for Second PEO (1)($)	Compensation Actually Paid to First PEO ($)	Compensation Actually Paid to Second PEO (2)($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)($)		Average Compensation Actually Paid to Non-PEO Named Executive Officers (2)($)		Total Shareholder Return ($)	Peer Group Total Shareholder Return (4)($)	Net Income (Loss) ($)	Company Selected Measure: Net Product Revenue ($)
2023	N/A	2,626,288	N/A	35,742	1,167,408		477,452		4.51	118.87	(143,098,583)	112,011,307
2022	N/A	6,910,015	N/A	1,559,966	2,894,241	(3)	1,672,583	(3)	17.74	113.65	(165,291,065)	120,444,930
2021	3,069,589	8,355,172	(1,074,531)	5,402,741	2,004,146		(305,039)		33.54	126.45	(124,087,976)	98,435,969
2020	3,937,039	N/A	1,793,017	N/A	2,968,850		1,460,323		80.75	126.42	(196,273,469)	76,209,631
(1)
For 2023, our PEO was Mr. Paulson who was appointed as our President and Chief Executive Officer effective May 2, 2021 (“Second PEO”), and our Other NEOs were Mr. Mason, Ms. Cheng, Mr. Poulton, and Dr. Rangwala. For 2022, our PEO was Mr. Paulson and our Other NEOs were Mr. Mason, Ms. Cheng, Mr. Mano, Mr. Poulton, Mr. Frenkel, our former Chief Development Officer, and Dr. Shacham, our former President and Chief Scientific Officer. For 2021, our PEOs were Dr. Kauffman, who served as our Chief Executive Officer until May 3, 2021 (“First PEO”), and Mr. Paulson, and our Other NEOs were Mr. Mason, Mr. Frenkel, Dr. Shacham, and Dr. Shah, our former Chief Medical Officer. For 2020, our PEO was Dr. Kauffman and our Other NEOs were Mr. Mason and Dr. Shacham.
(2)
The following table describes the adjustments, each of which is prescribed by SEC rules, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during 2023, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. No awards vested in the year they were granted.

	2023
Adjustments	Second PEO (Richard Paulson)	Other NEOs*
Total Compensation from SCT	2,626,288	1,167,408
Adjustments for defined benefit and actuarial pension plans: Not applicable
Adjustments for stock and option awards
(Subtract): Aggregate value for stock awards and option awards included in SCT for the covered fiscal year	(1,201,200)	(438,549)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	417,270	149,581
Add (Subtract): Change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(1,487,364)	(316,995)
Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(319,252)	(83,993)
CAP Amounts (as calculated)	35,742	477,452

* Amounts presented are averages for the entire group of Other NEOs in 2023.

Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the SCT Amounts for all NEOs.

(3)
The Average Summary Compensation for Non-PEO NEOs for 2022 was amended to increase Mr. Poulton’s 2022 bonus payment, as reported in last year’s proxy statement, to reflect a $15,399 payment made to Mr. Poulton due to an administrative error in the original calculation of his 2022 bonus payment, which was identified and corrected in June 2023.
(4)
Reflects cumulative total shareholder return of the Nasdaq Biotechnology Index (“NBI”). The NBI is the peer group used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2023.

2023 Performance Measures

The following table identifies five financial and non-financial performance measures that, in our assessment, represent the most important performance measures we used to link the CAP Amounts for our NEOs for 2023 (our most recently completed fiscal year), to company performance. Of these measures, we have identified Net Product Revenue as the most important of our financial performance measures used to link CAP Amounts for our executives for 2023 to Company performance.

2023 Performance Measures
Net Product Revenue
License and Other Revenue
Year-end Cash
Adherence to Budget
Clinical Trial Execution

Relationships Between Compensation Actually Paid to our NEOs and Performance Measures

The following charts show the relationships over the past three years of the CAP Amounts for our PEOs and Other NEOs as compared to our cumulative TSR, NBI TSR, Net Income and Net Product Revenue, as well as the relationship between our TSR and NBI (or Peer Group) TSR:

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information as of December 31, 2023 regarding shares of common stock that may be issued under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	13,026,953		$11.09	10,224,180
Equity compensation plans not approved by security holders(2)	3,260,283		$9.77	874,498
Total	16,287,236	(3)	$10.79	11,098,678

(1)
Includes 13,026,953 shares to be issued pursuant to outstanding awards under the 2022 Plan and 2013 Plan. As of December 31, 2023, there were 8,591,362 shares available for issuance under the 2022 Plan and 1,632,818 shares available for issuance under the ESPP. The 2013 Plan has expired and no further awards may be granted under the 2013 Plan.
(2)
Includes shares of common stock issuable upon the exercise of outstanding stock options and the vesting of RSU awards granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees under our 2022 Inducement Plan and outside of our equity compensation plans. The inducement grants were approved by our Compensation Committee and were made as an inducement material to employees entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)
Includes 8,620,810 shares of common stock issuable upon the exercise of outstanding options and 7,666,426 shares of common stock issuable upon the vesting of RSUs and PSUs (assuming 100% payout of PSUs at maximum achievement level). The weighted average exercise price for the outstanding options was $10.79 and the weighted average remaining contractual term was 5.3 years.

In February 2022, we adopted the 2022 Inducement Plan, pursuant to which we may grant stock options, restricted stock, restricted stock units and other stock-based awards to persons who (a) were not previously an employee or director or (b) are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to such person’s entry into employment with us and in accordance with the requirements of Nasdaq Listing Rule 5635(c)(4). Neither consultants nor advisors are eligible to participate in the plan. The number of shares of common stock that may be issued under the plan is 2,900,000. Such plan was not adopted by our stockholders and is administered by our Board.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2023, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Related Person Transactions

Severance and Change in Control Agreements

See the “Executive Compensation - Employment, Severance and Change in Control Arrangements” section of this proxy statement for a further discussion of these arrangements.

Indemnification of Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors that that require us, among other things, to indemnify each director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors. See the “Corporate Governance - Limitation of Liability and Indemnification” section of this proxy statement for a further discussion of these arrangements.

Policies and Procedures for Related Person Transactions

Our Board has adopted a Related Person Transaction Policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be identified, reviewed and, if deemed appropriate, approved by the Audit Committee of our Board. Whenever practicable, the reporting, review, and approval will occur prior to effectiveness or consummation of the related person transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•
the related person’s interest in the related person transaction, including the related person’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the related person transaction;
•
the approximate dollar value involved in the related person transaction;
•
the approximate dollar value of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;
•
whether the related person transaction was undertaken in the ordinary course of our business;
•
whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed related person transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the company receiving payment under the transaction; and
•
a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers or directors shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

PROPOSAL 6:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, and the Board has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting online, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by Delaware law or the Company’s certificate of incorporation or bylaws. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to continue to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountant Fees

The following table summarizes the fees billed for professional services by Ernst & Young LLP for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,405,520	$1,370,095
Tax Fees(2)	198,939	78,444
Total	$1,604,459	$1,448,539

(1)
Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements. Included in the 2023 Audit Fees are fees billed in connection with our at-the-market offerings. Included in the 2022 Audit Fees are fees billed in connection with our at-the-market offerings and December 2022 private placement.
(2)
Tax Fees for 2023 consist of fees for professional services, including tax compliance, Internal Revenue Service Section 382 analysis, and research and development tax credit analysis performed by Ernst & Young LLP. Tax Fees for 2022 consist of fees for professional services, including tax compliance and Internal Revenue Service Section 382 analysis performed by Ernst & Young LLP.

The Audit Committee has considered the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the years ended December 31, 2023 and 2022. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 29, 2024 (unless otherwise specified), by:

•
each person known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our NEOs; and
•
all directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 116,434,177 shares of our common stock outstanding as of March 29, 2024. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of March 29, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Avidity Partners Management LP(1)	11,188,743	9.61%
Blackrock, Inc.(2)	10,071,677	8.65%
The Vanguard Group(3)	8,710,158	7.48%
Named Executive Officers and Directors
Deepika R. Pakianathan(4)	1,911,422	1.64%
Richard Paulson(5)	1,001,112	*
Michael Mason(6)	479,276	*
Sohanya Cheng(7)	262,154	*
Garen Bohlin(8)	232,340	*
Barry E. Greene(9)	200,806	*
Mansoor Raza Mirza(10)	152,200	*
Christy Oliger(11)	114,600	*
Chen Schor(12)	114,600	*
Reshma Rangwala(13)	103,678	*
Stuart Poulton(14)	93,910	*
Zhen Su	—	*
All executive officers and directors as a group (13 persons)(15)	5,128,166	4.30%

* Less than 1%.

(1)
Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC and David Witzke and Michael Gregory, managing members of the Avidity entities, report shared voting power and shared dispositive power of 11,188,743 shares. Avidity Master Fund LP reports shared voting power and shared dispositive power of 8,164,070 shares. The principal business address of the reporting persons is 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201. For information regarding Avidity Partners Management LP and its affiliates, we have relied on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2024.
(2)
Consists of shares of common stock owned directly by BlackRock, Inc. (“Blackrock”). Blackrock has sole voting power with respect to 9,840,626 shares and sole dispositive power with respect to 10,071,677 shares. The address for Blackrock is 50 Hudson Yards, New York, NY 10001. For information regarding Blackrock, we have relied on Amendment No. 2 to Schedule 13G filed by Blackrock with the SEC on January 25, 2024.
(3)
Consists of shares of common stock owned directly by The Vanguard Group. The Vanguard Group has sole dispositive power with respect to 8,482,223 shares, shared voting power with respect to 183,061 shares, and shared dispositive power with respect to 227,935 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. For information regarding The Vanguard Group we have relied on Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024.
(4)
Consists of (a) 187,200 shares of common stock underlying options held by Deepika R. Pakianathan that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date, (b) 1,707,549 shares of common stock held by Delphi Ventures VIII, L.P. (“Delphi VIII”) and (c) 16,673 shares of common stock held by Delphi BioInvestments VIII, L.P. (“DBI VIII”). Delphi Management Partners VIII, L.L.C. (“DMP VIII”) is the general partner of Delphi VIII and DBI VIII (together, the “Delphi VIII Funds”), and may be deemed to have sole voting and dispositive power over the shares held by the Delphi VIII Funds. DMP VIII and each of James J. Bochnowski, David L. Douglass, Douglas A. Roeder and Deepika R. Pakianathan, the Managing Members of DMP VIII who may be deemed to share voting and dispositive power over the reported securities, disclaim beneficial ownership of the reported securities held by Delphi VIII Funds except to the extent of any pecuniary interest therein.
(5)
Consists of (a) 296,812 shares of common stock, (b) 688,750 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date and (c) 15,550 shares issuable pursuant to RSUs expected to vest or which may be settled within 60 days of March 29, 2024.
(6)
Consists of (a) 79,865 shares of common stock and (b) 399,411 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(7)
Consists of 70,884 shares of common stock and (b) 191,270 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(8)
Consists of (a) 45,140 shares of common stock and (b) 187,200 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(9)
Consists of (a) 13,606 shares of common stock and (b) 187,200 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(10)
Consists of 152,200 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(11)
Consists of 114,600 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(12)
Consists of 114,600 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(13)
Consists of (a) 35,345 shares of common stock, (b) 52,083 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date and (c) 16,250 shares issuable pursuant to RSUs expected to vest or which may be settled within 60 days of March 29, 2024.
(14)
Consists of (a) 36,723 shares of common stock and (b) 57,187 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date.
(15)
Includes (a) 2,680,199 shares of common stock underlying options that are exercisable as of March 29, 2024 or will become exercisable within 60 days after such date and (b) 31,800 shares issuable pursuant to RSUs expected to vest or which may be settled within 60 days of March 29, 2024.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of reports filed pursuant to Section 16(a), or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2023, all executive officers, directors and greater than 10% stockholders timely complied with all applicable filing requirements of Section 16(a).

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2025 must be received by us no later than December [●], 2024, which is 120 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2025 annual meeting of stockholders, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2024 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting of stockholders other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2025 annual meeting of stockholders, such a proposal must be received by us no earlier than January 29, 2025 and no later than February 28, 2025. However, if the date of the 2025 annual meeting of stockholders is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting of stockholders and no later than the close of business on the later of (a) 90 days prior to such annual meeting of stockholders and (b) 10 days following the day on which notice of the date of such annual meeting of stockholders was mailed or public announcement of the date of such annual meeting of stockholders was first made, whichever first occurs. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2025 annual meeting of stockholders. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice, including the information required by Rule 14a-19 under the Exchange Act.

Any proposals, notices or information about proposed director candidates should be sent to:

Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, Massachusetts 02459

Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, banks, brokerage firms or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, brokerage firm or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, brokerage firm or other intermediary from whom you received such mailing. We will promptly deliver a separate copy of the proxy statement and/or annual report to you if you contact us at the following address or telephone number: Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary, (617) 658-0600. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, brokerage firm or other intermediary or by contacting us at the address or telephone number above.

INCORPORATION BY REFERENCE

We hereby incorporate by reference the following items into this proxy statement: Items 7, 7A and 8 of Part II (pages 99 to 106 and 112 to 143) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024. Representatives of our auditors for the current year and the most recently completed fiscal year, Ernst & Young LLP, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

APPENDIX A

KARYOPHARM THERAPEUTICS INC.

2022 EQUITY INCENTIVE PLAN

1.
Purpose

The purpose of this 2022 Equity Incentive Plan (the “Plan”) of Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.
Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 4(a)(2)(B)), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Any type of Award may be granted as a Performance Award under Section 9. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.
Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

4.
Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to a number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:

(A) 4,100,000 shares of Common Stock; and

(B) such additional number of shares of Common Stock (up to 14,231,243) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2013 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan that are outstanding as of the Effective Date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent that a Restricted Stock Units (“RSU”) may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR or an RSU that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D) shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.
Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Karyopharm Therapeutics Inc., any of Karyopharm Therapeutics Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.

The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded (the “Exchange”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.
Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.
Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or on a deferred basis.

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to his or her Designated Beneficiary (as defined below).

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each RSU, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to RSUs will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8.
Other Stock-Based and Cash-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to Other-Stock Based Awards will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.
Performance Awards.

(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the writedown of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the Board may determine. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board; and (C) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c) Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.

(d) Dividends; Dividend Equivalents. Notwithstanding its designation as a Performance Award, no Option or SAR shall provide for the payment or accrual of dividend equivalents in accordance with Sections 5(i) and 6(g), as applicable, any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be subject to Section 7(c)(i), and any right to receive Dividend Equivalents on an award of RSUs and Other Stock-Based Awards shall be subject to Sections 7(d)(1) and 8(c), as applicable.

10.
Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):

(i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice;

(iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;

(iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of such Award, then the Award shall be canceled without any payment of consideration therefor;

(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

(vi) any combination of the foregoing.

In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(D) The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definitions.

A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

“Good Reason” shall mean the occurrence of any of the following without the Participant’s prior written consent: (A) any change in the Participant’s position, title or reporting relationship with the Company from and after such Reorganization Event or Change in Control Event that diminishes in any material respect the authority, duties or responsibilities of the Participant as in effect immediately preceding the Reorganization Event or Change in Control Event, as the case may be; provided, however, that a change in the Participant’s title or reporting relationship solely due to the Company becoming a division, subsidiary or other similar part of a larger organization following a Reorganization Event or Change in Control Event shall not by itself constitute Good Reason; or (B) any material reduction in the Participant’s annual base compensation from and after such Reorganization Event or Change in Control Event, as the case may be. Notwithstanding the foregoing, “Good Reason” shall not be deemed to have occurred unless (x) the Participant provides the Company with written notice that the Participant intends to terminate employment for one of the grounds set forth in subsections (A) or (B) within sixty (60) days of such ground(s) arising, (y) if such ground is capable of being cured, the Company has failed to cure such ground within a period of thirty (30) days from the date of such written notice, and (z) the Participant terminates employment within six (6) months from the date that Good Reason first occurs.

“Cause” shall mean the occurrence of any of the following: (A) the Participant’s willful failure to perform in any material respect the Participant’s material duties or responsibilities for the Company, which is not cured within thirty (30) days of written notice thereof to the Participant from the Company; (B) repeated unexplained or unjustified absence from the Company inconsistent with the Participant’s duties and responsibilities for the Company, which continues without explanation or justification after written notice thereof to the Participant from the Company; (C) the Participant’s willful misconduct that causes material and demonstrable monetary or reputational injury to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than non-material assets); or (D) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

(2) Effect on Options. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Awards of Restricted Stock. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company, each Award of Restricted Stock shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Restricted Stock Unit Awards. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any RSU Award or any other agreement between a Participant and the Company, each RSU that vests solely based on continued service shall become immediately vested in full and free from forfeiture if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation

(5) Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR or Other Stock-Based Award.

11.
General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by, the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Section 5(g) or 6(e) with respect to repricings or Section 12(d) with respect to amendments to the Plan, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.
Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor Section 6(e) requiring stockholder approval of any Option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

AMENDMENT NO. 1 TO

2022 EQUITY INCENTIVE PLAN OF

KARYOPHARM THERAPEUTICS INC.

The 2022 Equity Incentive Plan (the “Plan”) of Karyopharm Therapeutics Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1. Section 4(a)(1)(A) of the Plan be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

9,100,000 shares of Common Stock; and

2. Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

* * *

Approved by the Board of Directors on March 30, 2023

Approved by the Stockholders on May 24, 2023

AMENDMENT NO. 2 TO

2022 EQUITY INCENTIVE PLAN OF

KARYOPHARM THERAPEUTICS INC.

The 2022 Equity Incentive Plan (the “Plan”) of Karyopharm Therapeutics Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1. Section 4(a)(1)(A) of the Plan be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

15,100,000 shares of Common Stock; and

2. Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

* * *

Approved by the Board of Directors on March 14, 2024

Approved by the Stockholders on [●], 2024

APPENDIX B

KARYOPHARM THERAPEUTICS INC.

AMENDED & RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN

February 10, 2023

The purpose of this Amended & Restated 2013 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Karyopharm Therapeutics Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), commencing at such time as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, 4,008,923 shares of Common Stock have been approved for this purpose.

This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

a)
they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

b)
they have been employed by the Company or a Designated Subsidiary for at least 30 days prior to enrolling in the Plan; and

c)
they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time as the Board shall determine. Each Offering will consist of a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings.

4. Participation. An employee eligible on the first day of a Plan Period of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the commencement of the applicable Plan Period. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock or restricted stock units, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

6. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares. On the first trading day of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last trading day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to that number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the first trading day of such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).

(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first trading day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first trading day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14 Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26. Effective Date and Approval of Stockholders. The 2013 Employee Stock Purchase Plan took effect on October 8, 2013 as approved by the stockholders of the Company as required by Section 423 of the Code, and the Amended & Restated 2013 Employee Stock Purchase Plan shall take effect on May 24, 2023, subject to approval by the stockholders of the Company, which approval must occur within twelve months of the adoption of the Amended & Restated 2013 Employee Stock Purchase Plan by the Board.

2013 Employee Stock Purchase Plan Adopted by the Board of Directors on October 8, 2013

2013 Employee Stock Purchase Plan Approved by the stockholders on October 22, 2013

Amended & Restated 2013 Employee Stock Purchase Plan approved by the Board of Directors on February 10, 2023

Amended & Restated 2013 Employee Stock Purchase Plan approved by the stockholders on May 24, 2023

AMENDMENT NO. 1 TO

THE KARYOPHARM THERAPEUTICS INC.

AMENDED & RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN

The Amended & Restated 2013 Employee Stock Purchase Plan (the “Plan”) of Karyopharm Therapeutics Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1. The second sentence of the first paragraph of the Plan be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

Subject to adjustment under Section 15 hereof, 9,008,923 shares of Common Stock have been approved for this purpose.

2. Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

* * *

Approved by the Board of Directors on March 14, 2024

Approved by the Stockholders on [●], 2024

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Karyopharm Therapeutics KARYOPHARM THERAPEUTICS INC. ATTN: SECRETARY 85 WELLS AVENUE 2ND FLOOR NEWTON, MA 02459 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/KPTI2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL If you have received printed proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V42259-P09689 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KARYOPHARM THERAPEUTICS INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the election of each of the director nominees. 1. To elect the following three Class II director nominees: 1) Deepika R. Pakianathan, Ph.D. 2) Richard Paulson, M.B.A. 3) Chen Schor, M.B.A., C.P.A. The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, and 6. For Against Abstain 2. To approve an amendment to the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance thereunder by 6,000,000 shares. 3. To approve an amendment to the Karyopharm Therapeutics Inc. Amended & Restated 2013 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares. 4. To approve a one-time stock option exchange program for non-executive officer employees. 5. To approve, on an advisory basis, the compensation of our named executive officers. 6. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournments or postponements thereof. Please sign your name(s) exactly as it(they) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 29, 2024: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V42260-P09689 Karyopharm Therapeutics THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 29, 2024 The stockholder(s) hereby appoint(s) Michael Mano and Michael Mason, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KARYOPHARM THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on May 29, 2024, via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2024, and any adjournments or postponements thereof. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN WITH RESPECT TO THE ANNUAL MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2, 3, 4, 5, AND 6 AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE